                                                    TERM SHEET SUPPLEMENT
                                     (For use with base prospectus dated March 27, 2007)

                                                 DLJ MORTGAGE CAPITAL, INC.
                                                     Sponsor and Seller

                                    CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                                          Depositor

                                                        ARMT Program
                                   ADJUSTABLE RATE MORTGAGE-BACKED PASS THROUGH CERTIFICATES
                                                     (Issuable in Series)
---------------------------------
You should consider carefully         Offered Certificates:
the risk factors beginning on     o   The depositor will sell the offered  certificates  of any series  pursuant to a prospectus
page S-7 in this term sheet               supplement  and the  related  base  prospectus.  The  certificates  will be  issued in
supplement.                               series,  each  having its own  designation.  Each series will be issued in one or more classes of senior  certificates and one or more classes of subordinated  certificates.
This term sheet supplement may            Each  class  will  evidence  beneficial  ownership  of,  and the right to a  specified
be used to offer and sell the             portion of future  payments  on, the mortgage  loans and any other assets  included in
certificates offered hereby               the related  trust.  A term sheet may  accompany  this term sheet  supplement  for any
only if accompanied by the                series  and may set  forth  additional  information  about  the  mortgage  loans,  the
prospectus.                               certificates and the trust for that series. Principal and interest, as applicable,  on the offered certificates will be paid monthly.
                                  o   The offered  certificates will represent  ownership  interests only in the Adjustable Rate
                                          Mortgage  Trust to which this term sheet  supplement  relates,  and will not represent ownership interests in or obligations of the sponsor,  the seller, the servicers,  the
                                          master  servicer,   the  special  servicer,   the  modification  oversight  agent  (if
                                          applicable),  the depositor, the trust administrator,  the trustee, the underwriter or any of their affiliates.
---------------------------------

Adjustable Rate Mortgage Trust:

    o   each  adjustable  rate mortgage  trust,  also referred to as the issuing  entity,  will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus  supplement for the particular  series of certificates and will consist of a pool of  adjustable-rate  and fixed-rate one- to four family residential first lien mortgage loans.
    o   the  adjustable-rate  mortgage  loans  generally  provide for a fixed  interest rate during an initial  period of one month,  three months,  six months,  one year, two years,  three years, four years, five years or seven years from the date of  origination  of the related  mortgage  loan and  thereafter  provide for  adjustments  to the interest  rate generally every six months or twelve months,  generally based on the one-month LIBOR, six-month LIBOR, one-year LIBOR or one-year CMT indices, as specified in the related mortgage note; and
    o   will make multiple REMIC elections for federal income tax purposes.

THE  ISSUER  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING  A  PROSPECTUS)  WITH THE SEC FOR THE  OFFERING  TO WHICH  THIS
COMMUNICATION  RELATES  WITH A FILE  NUMBER OF  333-135481.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION ABOUT THE ISSUER
AND  THIS  OFFERING.  YOU  MAY  GET  THESE  DOCUMENTS  FOR  FREE  BY  VISITING  EDGAR  ON THE  SEC  WEBSITE  AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE  ISSUER,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE TO SEND YOU THE
PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

THIS TERM SHEET IS NOT REQUIRED TO CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE BASE  PROSPECTUS AND
THE PROSPECTUS SUPPLEMENT  THAT WILL BE PREPARED  FOR THE  SECURITIES  OFFERING TO WHICH THIS TERM SHEET  RELATES.  THIS
TERM SHEET IS NOT AN OFFER TO
SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT
PERMITTED.

THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND MAY BE SUPERSEDED BY AN ADDITIONAL  TERM SHEET  PROVIDED TO YOU
PRIOR TO THE TIME YOU ENTER INTO A CONTRACT OF SALE. THIS  PRELIMINARY  TERM SHEET IS BEING DELIVERED TO YOU SOLELY TO
PROVIDE YOU WITH  INFORMATION
ABOUT THE OFFERING OF THE  SECURITIES  REFERRED TO HEREIN.  THE  SECURITIES  ARE BEING OFFERED WHEN, AS AND IF ISSUED.  IN
PARTICULAR, YOU ARE ADVISED THAT THESE  SECURITIES,  AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO  MODIFICATION OR
REVISION  (INCLUDING,  AMONG
OTHER THINGS,  THE  POSSIBILITY  THAT ONE OR MORE CLASSES OF SECURITIES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY
TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.  AS A RESULT,  YOU MAY COMMIT TO PURCHASE  SECURITIES THAT
HAVE  CHARACTERISTICS  THAT
MAY CHANGE,  AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS
DESCRIBED IN THESE MATERIALS.  OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE
UNDERLYING  TRANSACTION  HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.

A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT  CLASS HAS BEEN PRICED AND WE HAVE
CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY  “INDICATIONS  OF INTEREST”  EXPRESSED BY YOU, AND ANY “SOFT
CIRCLES”  GENERATED BY US, WILL NOT CREATE BINDING  CONTRACTUAL  OBLIGATIONS  FOR YOU OR US. YOU MAY WITHDRAW YOUR OFFER TO
PURCHASE  SECURITIES AT ANY TIME PRIOR TO OUR ACCEPTANCE OF YOUR OFFER.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS TERM SHEET
IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO
REPRESENTATION THAT THESE
MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT
APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED.  SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN
AUTOMATICALLY GENERATED AS A RESULT
OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                                                        Credit Suisse

                                                       April 9, 2007

                                                      TABLE OF CONTENTS

                                                           _______

ANNEX I         GLOBAL CLEARANCE, SETTLEMENT AND TAX
                DOCUMENTATION PROCEDURES...............................................................I-1

This term sheet  supplement is not required to, and does not,  contain all information that is required to be included in the related base prospectus and the prospectus supplement for any series.

This term sheet  supplement and any related term sheet for a series is not an offer to sell or a solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The  Attorney  General  of the  State  of New  York  has  not  passed  on or  endorsed  the  merits  of  this  offering.  Any representation to the contrary is unlawful.

This term sheet  supplement  is being  delivered  to you solely to provide  you with  information  about the  offering of the
Certificates  referred to in this term sheet  supplement  and any related  term sheet and to solicit an offer to purchase the
Certificates,  when, as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a  contractual  commitment  by you to  purchase  any of the  Certificates  until we have  accepted  your  offer  to  purchase
Certificates.  We will  not  accept  any  offer by you to  purchase  Certificates,  and you  will  not  have any  contractual commitment  to purchase any of the  Certificates  until after you have  received the term sheet  provided to you prior to the time you enter  into a contract  of sale.  You may  withdraw  your offer to  purchase  Certificates  at any time prior to our acceptance of your offer.

                                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS TERM
                                SHEET SUPPLEMENT, ANY RELATED TERM SHEET AND THE RELATED BASE
                                PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

         You should rely on the  information  contained in this  document or to which we have referred you in this term sheet supplement.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.

         We provide  information to you about the offered  certificates in two separate documents that progressively  provide more detail:

         o     The  accompanying  prospectus,  which  provides  general  information,  some of which may not apply to your series of certificates; and

         o     This term sheet supplement, which describes the specific terms of your series of certificates.

         The depositor’s  principal  executive  offices are located at Eleven Madison Avenue,  New York, New York 10010.  Its
telephone number is (212) 325-2000.

         We include  cross-references  in this term sheet  supplement  and the  accompanying  prospectus to captions in these materials where you can find further related discussions.

         References herein made to the trust, offered certificates,  mortgage loans,  mortgage pool,  prospectus  supplement, pooling and servicing  agreement,  assignment and  assumption  agreement and other similar terms refer only to the particular series of offered certificates to which this term sheet supplement relates.

                                                        EUROPEAN ECONOMIC AREA

         In relation to each Member  State of the European  Economic  Area which has  implemented  the  Prospectus  Directive
(each, a “Relevant  Member State”),  each  underwriter  will represent and agree that with effect from and including the date on which the Prospectus  Directive is implemented in that Relevant Member State (the “Relevant  Implementation  Date”) it has
not made and will not make an offer of  certificates  to the public in that Relevant Member State prior to the publication of a prospectus  in relation to the  certificates  which has been approved by the  competent  authority in that Relevant  Member
State or, where  appropriate,  approved in another  Relevant  Member State and  notified to the  competent  authority in that
Relevant Member State,  all in accordance with the Prospectus  Directive,  except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

         (a)   to legal  entities  which are  authorized  or  regulated  to operate in the  financial  markets  or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b)   to any  legal  entity  which  has two or more of (1) an  average  of at least 250  employees  during  the last financial  year;  (2) a total  balance sheet of more than  €43,000,000  and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

         (c)   in any other  circumstances  which do not  require  the  publication  by the  issuing  entity of a  prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this  provision,  the  expression  an “offer of  certificates  to the public” in relation to any certificates in any Relevant Member State means the  communication in any form and by any means of sufficient  information on the terms of the offer and the  certificates  to be offered so as to enable an investor  to decide to  purchase or  subscribe the  certificates,  as the same may be varied in that Member State by any measure  implementing  the Prospectus  Directive in that  Member  State  and  the  expression  “Prospectus  Directive”  means  Directive 2003/71/EC  and  includes  any  relevant implementing measure in each Relevant Member State.

                                                            UNITED KINGDOM

         Each underwriter will represent and agree that:

         (a)   it has only  communicated or caused to be communicated  and will only  communicate or cause to be communicated an  invitation  or  inducement  to engage in  investment  activity  (within  the  meaning of Section 21 of the
               Financial  Services and Markets Act (the “FSMA”))  received by it in connection  with the issue or sale of the certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

         (b)   it has complied and will comply with all  applicable  provisions  of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                                        RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you are encouraged to not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered certificates are complex securities. You are encouraged to possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the accompanying base prospectus in the context of your financial situation and tolerance for risk.

         You are encouraged to carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your certificates may          Losses on the mortgage loans may occur due to a wide variety of causes,
be affected by losses on the                 including a decline in real estate values, and adverse changes in the
mortgage loans, which could occur            borrower’s financial condition. A decline in real estate values or
for a variety of reasons.                    economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

Geographic concentration may affect          If the regional economy or housing market in an area representing a
risk of loss on the mortgage loans.          concentration of mortgage loans in the mortgage pool weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to certificateholders.  The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.  The depositor cannot predict whether, or to what extent or for how long, such events may occur.

                                             See “Description of the Mortgage Pool-General” in this term sheet supplement.
The underwriting guidelines used to          The mortgage loans were originated or acquired generally in accordance
originate the mortgage loans may             with the underwriting guidelines described in this term sheet
impact losses.                               supplement.  The underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by
                                             Fannie Mae or Freddie Mac.  In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

There is a risk that there may be a          Substantial delays could be encountered in connection with the
delay in receipt of liquidation              liquidation of defaulted mortgage loans.  Further, liquidation expenses
proceeds and liquidation proceeds            such as legal fees, real estate taxes and maintenance and preservation
may be less than the mortgage loan           expenses will reduce the portion of liquidation proceeds payable to you.
balance.                                     If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

Losses on the mortgage loans in the          The applicable coverage for special hazard losses, fraud losses and
senior-subordinate loan groups may           bankruptcy losses cover mortgage loans in all of the senior-subordinate
reduce the yield on the senior               loan groups.  Therefore, if mortgage loans in a senior-subordinate loan
certificates unrelated to that loan          group suffer a high level of these types of losses, it will reduce the
group.                                       available coverage for all of the Senior-Subordinate Certificates.
                                             Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in a senior-subordinate loan group suffers these types of losses, all of the Senior-Subordinate Certificates and Class C-B Certificates will be allocated a portion of that loss.

                                             Because the Class C-B Certificates represent interests in the mortgage loans in all the senior-subordinate loan groups, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the senior-subordinate loan groups.  Therefore, the allocation of realized losses on the mortgage loans to the Class C-B Certificates will reduce the subordination provided by those classes of certificates to all of the
                                             Senior-Subordinate Certificates, including the senior certificates related to the senior-subordinate loan groups that did not suffer any losses.  This will increase the likelihood that future realized losses may be allocated to senior certificates related to the senior-subordinate loan groups that did not suffer those previous losses.

                                             See “Description of the Certificates-Cross-Collateralization-The
                                             Senior-Subordinate Loan Groups” in this term sheet supplement.
The value of your certificates may           If the performance of the related mortgage loans is substantially worse
be reduced if losses are higher than         than assumed by the rating agencies, the ratings of any class of the
expected.                                    certificates may be lowered in the future. This would probably reduce the value of those certificates.  None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.
Limited Obligations

Payments on the mortgage loans are           The certificates represent interests only in the trust.  The certificates
the only source of payments on the           do not represent any interest in or any obligation of the depositor, the
offered certificates.                        servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the counterparties, the underwriter or any of their affiliates.  If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicers, the master servicer, the special servicer, the seller, the counterparties, the underwriter or any other entity, and will incur losses if the credit enhancement for their class of offered certificates is exhausted.

Liquidity Risks

You may have to hold your offered            A secondary market for the offered certificates may not develop. Even if
certificates to their maturity               a secondary market does develop, it may not continue or it may be
because of difficulty in reselling           illiquid.  Neither the underwriter nor any other person will have any
the offered certificates.                    obligation to make a secondary market in your certificates.  Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience
                                             illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.
Book-Entry Certificates

The absence of physical certificates         The offered certificates may not be issued in physical form.  Offered
may cause delays in payments and             certificates not issued in physical form will be transferable only
cause difficulty in pledging or              through The Depository Trust Company (referred to in this term sheet
selling the offered certificates.            supplement as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the absence of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send distributions directly to them. Instead, the trust administrator will send all distributions to DTC, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.
                                             See “Description of the Certificates-Book-Entry Registration” in this term sheet supplement.
Special Yield and Prepayment
Considerations

The yield to maturity on your                The yield to maturity on each class of offered certificates will depend
certificates will depend on various          on a variety of factors, including:
factors, including the rate of
prepayments.                                 o   the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

                                             o   the pass-through rate for that class;

                                             o   interest shortfalls due to mortgagor prepayments on the related mortgage loans;

                                             o   whether an optional termination or an auction of one or more loan groups occurs;

                                             o   the purchase price of that class; and

                                             o   whether losses on the mortgage loans are covered by credit enhancement.

                                             The rate of prepayments is one of the most important and least predictable of these factors.

                                             In general, if a class of certificates is purchased at a price higher than its outstanding certificate principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the               Since mortgagors can generally prepay their mortgage loans at any time,
mortgage loans will be affected by           the rate and timing of principal distributions on the offered
various factors.                             certificates are highly uncertain.  Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans.  Such reduced prepayments could result in a slower return of principal to holders of the offered certificates at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of certificates.  Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans.  Such increased prepayments could result in a faster return of principal to holders of the offered certificates at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of certificates.

                                             The interest rate on the adjustable-rate mortgage loans in the trust generally adjust after a one month, three month, six month, one year, two year, three year, four year, five year, seven year or ten year initial fixed-rate period.  We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans.  Adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing mortgage interest rates fall significantly, fixed-rate mortgage loans and adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates.
                                             The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors.  The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.
                                             Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the special servicer, the master servicer, any sub-servicer or their affiliates, and may include streamlined documentation programs.

                                             Some or all of the mortgage loans may impose a premium for certain early full or partial prepayments of a mortgage loan.  Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from four months to five years from the date of origination of such mortgage loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.  Any such prepayment premiums will either be retained by the related servicer or will be paid to the holder of the Class P Certificates and will not be available for payment of the offered certificates.

                                             The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured.  In addition, the special servicer, has the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent.  See “Servicing of Mortgage Loans-Optional Purchase
                                             of Defaulted Loans; Specially Serviced Loans” in this term sheet supplement.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

The yield on your certificates will          After an initial fixed-rate period, each adjustable-rate mortgage loan
also be affected by changes in the           provides for adjustments to the interest rate generally every six months
mortgage interest rate.                      or twelve months.  The interest rate on each adjustable-rate mortgage loan will adjust to equal the sum of an index and a margin. The interest rate on adjustable-rate mortgage loans may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”).  In addition, the interest rate on the adjustable-rate mortgage loans may be subject to an overall maximum and minimum interest rate. See “Description of the Mortgage Pool”
                                             in this term sheet supplement.

                                             With respect to the variable rate offered certificates, other than the floating rate loan group certificates, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations.  Each mortgage loan has a maximum mortgage interest rate and substantially all of the mortgage loans have a minimum mortgage interest rate.  Generally, the minimum mortgage interest rate is the applicable margin.  In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the certificates could be adversely affected.

                                             See “Description of the Mortgage Pool” and “Certain Yield and Prepayment
                                             Considerations” in this term sheet supplement.

                                             Your investment in the floating rate loan group certificates involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans.  In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap.  This will have the effect of reducing the pass-through rates on the related certificates (other than any class of floating rate loan group certificates covered by a related swap agreement), at least temporarily.  This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow generated from (i) excess interest on the mortgage loans in the related loan group on such distribution date pursuant to the priorities set forth in this term sheet
                                             supplement and (ii) from any related cap agreement.   Payments under any
                                             cap agreement are subject to the credit risk of the cap counterparty.  No assurances can be given that such additional funds will be available.

Amounts available under any related          Net swap payments payable to the supplemental interest trust trustee, on
swap agreement from the swap                 behalf of the supplemental interest trust, by the swap counterparty under
counterparty may be limited.                 a related swap agreement will be used to cover any interest shortfalls that may occur as a result of the decline in the net funds cap of the related group below the formula rate for the related certificates as described in the term sheet to this term sheet supplement, if applicable.  However, if the swap counterparty defaults on its obligations under the swap agreement, then there may be insufficient funds to cover such amounts.  If the swap counterparty defaults on its obligations under swap agreement, then the formula rate for the related certificates will become capped at the net funds cap of the related group as described in the term sheet to this term sheet supplement, if applicable.  To the extent that distributions on the related certificates depend in part on payments to be received by the supplemental interest trust trustee under the related swap agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the swap counterparty.

Interest Only Certificates are               Interest Only Certificates receive only payments of interest and are
especially sensitive to rapid                sensitive to variations in the rate of prepayments on the related
prepayments of the related mortgage          mortgage loans.  If the rate of prepayments on the related mortgage loans
loans.                                       is faster than expected, the yield to the Interest Only Certificates will be lower than expected and under certain prepayment scenarios an investor therein may not fully recoup their initial investment.

                                             On any distribution date on which the pass-through rate of any LIBOR
                                             Certificates is based on the net wac rate of the related loan group, the
                                             Interest Only Certificates with respect to that loan group may receive little or no distributions of interest.  In addition, amounts distributable to the Interest Only Certificates on any distribution date may be withheld to cover basis risk shortfalls on the LIBOR Certificates for the related loan group.  Any amounts so withheld will not be reimbursed to the holders of the Interest Only Certificates.

Interest only mortgage loans have a          Some or all of the mortgage loans may not provide for any payments of
greater degree of risk of default.           principal prior to a certain time, which may range from the first
                                             Adjustment Date of a mortgage loan to ten years from the origination of a mortgage loan.  These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

An optional termination or an                When the aggregate stated principal balance of the mortgage loans in all
auction sale of the trust may                of the pass-through rate loan groups has been reduced to 10% or less of
adversely affect the certificates.           their aggregate Cut-off Date Principal Balance, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the pass-through rate loan group mortgage loans.  If the terminating entity exercises its rights to purchase these mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the related certificates.

                                             When the aggregate stated principal balance of the mortgage loans in all floating rate loan groups has been reduced to 10% or less of the sum of their aggregate initial Cut-off Date Principal Balance and, if applicable, the amounts on deposit in any prefunding account on the closing date, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the floating rate loan group mortgage loans.  If the terminating entity exercises its rights to purchase the floating rate loan group mortgage loans as described above, such purchase would cause an early retirement of the floating rate loan group certificates.

                                             If the option to purchase the pass-through rate loan group mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the pass-through rate loan group mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in a pass-through rate loan group, the trust administrator will conduct an auction to sell the pass-through rate loan group mortgage loans.

                                             If the option to purchase the floating rate loan group mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the floating rate loan group mortgage loans declines below 5%
                                             or less of the sum of their aggregate initial Cut-off Date Principal
                                             Balance and the amounts on deposit in any prefunding account on the closing date, the trust administrator will conduct an auction to sell the floating rate loan group mortgage loans.

                                             See “Pooling and Servicing Agreement-Optional Termination; Terminating
                                             Auction Sale” in this term sheet supplement.

                                             If either an option termination or an auction occurs, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related certificateholders.  This would have the same effect as if all of the remaining mortgagors made prepayments in full.
                                             Any class of certificates purchased at a premium could be adversely affected by an optional purchase or an auction sale of the related group or groups of mortgage loans.

                                             See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Inadequate amount of subsequent mortgage     If the amount of subsequent mortgage loans for any floating rate loan
loans will affect the timing and rate of     group purchased by the trust is less than the amount deposited in the
return on an investment in the offered       prefunding account on the closing date, if applicable, holders of the
certificates related to the related          offered certificates related to such loan group that are entitled to
floating rate loan group.                    payments of principal will receive a prepayment of principal of the amount remaining in the prefunding account on the distribution date set forth in the prospectus supplement.  The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the applicable initial mortgage loans; however, the aggregate characteristics of the mortgage loans in such loan group after the prefunding period may differ from the aggregate characteristics of the initial mortgage loans in such loan group as of the closing date.

                                             See “Description of the Mortgage Pool-Prefunding and Conveyance of
                                             Subsequent Mortgage Loans” in this term sheet supplement.
Potential Inadequacy of Credit
Enhancement
                                             The subordination, overcollateralization and other credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that the related classes of certificates in varying degrees will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.  None of the depositor, the seller, the servicers, the special servicer, the trustee, the underwriter, the master servicer or the trust administrator will have any obligation to supplement any credit enhancement.

Certain factors may limit the amount         In order to create overcollateralization, it will be necessary that the
of excess interest on the mortgage           floating rate loan group mortgage loans generate more interest than is
loans in the floating rate loan              needed to pay interest on the floating rate loan group certificates and
groups thereby reducing                      the related fees and expenses of the trust.  We expect that the floating
overcollateralization.                       rate loan group mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the floating rate loan group mortgage loans is higher than the net WAC rate on the floating rate loan group certificates.  We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies’ targeted
                                             overcollateralization level.  The following factors will affect the amount of excess interest that the floating rate loan group mortgage loans will generate:

                                             o   Prepayments.  Each time a floating rate loan group mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  Prepayment of a disproportionately high number of floating rate loan group mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.

                                             o   Defaults.  The actual rate of defaults on the floating rate loan group mortgage loans may be higher than expected.  Defaulted floating group mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

                                             o   Level of One-Month LIBOR.  If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related floating rate loan group certificates, so less money will be available as excess interest.
Holding Subordinate Certificates
Creates Additional Risks

                                             The protections afforded the senior certificates in this transaction create risks for the subordinate certificates.  Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

                                             o   Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

                                             o   Except under the circumstances described in this term sheet supplement, the Class C-B Certificates entitled to principal are not entitled to a full proportionate share of principal prepayments on the related mortgage loans until the beginning of the twelfth year after the closing date.  In addition, if certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to such classes of Class C-B
                                                  Certificates with higher alphanumerical class designations will be paid to classes of Class C-B Certificates with lower alphanumerical class designations.

                                             o   If the related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the related subordinate certificates.

                                             o   The Floating Rate Loan Group Subordinate Certificates are not
                                                  expected to receive principal distributions until, at the earliest, the distribution date set forth in the prospectus supplement, unless the class principal balances of the Floating Rate Loan Group Senior
                                                  Certificates have been reduced to zero prior to such date.

                                             o   After extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate certificates in reverse order of their priority of payment.  A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder.  A lower class principal balance will result in less interest accruing on the certificate.

                                             o   The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

If Servicing is Transferred,
Delinquencies May Increase

                                             In certain circumstances, the entity specified in the pooling and servicing agreement or its transferee may request that SPS or the master servicer resign and appoint a successor servicer or master servicer, as applicable.  If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates.

                                             The servicing function for the mortgage loans for which SPS will be responsible for servicing under the pooling and servicing agreement has recently been transferred to SPS.  Servicing transfers may result in a temporary increase in delinquencies on the transferred mortgage loans.

                                             In addition, at the option of the sponsor, the servicing function for all or a portion of the mortgage loans serviced by SPS will be transferred to a successor servicer that meets the requirements of a successor servicer in the pooling and servicing agreement.  Such successor servicer may service such mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement.  We cannot assure you that such servicing transfer will occur.

                                             Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems.  Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans.  There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

Violation of Various Federal and State
Laws May Result in Losses on the Mortgage
Loans
                                             Applicable state laws generally regulate interest rates and other charges, require certain  disclosures, and require licensing of mortgage loan originators.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                             The mortgage loans are also subject to federal laws, including:

                                             o   the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

                                             o   the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
                                                  Credit Protection Act, in the extension of credit; and

                                             o   the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

                                             Violations of certain provisions of these state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement.  In particular, the originator’s failure to comply with certain requirements of the Federal
                                             Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the obligors’ rescinding the mortgage loans against the trust.

                                             The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws)
                                             applicable to the origination of each mortgage loan sold by it have been complied with.  In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this term sheet supplement.
Recent Events

                                             The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

                                             The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The
                                             Servicemembers Civil Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The Servicemembers
                                             Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates in the related loan group on a pro rata basis.  In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

                                             Several hurricanes which have struck Louisiana, Alabama, Mississippi,
                                             Texas and Florida in 2005 may have adversely affected mortgaged properties located in those states.  The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date.  In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgage loan, the related seller will be required to repurchase the related mortgage loan from the trust.  We do not know how many mortgaged properties have been or may be affected by the hurricanes.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if a related seller fails to repurchase any mortgage loan that breaches this representation and warranty.  Any such repurchases may shorten the weighted average lives of the related offered certificates.

Recent Developments Affecting SPS

                                             In the past, SPS entered into consent  agreements with certain  regulatory agencies,  including a Consent  Agreement dated November 23, 2003 with the
                                             FTC and HUD. In some of these agreements,  while not admitting  liability,
                                             SPS agreed to refund  certain  amounts  to  consumers,  establish  redress funds,  refrain  from  engaging in certain  actions or  implement  certain practices prospectively.

                                             SPS is  examined  for  compliance  with state and local  laws by  numerous regulators.  No  assurance  can be given  that SPS's  regulators  will not inquire into its  practices,  policies or procedures in the future.  It is possible that any of SPS's  regulators  will order SPS to change or revise its  practices,  policies or procedures in the future.  Any such change or revisions  may have a  material  impact on the  future  income  from SPS's operations.

                                             The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

         Some of the statements  contained or  incorporated by reference in this term sheet  supplement and the  accompanying base  prospectus  consist of  forward-looking  statements  relating to future  economic  performance or projections and other financial items.  These  statements can be identified by the use of  forward-looking  words such as “may,” “will,”  “should,”
“expects,”  “believes,”  “anticipates,”  “estimates,”  “assumed  characteristics,”   “structuring  assumptions,”  “prepayment
assumption,”  or other  comparable  words.  Forward-looking  statements  are subject to a variety of risks and  uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties  include,  among others, general economic and business  conditions,  competition,  changes in political,  social and economic  conditions,  regulatory initiatives and compliance with governmental  regulations,  customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future,  what actually  happens may be very different from what we predict in our forward-looking statements.

                                                        INTRODUCTION

         The depositor will establish an Adjustable  Rate Mortgage Trust relating to each series of Adjustable  Rate Mortgage
Backed  Pass-Through  Certificates  on the closing date,  pursuant to a pooling and servicing  agreement among the depositor, the  seller,  the  servicers  (except  for the  designated  servicers),  the  master  servicer,  the  special  servicer,  the modification oversight agent (if applicable), the trustee and the trust administrator, dated as of the cut-off date.

         Some capitalized  terms used in this term sheet  supplement have the meanings given below under  “Description of the
Certificates-Glossary  of Terms-The  Senior-Subordinate  Loan Groups” and “-The Floating Rate Loan Group  Certificates” or in
the prospectus under “Glossary.”

                                              DESCRIPTION OF THE MORTGAGE POOL

General

         Information  relating to the  mortgage  loans to be included in the  mortgage  pool will be presented in the related term sheet.

         The mortgage  loans  acquired by the depositor  from  DLJ Mortgage  Capital,  Inc.  (“DLJ  Mortgage  Capital”)  were previously  purchased by DLJ Mortgage  Capital in secondary  market  transactions  from various mortgage loan originators and purchasers.  The sponsor  selected the mortgage  loans for sale to the depositor  from among its portfolio of mortgage  loans based on a variety of considerations,  including type of mortgage loan, geographic concentration,  range of mortgage interest rates,  principal  balance,  credit scores and other  characteristics.  In making this  selection,  the  depositor  took into account  investor  preferences  and the depositor’s  objective of obtaining the most favorable  combination of ratings on the certificates.

         Under the pooling and  servicing  agreement,  the  depositor  will assign the mortgage  loans to the trustee for the benefit of the holders of the certificates.

         The mortgage  loans will be secured by first liens on fee simple  interests  or  leaseholds  in one- to  four-family residential real properties.  The property  securing a mortgage loan is referred to as the mortgaged  property.  The mortgage pool will  consist  of  mortgage  loans  with  terms to  maturity  of  generally  30 years  from the date of  origination  or modification.

         Each mortgage loan will be a conventional  fixed-rate mortgage loan or adjustable-rate  mortgage loan evidenced by a mortgage note.

         Substantially  all of the mortgage  loans will contain  “due-on-sale”  clauses.  The  enforcement  of a  due-on-sale clause will generally  have the same effect as a prepayment on a mortgage  loan.  Some of the mortgage loans may be assumable by purchasers  of the mortgaged  property  rather than prepaid by the related  borrowers in connection  with the sales of the those  mortgage  properties.  Any such  assumption  will reduce the rate of  prepayments of the mortgage loans and extend the weighted  average life of the related  offered  certificates.  See “Yield,  Prepayment  and Maturity  Considerations”  in the
prospectus.

         Substantially  all of the mortgage  loans will  provide for  payments due on the first day of each month.  Scheduled monthly  payments made by the  mortgagors on the initial  mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

         As of the cut-off date, the initial  mortgage loans will have the  characteristics  as indicated in the related term sheet.

         A portion of the mortgage loans may be 30 days or more delinquent as of the cut-off date.

         No mortgage loan may be subject to a buydown agreement.

         A portion of the  aggregate  Cut-off Date  Principal  Balance of the mortgage  loans may have an original  principal balance that conforms to Fannie Mae and Freddie Mac guidelines.

         For purposes of describing the delinquency  characteristics  of the mortgage loans in the prospectus  supplement,  a mortgage loan is considered  to be delinquent  when a payment due on any due date remains  unpaid as of the close of business on the last business day  immediately  prior to the next monthly due date.  The  determination  as to whether a mortgage loan falls into this  category  is made as of the close of  business  on the last  business  day of each  month.  For  example,  a mortgage  loan with a payment due on January 1 that  remained  unpaid as of the close of business on January 31 would then be described as 30 to 59 days  delinquent in the  description of the mortgage loans  contained in the prospectus  supplement for
February.

         Some of the mortgages  loan may provide for payment of a prepayment  premium in connection  with certain  voluntary, full or partial  prepayments  made within the period of time specified in the related mortgage note,  generally  ranging from four  months to five years from the date of  origination  of such  mortgage  loan.  The amount of the  applicable  prepayment premium,  to the extent  permitted under applicable law, will be as provided in the related  mortgage note;  generally,  such amount  is equal to three  months’  interest  on any  amounts  prepaid  during  any  12-month  period in excess of 20% of the original  principal  balance of the  related  mortgage  loan or a  specified  percentage  of the  amounts  prepaid.  Any such prepayment  premiums  will  either  be  retained  by the  related  servicer  or will be paid  to the  holder  of the  Class P
Certificates and will not be available for payment of the offered certificates.

         All of the initial  mortgage  loans as of the cut-off date will have LTV ratios at  origination  of 100% or less. It is anticipated  that, with some  exceptions,  each initial mortgage loan with an LTV ratio at origination of greater than 80%
will be covered by a primary mortgage guaranty  insurance policy issued by a mortgage  insurance company acceptable to Fannie
Mae or Freddie Mac, or any nationally  recognized  statistical rating  organization.  The primary mortgage guaranty insurance policy referred to in the immediately  preceding  sentence will not be required for any of these initial mortgage loans after the date on which the related LTV ratio is 80% or less or, based on a new appraisal,  the principal  balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law.

         Mortgage  loans may be secured by  mortgaged  properties  with  respect to which  second  lien  mortgage  loans were originated at the same time as the first lien mortgage  loan.  The owners of the mortgaged  properties may obtain second lien mortgage loans at any time without the sponsor’s  knowledge and, thus,  more mortgaged  properties  than described  above may also secure second lien mortgage loans.

         The loan-to-value (“LTV”) ratio of a mortgage loan at any given time is a fraction,  expressed as a percentage,  the numerator of which is the stated principal  balance of the mortgage loan at the date of determination  and the denominator of which is (a) in the case of a purchase,  the lesser of the selling price of the related mortgaged  property and its appraised value  determined  in an appraisal  obtained by the  originator at  origination  of the mortgage loan or (b) in the case of a refinance,  the appraised value of the mortgaged  property at the time of such refinance.  No assurance can be given that the value of any  mortgaged  property has remained or will remain at the level that  existed on the  appraisal or sales date.  If residential  real estate values overall or in a particular  geographic  area decline,  the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

Mortgage Adjustment Rate of Adjustable Rate Mortgage Loans

         Generally,  each adjustable  rate mortgage loan has an initial fixed mortgage  interest rate for  approximately  one month,  three  months,  six  months,  one year,  two years,  three  years,  four  years,  five years or seven years after the origination  of such mortgage  loan.  Each mortgage note related to an adjustable  rate mortgage loan  generally will provide for  adjustments  to the mortgage  interest rate thereon on or about one month from,  three months from,  six months from, or the first,  second,  third,  fourth,  fifth or seventh  anniversary of, the first due date, as applicable,  and in each case, generally either every one month, six months or twelve months  thereafter  (each, an “Adjustment  Date”).  On each Adjustment
Date, the mortgage  interest rate on each  adjustable  rate mortgage loan will adjust to the sum of the applicable  Index and the number of basis points  specified in the applicable  mortgage note (the  “Margin”),  rounded to the nearest one eighth of one percent,  subject to the limitation that, with respect to certain  mortgage loans, the mortgage  interest rate after such adjustment on each  Adjustment  Date may not vary from the mortgage  interest rate in effect prior to such adjustment by more than the number of basis  points  specified in the mortgage  note (the  “Periodic  Cap”).  In  addition,  adjustments  to the mortgage  interest rate for all of the  adjustable  rate mortgage  loans are subject to a lifetime  maximum  interest rate (a
“Rate  Ceiling”).  Substantially  all of the adjustable rate mortgage loans specify a lifetime minimum interest rate (a ”Rate
Floor”)  which in most cases is equal to the Margin for that mortgage  loan.  Except with respect to any  adjustments  during an initial  interest only period,  on the first due date following each  Adjustment  Date for each  adjustable  rate mortgage loan, the monthly  payment for the mortgage loan will be adjusted,  if necessary,  to an amount that will fully amortize such mortgage loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

Interest Only Mortgage Loans

         Some or all of the mortgage  loans (in each case by Cut-off Date  Principal  Balance) (the  “Interest  Only Mortgage
Loans”) will not provide for any payments of principal  prior to a certain  time,  which may range from the first  Adjustment
Date of a mortgage loan to ten years from the origination of a mortgage loan.

The Indices

         The Indices for the initial  adjustable-rate  mortgage  loans in each loan group  generally will be as One-Year CMT,
One-Month LIBOR, Six-Month LIBOR or One-Year LIBOR.

         One-Month LIBOR

         “One Month LIBOR” is defined to be the rate for one month U.S.  dollar  denominated  deposits  offered in the London interbank  market as  published  by The Wall Street  Journal,  or some other  source  generally  accepted in the  residential mortgage loan origination  business,  including  Fannie Mae, and most recently  available as of the first business day of the month  immediately  preceding the month of the applicable  Adjustment  Date. In the event such Index is no longer  available, the applicable  servicer or the master  servicer will select a substitute  Index in accordance  with the terms of the related mortgage note and in compliance with federal and state law.

         Listed below are historical  values of certain average  yields,  which are related to One-Month  LIBOR.  The monthly averages  shown are  intended  only to provide an  historical  summary of the  movements  in  One-Month  LIBOR and may not be indicative  of future  rates.  The values  shown below have been  obtained  from  Bloomberg  L.P. and may not be identical to
One-Month LIBOR as published by a different source for the same period.

                                                                One-Month LIBOR
Month                 2007         2006         2005        2004         2003          2002         2001         2000
January             5.32000%     4.57000%     2.59000%    1.10000%     1.34000%      1.84750%     5.57000%     5.88500%
February            5.32000      4.63313      2.71625     1.09750      1.33750       1.87000      5.20750      5.91875
March               5.32000      4.82938      2.87000     1.09000      1.30000       1.87875      5.08000      6.13250
April                            5.04000      3.08875     1.10000      1.32000       1.84000      4.43250      6.29125
May                              5.11063      3.13000     1.11375      1.32000       1.84375      4.05750      6.65375
June                             5.33438      3.34000     1.36875      1.12000       1.83875      3.86250      6.64188
July                             5.39060      3.51875     1.50375      1.10000       1.82000      3.75000      6.62063
August                           5.33000      3.70000     1.67000      1.11938       1.82000      3.58125      6.63000
September                        5.32180      3.86375     1.84000      1.12000       1.81125      2.63000      6.61750
October                          5.32000      4.09000     2.00000      1.12000       1.71625      2.28750      6.62000
November                         5.35000      4.29375     2.29000      1.17000       1.43875      2.11875      6.80375
December                         5.32188      4.39000     2.40000      1.12000       1.38000      1.87375      6.56125

         Six-Month LIBOR

         “Six-Month  LIBOR” is defined to be the rate for six-month U.S. dollar  denominated  deposits  offered in the London interbank  market as  published  by The Wall Street  Journal,  or some other  source  generally  accepted in the  residential mortgage loan origination  business,  including  Fannie Mae, and most recently  available as of the first business day of the month  immediately  preceding the month of the applicable  Adjustment  Date. In the event such Index is no longer  available, the applicable  servicer or the master  servicer will select a substitute  Index in accordance  with the terms of the related mortgage note and in compliance with federal and state law.

         Listed below are historical  values of certain average  yields,  which are related to Six-Month  LIBOR.  The monthly averages  shown are  intended  only to provide an  historical  summary of the  movements  in  Six-Month  LIBOR and may not be indicative  of future  rates.  The values  shown below have been  obtained  from  Bloomberg L.P.  and may not be identical to
Six-Month LIBOR as published by a different source for the same period.

                                                              Six-Month LIBOR
Month                 2007         2006         2005        2004         2003        2002         2001         2000
January             5.40125%     4.81000%     3.11000%    1.21375%     1.34875%    2.03375%     5.26250%     6.28875%
February            5.33000      4.99000      3.04670     1.17000      1.34000     2.03000      4.90750      6.33125
March               5.32969      5.14000      3.46000     1.16000      1.23125     2.33000      4.71000      6.52625
April                            5.22000      3.40875     1.38000      1.29000     2.12000      4.30250      6.73125
May                              5.33000      3.53750     1.57750      1.21375     2.08000      3.98000      7.10500
June                             5.58938      3.71000     1.94000      1.11938     1.95625      3.90875      7.00000
July                             5.51000      3.92375     1.98000      1.14625     1.87000      3.68875      6.89375
August                           5.43125      4.05500     1.99000      1.19750     1.79500      3.45250      6.83000
September                        5.37000      4.23063     2.19625      1.18000     1.71000      2.52250      6.76000
October                          5.38750      4.46625     2.31250      1.23000     1.60000      2.14625      6.72000
November                         5.34688      4.60063     2.63500      1.25875     1.46875      2.03000      6.64000
December                         5.37000      4.70000     2.92000      1.22000     1.38000      1.98125      6.20375

         One-Year LIBOR

         “One-Year  LIBOR” is defined to be the rate for one-year  U.S.  dollar  denominated  deposits  offered in the London interbank  market as published in The Wall Street  Journal and most  recently  available as of the first  business day of the month  immediately  preceding the month of the applicable  Adjustment  Date. In the event such Index is no longer  available, the applicable  servicer or the master  servicer will select a substitute  Index in accordance  with the terms of the related mortgage note and in compliance with federal and state law.

         Listed below are historical  values of certain  average  yields,  which are related to One-Year  LIBOR.  The monthly averages  shown are  intended  only to provide  an  historical  summary of the  movements  in  One-Year  LIBOR and may not be indicative  of future  rates.  The values  shown below have been  obtained  from  Bloomberg  L.P. and may not be identical to
One-Year LIBOR as published by a different source for the same period.

                                                              One-Year LIBOR
Month                 2007         2006        2005        2004         2003         2002        2001         2000
January             5.43125%     4.94000%     3.46000%   1.47625%     1.45000%     2.49125%    5.17375%     6.75000%
February            5.23813      5.15000      3.37810    1.36750      1.38125      2.43000     4.88375      6.76375
March               5.22000      5.28750      3.84500    1.35125      1.28000      3.00250     4.66750      6.94375
April                            5.33063      3.68625    1.83000      1.35750      2.63375     4.44125      7.10125
May                              5.42625      3.78000    2.05750      1.21125      2.59125     4.24250      7.50125
June                             5.69313      3.88000    2.46250      1.19000      2.28625     4.18375      7.18000
July                             5.53938      4.16250    2.43375      1.26625      2.09000     3.82000      7.08000
August                           5.41000      4.24000    2.30000      1.43000      1.89625     3.56375      6.97000
September                        5.29750      4.44000    2.48250      1.30000      1.72500     2.64250      6.80125
October                          5.34125      4.72000    2.54625      1.48000      1.63625     2.27188      6.73000
November                         5.24000      4.79000    2.98000      1.56250      1.72750     2.38625      6.55500
December                         5.32938      4.83875    3.23500      1.45688      1.44938     2.44250      6.00000

         One-Year CMT

         “One-Year  CMT” is defined  to be the weekly  average  yield on United  States  Treasury  Securities  adjusted  to a constant  maturity of one year, as made available by the Federal  Reserve  Board,  published in Federal  Reserve  Statistical
Release  H.15(519) and most recently  available as of the date 45 days before the  applicable  Adjustment  Date. In the event such Index is no longer  available,  the  applicable  servicer  or the master  servicer  will  select a  substitute  Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

         Listed below are historical  values of certain average  yields,  which are related to One-Year CMT. The values shown are the average  monthly  yields on United States  Treasury  Securities  adjusted to a constant  maturity of one-year for the months  indicated,  published by the Federal Reserve Board. By contrast,  One-Year CMT is determined by reference to a weekly average yield on United States  Treasury  Securities  adjusted to a constant  maturity of one year,  rather than such monthly average yields.  The monthly averages shown are intended only to provide an historical  summary of the movements in yields on
United  States  Treasury  Securities  adjusted to a constant  maturity of one year and may not be indicative of future rates.
The values  shown below have been  obtained  from  Bloomberg  L.P. and may not be identical to One-Year CMT as published by a different source for the same period.

                                                           One-Year CMT
Month                2007        2006         2005       2004       2003       2002        2001       2000
January              5.09%       4.45%        2.86%      1.24%      1.36%      2.16%      4.81%       6.12%
February             5.05        4.68         3.03       1.24       1.30       2.23       4.68        6.22
March                4.92        4.77         3.30       1.19       1.24       2.57       4.30        6.22
April                            4.90         3.32       1.43       1.27       2.48       3.98        6.15
May                              5.00         3.33       1.78       1.18       2.35       3.78        6.33
June                             5.16         3.36       2.12       1.01       2.20       3.58        6.17
July                             5.22         3.64       2.10       1.12       1.96       3.62        6.08
August                           5.08         3.87       2.02       1.31       1.76       3.47        6.18
September                        4.97         3.85       2.12       1.24       1.72       2.82        6.13
October                          5.01         4.18       2.23       1.25       1.65       2.33        6.01
November                         5.01         4.33       2.50       1.34       1.49       2.18        6.09
December                         4.95         4.35       2.67       1.31       1.45       2.22        5.60

Mortgage Loan Statistical Information

         Certain  statistical  characteristics  of the initial mortgage loans to be deposited in the mortgage pool, as of the initial cut-off date unless otherwise indicated, will be set forth in the related term sheet.

Prefunding and Conveyance of Subsequent Mortgage Loans

         On the closing  date,  funds may be deposited  into a prefunding  account  established  and  maintained by the trust administrator on behalf of the  certificateholders  of one or more of the floating rate loan groups.  The amount deposited in any  prefunding  account  will be used to  purchase  additional  mortgage  loans for a certain  floating  rate loan  group or floating rate loan groups,  referred to in this term sheet  supplement as the  “subsequent  mortgage  loans.” Any  investment income earned from amounts in any prefunding  account shall be paid to the depositor,  and will not be available for payments on the certificates.  With respect to any prefunding  account,  during the period from the closing date until the earliest of
(i) the date on which the amounts on deposit in such prefunding  account have been reduced to zero,  (ii) an event of default occurs under the pooling and  servicing  agreement or (iii) a date to be specified in the related term sheet,  such period is referred to in this term sheet  supplement  as the  “prefunding  period,” the  depositor  is expected to purchase  subsequent mortgage loans from the seller,  or other mortgage loan sellers,  and sell such subsequent  mortgage loans to the trust.  The purchase price for each subsequent  mortgage loan will equal the principal balance of such subsequent  mortgage loan and will be paid from the related  prefunding  account.  Accordingly,  the purchase of  subsequent  mortgage  loans will  decrease the amount on deposit in the related  prefunding  account and increase the  aggregate  Stated  Principal  Balance of the mortgage loans such loan group or groups.

         The characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans.

         The obligation of the trust to purchase  subsequent  mortgage loans during a prefunding period, if applicable,  will be subject requirements as set forth in the prospectus supplement.

Underwriting Standards

         The  mortgage  loans  either have been or will be  originated  by the seller or purchased by the seller from various banks,  savings and loan  associations,  mortgage  bankers  (which may or may not be  affiliated  with that seller) and other mortgage loan  originators  and  purchasers of mortgage  loans in the secondary  market,  and have been or will be originated generally in accordance with the underwriting criteria described herein.

         The  underwriting  standards  applicable to the mortgage  loans  typically  differ from,  and are, with respect to a substantial  number of mortgage loans,  generally less stringent than, the underwriting  standards  established by Fannie Mae or Freddie Mac primarily  with respect to original  principal  balances,  loan-to-value  ratios,  borrower  income,  required documentation,  interest  rates,  borrower  occupancy of the mortgaged  property  and/or  property  types.  To the extent the programs reflect  underwriting  standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans  thereunder  may reflect  higher  delinquency  rates and/or  credit  losses.  In addition,  certain  exceptions  to the underwriting  standards  described herein are made in the event that  compensating  factors are demonstrated by a prospective borrower.  Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re-underwritten any mortgage loan.

         Generally,  each mortgagor  will have been required to complete an  application  designed to provide to the original lender  pertinent  credit  information  concerning the mortgagor.  As part of the  description of the  mortgagor’s  financial condition,  the  mortgagor  will have  furnished  information  with  respect to its assets,  liabilities,  income  (except as described below), credit history,  employment history and personal  information,  and furnished an authorization to apply for a credit  report  which  summarizes  the  mortgagor’s  credit  history  with local  merchants  and  lenders and any record of bankruptcy.  The  mortgagor  may also have been  required to authorize  verifications  of deposits at financial  institutions where the mortgagor had demand or savings  accounts.  In the case of investment  properties and two- to four-unit  dwellings, income derived from the mortgaged property may have been considered for underwriting  purposes,  in addition to the income of the mortgagor  from other  sources.  With respect to mortgaged  property  consisting  of vacation or second homes,  no income derived from the property  generally will have been considered for underwriting  purposes.  In the case of certain  borrowers with  acceptable  payment  histories,  no income will be  required to be stated (or  verified)  in  connection  with the loan application.

         Based on the data provided in the application and certain  verification  (if required),  a determination  is made by the  original  lender that the  mortgagor’s  monthly  income (if  required  to be stated)  will be  sufficient  to enable the mortgagor to meet its monthly  obligations on the mortgage loan and other  expenses  related to the property such as property taxes,  utility  costs,  standard  hazard  insurance  and other fixed  obligations  other than housing  expenses.  Generally, scheduled  payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled  payments on obligations that extend beyond ten months equal no more than a specified  percentage of the prospective  mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting  criteria,  including the
LTV ratio of the mortgage  loan.  The  originator  may also consider the amount of liquid  assets  available to the mortgagor after origination.

         The  mortgage  loans  have  been  originated  under  “full  documentation,”  “alternative  documentation,”  “reduced documentation,”  “stated income/stated assets” or “no income/no asset” programs.  The “alternative  documentation,”  “reduced documentation,”  “stated  income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full  documentation  programs which generally require standard Fannie  Mae/Freddie Mac approved forms for  verification of  income/employment,  assets and certain  payment  histories.  Generally,  an “alternative documentation”  program  requires  information  regarding the  mortgagor’s  income (i.e.,  W 2 forms,  tax returns and/or pay stubs) and assets (i.e.,  bank  statements)  as does a “full  documentation”  loan,  however,  alternative  forms of standard verifications are used.  Generally,  under both “full  documentation” and “alternative  documentation”  programs at least one year of income documentation is provided.  Generally,  under a “reduced  documentation”  program, either no verification of a mortgagor’s  stated income is undertaken by the originator or no  verification  of a mortgagor’s  assets is undertaken by the originator.  Under a “stated  income/stated  assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets  is  undertaken  by the  originator  although  both  income  and  assets  are  stated  on the loan  application  and a
“reasonableness  test” is applied.  Generally,  under a “no income/no asset” program,  the mortgagor is not required to state his or her  income or assets and  therefore,  no  verification  of such  mortgagor’s  income or assets is  undertaken  by the originator.  The  underwriting  for mortgage loans  originated  under the “no income/no asset” program may be based primarily or entirely on the  estimated  value of the  mortgaged  property and the LTV ratio at  origination  as well as on the payment history and credit score.

         The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan will  generally have been  determined  by an  appraisal  in  accordance  with  pre  established  appraisal  procedure  guidelines  for  appraisals established by or acceptable to the originator.  All appraisals  conform to the Uniform  Standards of Professional  Appraisal
Practice adopted by the Appraisal  Standards Board of the Appraisal  Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff  appraisers  employed by the  originator or independent  appraisers  selected in accordance  with pre established  appraisal  procedure  guidelines  established by the  originator.  The appraisal  procedure guidelines  generally  will have required the  appraiser or an agent on its behalf to personally  inspect the property and to verify  whether the property was in good  condition and that  construction,  if new, had been  substantially  completed.  The appraisal  generally  will have been based upon a market data  analysis of recent sales of  comparable  properties  and, when deemed  applicable,  an analysis  based on income  generated  from the property or a replacement  cost analysis  based on the current cost of constructing or purchasing a similar  property.  Under some reduced  documentation  programs,  the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

DLJ Mortgage Capital Underwriting Standards

         The sponsor  acquires  mortgage loans through its whole-loan  flow  acquisition  channel from  originators  that the sponsor has determined met its qualified  correspondent  requirements.  Such standards require that the following  conditions be satisfied:  (i) the related  mortgage loans were  originated  pursuant to a mortgage loan purchase  agreement  between the sponsor and the applicable  qualified  correspondent  that  contemplated that such qualified  correspondent  would underwrite mortgage loans from time to time,  for sale to the sponsor,  in accordance  with  underwriting  guidelines  designated by the sponsor  (“Designated  Guidelines”) or guidelines that do not vary  materially  from such  Designated  Guidelines;  (ii) such mortgage  loans were in fact  underwritten  as described in clause (i) above and were acquired by the sponsor within 270 days after  the  related  origination  dates;  (iii)  the  Designated  Guidelines  were,  at the time  such  mortgage  loans  were underwritten,  designated by the sponsor on a consistent  basis for use by originators  in  originating  mortgage loans to be purchased  by the sponsor;  and (iv) the sponsor  employed,  at the time such  mortgage  loans were  acquired by the sponsor, certain quality assurance procedures designed to ensure that the applicable  qualified  correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by the sponsor.

         Underwriting Standards

           The  underwriting  standards  applicable to the mortgage loans  typically  differ from, and are, with respect to a substantial  number of mortgage loans,  generally less stringent than, the underwriting  standards  established by Fannie Mae or Freddie Mac primarily  with respect to original  principal  balances,  loan to value  ratios,  borrower  income,  required documentation,  interest  rates,  borrower  occupancy of the mortgaged  property  and/or  property  types.  To the extent the programs reflect  underwriting  standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans  thereunder  may reflect  higher  delinquency  rates and/or  credit  losses.  In addition,  certain  exceptions  to the underwriting  standards  described herein are made in the event that  compensating  factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including the sponsor, has re underwritten any mortgage loan.

           Generally,  each mortgagor will have been required to complete an application  designed to provide to the original lender  pertinent  credit  information  concerning the mortgagor.  As part of the  description of the  mortgagor’s  financial condition,  other than with respect to “no income/asset”  documentation,  the mortgagor will have furnished  information with respect to its  assets,  liabilities  and income  (except as  described  below) and credit  history,  employment  history and personal  information,  and furnished an authorization  to apply for a credit report which summarizes the mortgagor’s  credit history  with local  merchants  and  lenders  and any record of  bankruptcy.  The  mortgagor  may also have been  required to authorize  verifications of deposits at financial  institutions  where the mortgagor had demand or savings  accounts.  In the case of investment  properties  and two to four unit  dwellings,  income  derived from the  mortgaged  property may have been considered  for  underwriting  purposes,  in addition to the income of the  mortgagor  from other  sources.  With  respect to mortgaged  property  consisting of vacation or second homes,  no income  derived from the property  generally  will have been considered for underwriting purposes.

           Based on the data provided in the application and certain  verification (if required),  a determination is made by the  original  lender that the  mortgagor’s  monthly  income (if  required  to be stated)  will be  sufficient  to enable the mortgagor to meet its monthly  obligations on the mortgage loan and other  expenses  related to the property such as property taxes,  utility  costs,  standard  hazard  insurance  and other fixed  obligations  other than housing  expenses.  Generally, scheduled  payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled  payments on obligations that extend beyond ten months equal no more than a specified  percentage of the prospective  mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting  criteria,  including the
LTV ratio of the mortgage  loan. The sponsor may also consider the amount of liquid assets  available to the mortgagor  after origination.

           The mortgage loans have been  originated  under “full  documentation”  or  “alternative  documentation,”  “reduced documentation,”  “stated income/stated assets” or “no income/no asset” programs.  The “alternative  documentation,”  “reduced documentation,”  “stated  income/stated  assets” and “no income/no asset” programs  generally  require either  alternative or less documentation and verification than do full  documentation  programs which generally require standard Fannie Mae/Freddie
Mac  approved  forms  for  verification  of  income/employment,   assets  and  certain  payment  histories.   Generally,   an
“alternative”  documentation  program  requires  information  regarding the mortgagor’s  income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e.,  bank statements) as does a “full  documentation”  loan,  however,  alternative  forms of standard  verifications are used. Generally,  under both “full documentation l” and “alternative  documentation”  programs at least  one year of  income  documentation  is  provided.  Generally,  under a  “reduced  documentation”  program,  either  no verification of a mortgagor’s  stated income is undertaken by the originator or no  verification  of a mortgagor’s  assets is undertaken  by the  originator.  Reduced  documentation  loans  may  also  include  loans  having  only  one  year of  income verification and loans to mortgagors with acceptable  payment  histories and credit scores but no information or verification of the mortgagor’s  income.  Under a “stated  income/stated  assets” program,  no verification of either a mortgagor’s income or a mortgagor’s  assets is undertaken by the originator  although both income and assets are stated on the loan  application and a “reasonableness  test” is applied.  Generally,  under a “no income/no asset” program,  the mortgagor is not required to state his or her income or assets and therefore,  no verification of such  mortgagor’s  income or assets is undertaken by the originator.  The  underwriting  for mortgage loans  originated  under the “no income/no asset” program may be based primarily or entirely on the  estimated  value of the  mortgaged  property and the LTV ratio at  origination  as well as on the payment history and credit score.

           The adequacy of the mortgaged  property as security for repayment of the related mortgage loan will generally have been  determined  by an  appraisal  in  accordance  with  pre  established  appraisal  procedure  guidelines  for  appraisals established by or acceptable to the originator.  All appraisals  conform to the Uniform  Standards of Professional  Appraisal
Practice adopted by the Appraisal  Standards Board of the Appraisal  Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff  appraisers  employed by the  originator or independent  appraisers  selected in accordance  with pre established  appraisal  procedure  guidelines  established by the  originator.  The appraisal  procedure guidelines  generally  will have required the  appraiser or an agent on its behalf to personally  inspect the property and to verify  whether the property was in good  condition and that  construction,  if new, had been  substantially  completed.  The appraisal  generally  will have been based upon a market data  analysis of recent sales of  comparable  properties  and, when deemed  applicable,  an analysis  based on income  generated  from the property or a replacement  cost analysis  based on the current cost of constructing or purchasing a similar property.  Under some  documentation  programs,  the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

Credit Suisse Financial Corporation Underwriting Standards

           Credit Suisse Financial  Corporation,  also referred to herein as an Originator,  is a Delaware  corporation.  The
Originator conducts lending through wholesale loan production  offices.  The Originator operates more than two wholesale loan production  offices  located in three  states and makes loans  throughout  all 50 states and the  District of  Columbia.  The
Originator  has been  originating  mortgage  loans since its 2003.  The principal  executive  offices of the  Originator  are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

Underwriting Standards

           The mortgage  loans were  originated or acquired by Credit Suisse  Financial  Corporation  generally in accordance with the underwriting criteria described herein.

         The  underwriting  standards  applicable to the mortgage  loans  typically  differ from,  and are, with respect to a substantial  number of mortgage loans,  generally less stringent than, the underwriting  standards  established by Fannie Mae or Freddie Mac primarily  with respect to original  principal  balances,  loan to value  ratios,  borrower  income,  required documentation,  interest  rates,  borrower  occupancy of the mortgaged  property  and/or  property  types.  To the extent the programs reflect  underwriting  standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans  thereunder  may reflect  higher  delinquency  rates and/or  credit  losses.  In addition,  certain  exceptions  to the underwriting  standards  described herein are made in the event that  compensating  factors are demonstrated by a prospective borrower.

         Generally,  each mortgagor  will have been required to complete an  application  designed to provide to the original lender  pertinent  credit  information  concerning the mortgagor.  As part of the  description of the  mortgagor’s  financial condition,  the  mortgagor  will have  furnished  information  with  respect to its assets,  liabilities,  income  (except as described below), credit history,  employment history and personal  information,  and furnished an authorization to apply for a credit  report  which  summarizes  the  mortgagor’s  credit  history  with local  merchants  and  lenders and any record of bankruptcy.  The  mortgagor  may also have been  required to authorize  verifications  of deposits at financial  institutions where the mortgagor had demand or savings  accounts.  In the case of investment  properties  and two to four unit  dwellings, income derived from the mortgaged property may have been considered for underwriting  purposes,  in addition to the income of the mortgagor  from other  sources.  With respect to mortgaged  property  consisting  of vacation or second homes,  no income derived from the property  generally will have been considered for underwriting  purposes.  In the case of certain  borrowers with  acceptable  payment  histories,  no income will be  required to be stated (or  verified)  in  connection  with the loan application.

         Based on the data provided in the application and certain  verification  (if required),  a determination  is made by the  original  lender that the  mortgagor’s  monthly  income (if  required  to be stated)  will be  sufficient  to enable the mortgagor to meet its monthly  obligations on the mortgage loan and other  expenses  related to the property such as property taxes,  utility  costs,  standard  hazard  insurance  and other fixed  obligations  other than housing  expenses.  Generally, scheduled  payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled  payments on obligations that extend beyond ten months equal no more than a specified  percentage of the prospective  mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting  criteria,  including the
LTV ratio of the mortgage  loan.  The  originator  may also consider the amount of liquid  assets  available to the mortgagor after origination.

         The  mortgage  loans  have  been  originated  under  “full  documentation,”  “alternative  documentation,”  “reduced documentation,”  “stated income/stated assets” or “no income/no asset” programs.  The “alternative  documentation,”  “reduced documentation,”  “stated  income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full  documentation  programs which generally require standard Fannie  Mae/Freddie Mac approved forms for  verification of  income/employment,  assets and certain  payment  histories.  Generally,  an “alternative documentation”  program  requires  information  regarding the  mortgagor’s  income (i.e.,  W 2 forms,  tax returns and/or pay stubs) and assets (i.e.,  bank  statements)  as does a “full  documentation”  loan,  however,  alternative  forms of standard verifications are used.  Generally,  under both “full  documentation” and “alternative  documentation”  programs at least one year of income documentation is provided.  Generally,  under a “reduced  documentation”  program, either no verification of a mortgagor’s  stated income is undertaken by the originator or no  verification  of a mortgagor’s  assets is undertaken by the originator.  Under a “stated  income/stated  assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets  is  undertaken  by the  originator  although  both  income  and  assets  are  stated  on the loan  application  and a
“reasonableness  test” is applied.  Generally,  under a “no income/no asset” program,  the mortgagor is not required to state his or her  income or assets and  therefore,  no  verification  of such  mortgagor’s  income or assets is  undertaken  by the originator.  The  underwriting  for mortgage loans  originated  under the “no income/no asset” program may be based primarily or entirely on the  estimated  value of the  mortgaged  property and the LTV ratio at  origination  as well as on the payment history and credit score.

         The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan will  generally have been  determined  by an  appraisal  in  accordance  with  pre  established  appraisal  procedure  guidelines  for  appraisals established by or acceptable to the originator.  All appraisals  conform to the Uniform  Standards of Professional  Appraisal
Practice adopted by the Appraisal  Standards Board of the Appraisal  Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff  appraisers  employed by the  originator or independent  appraisers  selected in accordance  with pre established  appraisal  procedure  guidelines  established by the  originator.  The appraisal  procedure guidelines  generally  will have required the  appraiser or an agent on its behalf to personally  inspect the property and to verify  whether the property was in good  condition and that  construction,  if new, had been  substantially  completed.  The appraisal  generally  will have been based upon a market data  analysis of recent sales of  comparable  properties  and, when deemed  applicable,  an analysis  based on income  generated  from the property or a replacement  cost analysis  based on the current cost of constructing or purchasing a similar  property.  Under some reduced  documentation  programs,  the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

                                                   STATIC POOL INFORMATION

         The depositor  will make  available any of the sponsor’s  material  static pool  information  as required  under the
SEC’s rules and  regulations  on a website on the world wide web. The static pool  information  material to this  offering of certificates  is located in the applicable  series  hyperlink at  http://www.credit  suisse.armt.static  pool.com.  Access to this web  address is  unrestricted  and free of charge.  The static  pool  information  includes  (i)  information  about the original  characteristics of each prior securitized pool as of the cut off date for that pool and (ii) delinquency,  loss and prepayment  information  about each prior  securitized  pool. For purposes of describing  delinquency  information about each prior  securitized  pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business  on the next  following  monthly due date.  The  determination  as to whether a mortgage  loan falls into this  category is made as of the close of business on the last  business  day of each  month.  For  example,  a mortgage loan due for  December 1 at the close of  business  on  January  31 would be  described  as 30 to 59 days  delinquent  in the
February trust and static pool reporting.

         The static pool  information  is not deemed to be a part of the  accompanying  base  prospectus  or the  depositor’s registration  statement  to the extent that the static pool  information  relates to (a) any trust fund that was  established before January 1, 2006 and (b) information  relating to assets of any trust fund  established on or after July 1, 2006, which information relates to periods prior to January 1, 2006.

                                             AFFILIATES AND RELATED TRANSACTIONS

         The sponsor,  the depositor and the  underwriter  are affiliated  entities and wholly owned  subsidiaries  of Credit
Suisse  Holdings  (USA),  Inc. Each of the cap  counterparty,  if applicable,  and swap  counterparty,  if applicable,  is an affiliate of Credit Suisse Holding (USA), Inc. In addition,  on October 4, 2005,  Credit Suisse (USA),  Inc., an affiliate of the sponsor,  acquired all of the outstanding stock of SPS’s parent from the prior  shareholders.  There is not currently and there was not during the past two years any material business  relationship,  arrangement or other understanding  between any of the sponsor,  the depositor,  the underwriter or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

                                                THE CAP AND SWAP COUNTERPARTY

         Each of the cap  counterparty  or swap  counterparty  with respect to any cap  agreement or swap  agreement  will be
Credit Suisse  International  (“CSi”).  CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was  re-registered as unlimited under the name “Credit Suisse Financial  Products” on July 6,
1990.  Its  registered  office and  principal  place of business is at One Cabot  Square,  London E14 4QJ.  CSi is an English
bank and is  regulated  as a European  Union  credit  institution  by The  Financial  Services  Authority  (“FSA”)  under the
Financial  Services  and Markets  Act 2000.  The FSA has issued a scope of  permission  notice  authorizing  CSi to carry out specified  regulated  investment  activities.  Effective as of March 27, 2000,  Credit Suisse Financial  Products was renamed
“Credit  Suisse  First  Boston   International”   and,  effective  as  of  January  16,  2006,  was  renamed  “Credit  Suisse
International”.  These changes were renamings only.

         CSi is an  unlimited  liability  company  and,  as such,  its  shareholders  have a  joint,  several  and  unlimited obligation to meet any  insufficiency  in the assets of CSi in the event of its  liquidation.  CSi’s  ordinary  voting shares are owned,  as to 56%, by Credit  Suisse,  as to 24%, by Credit Suisse  (International)  Holding AG and, as to 20%, by Credit
Suisse  Group.  CSi  commenced  business on July 16,  1990.  Its  principal  business is  banking,  including  the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

         CSi has been  assigned a senior  unsecured  debt  rating of “AA-  (stable  outlook)”  by  Standard & Poor’s  Ratings
Services,  a division  of The  McGraw-Hill  Companies,  Inc.,  a senior  debt  rating of “Aa3  (stable  outlook)”  by Moody’s
Investors Service Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

         CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

                                                 SERVICING OF MORTGAGE LOANS

General

         Wells  Fargo will act as master  servicer  of all of the  mortgage  loans.  The  mortgage  loans will  initially  be serviced by the entities listed in the prospectus supplement.

         The master  servicer will oversee and enforce the servicing by the servicers  (other than the designated  servicers)
of the mortgage  loans  serviced by each of them in  accordance  with the  servicing  provisions of the pooling and servicing agreement.

         If applicable,  a modification  oversight  agent may be appointed  pursuant to the pooling and servicing  agreement.
The modification  oversight agent will have the authority to review short sales and loan modifications,  and direct servicers
(other than the designated  servicers) to make, not make, or modify a proposed short sale or loan modification.  However,  in the absence of direction from the  modification  oversight agent,  such servicers do not need to obtain  pre-approval for any proposed  short  sale or loan  modification.  The  modification  oversight  agent  shall not have any duty or  obligation  to supervise,  monitor or oversee the  servicing  activities  of any servicer  (other than with respect to the approval of short sale or loan modification as described above).

         Each of SPS and Wells Fargo will be directly  responsible  for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement.

         Under the pooling and servicing  agreement,  the servicers may contract with  subservicers to perform some or all of their  servicing  duties.  Regardless of the servicing  arrangement,  the  servicers  will remain liable for their  servicing duties and  obligations  under the  applicable  Servicing  Agreement.  Additionally,  any  servicer,  other than a designated servicer,  may enter into special  servicing  agreements  as more fully  described in  “Servicing  of Mortgage  Loans-Special
Servicing  Agreements”  herein.  None of the  servicers or the special  servicer  will have any  servicing  obligations  with respect to the mortgage loans not serviced by it.

         Each servicer  will make  reasonable  efforts to collect or cause to be collected all payments  called for under the terms and  provisions  of the mortgage  loans  serviced by it and, to the extent those  procedures  are  consistent  with the applicable  Servicing  Agreement,  will follow  collection  procedures as are followed for mortgage  loans  comparable to the mortgage  loans in the trust in the local areas where each  mortgaged  property is located.  Under the  applicable  Servicing
Agreement,  each servicer will establish and maintain,  or cause to be established  and  maintained,  one or more  collection accounts into which  deposits will be made on a daily basis of payments and  collections on the mortgage loans serviced by it net of the related  servicing  compensation.  Funds  credited to a collection  account may be invested for the benefit and at the risk of the related  servicer in permitted  investments,  as described in the applicable  Servicing  Agreement,  that are scheduled  to  mature on or prior to the  servicer  remittance  date in  accordance  with the  provisions  of the  applicable
Servicing Agreement.  If permitted by the applicable  Servicing  Agreement,  a collection account may be a commingled account with other similar accounts maintained by the related servicer.

         Under the pooling and  servicing  agreement,  the trust  administrator  will  establish  and maintain a  certificate account.  Each  servicer  will  establish  and  maintain a  collections  account  pursuant  to the terms of the  pooling  and servicing agreement or applicable  Servicing  Agreement.  Each month, on a date specified in the related Servicing Agreement, each servicer will withdraw from its collection account all amounts  representing  collections on the mortgage loans that are required to be distributed to  certificateholders  on the  distribution  date in that month and remit such amounts into which deposits  will be  made  of the  amounts  remitted  to the  trust  administrator  by the  servicers.  Funds  credited  to the certificate account may be invested for the benefit and at the risk of the trust administrator in permitted  investments,  as described in the pooling and servicing agreement,  that are scheduled to mature on or prior to the day immediately  preceding the related distribution date in accordance with the provisions of the pooling and servicing agreement.

         The pooling and servicing  agreement  prohibits the resignation of the master servicer,  the special  servicer,  SPS and Wells Fargo, as servicer,  except upon  (a) appointment  of a successor  master  servicer,  special  servicer or servicer
(which may be with respect to all or a portion of the mortgage  loans master  serviced by the master  servicer or serviced by that servicer,  respectively),  as applicable,  and receipt by the trustee and the trust  administrator of a letter from each rating  agency  that  the  resignation  and  appointment  will  not  result  in a  downgrading  of the  rating  of any of the certificates  or  (b) a  determination  that the  master  servicer’s,  such  servicer’s  or such  special  servicer’s  duties thereunder are no longer  permitted  under  applicable  law. In addition,  the entity  specified in the pooling and servicing agreement or its transferee may request that (i) SPS or the master servicer,  subject to certain conditions  specified in the pooling and servicing  agreement,  resign and appoint a successor servicer or master servicer,  as applicable,  provided such entity  delivers  to the trustee  and trust  administrator  the letter from each  rating  agency  described  in the  previous sentence and (ii) the  special  servicer resign and appoint a successor  special  servicer,  provided such entity delivers to the trustee and trust  administrator  the letter from each rating agency described in the previous  sentence.  No resignation of the master servicer will be effective until a successor master servicer has assumed such master  servicing  obligations in the manner  provided  in the  pooling and  servicing  agreement.  No  resignation  of SPS or Wells Fargo (in its  capacity as servicer) will be effective until the master servicer or a successor  servicer has assumed such servicing  obligations in the manner provided in the pooling and servicing  agreement.  If the master  servicer acts as successor  servicer with respect to any mortgage loans,  there will be a period of transition,  not to exceed 90 days (except with respect to SPS serviced loans, such period of transition not to exceed 60 days) before servicing  functions can be fully  transferred to the master servicer as successor  servicer;  provided,  however,  that during such period, the master servicer will continue to be responsible to make advances and  compensating  interest  payments with respect to such mortgage  loans.  In connection with the appointment of a successor  servicer to SPS, Wells Fargo or the master  servicer,  the servicing  provisions of the pooling and servicing agreement  may be amended  without the  consent of the  certificateholders,  provided  that the rating  agencies  confirm the rating of the certificates giving effect to the amendment.

Servicing Compensation and Payment of Expenses

         The expense  fees for the  mortgage  loans are payable out of the  interest  payments  on each  mortgage  loan.  The expense  fees will vary from  mortgage  loan to mortgage  loan.  The expense fees  consist of the  servicing  fee, the excess servicing  fee, any excess  servicing  fee described in the  prospectus  supplement,  and any lender paid  mortgage  guaranty insurance  premiums,  as applicable.  The net mortgage rate of a mortgage loan is equal to its current mortgage rate less the rate at which expense fees accrue on that mortgage loan.

         Each servicer or the master  servicer is obligated to pay some ongoing  expenses  associated with the mortgage loans serviced or master  serviced,  respectively,  by it and  incurred by that  servicer or master  servicer,  as  applicable,  in connection with its  responsibilities  under the pooling and servicing agreement (and/or applicable  servicing agreement) and those  amounts will be paid by such  servicer or the master  servicer,  as  applicable,  out of its  servicing  fee or master servicing  fee,  as  applicable.  The amount of the  servicing  fee for each  servicer is subject to  adjustment  for prepaid mortgage loans,  as described in this term sheet  supplement  under  “-Adjustment to Servicing Fee in Connection with Prepaid
Mortgage Loans.” The related  servicer will also be entitled to receive late payment fees,  assumption fees and other similar charges,  all reinvestment  income earned on amounts on deposit in its collection  account for the mortgage loans and in some cases,  prepayment  premiums.  In  addition,  SPS will be entitled to the interest  portion of a  prepayment  in full if such prepayment  is received in the month that such  prepayment  is to be  distributed  to  certificateholders  and such  interest represents  interest accruals for that month. The trust  administrator will be entitled to all reinvestment  income earned on amounts on deposit in the certificate  account.  The trust  administrator  is obligated to pay to the master servicer and the trustee,  the master  servicing  fee and trustee  fee,  respectively,  out of the  reinvestment  income  earned on amounts on deposit in the  certificate  account  received by the trust  administrator  under the pooling and  servicing  agreement.  See
“Pooling and Servicing Agreement-The Trust Administrator” in this term sheet supplement.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

         When a principal  prepayment  in full is made on a mortgage  loan,  the  mortgagor is charged  interest only for the period from the due date of the immediately  preceding  monthly payment up to the date of that  prepayment,  instead of for a full month.  Partial  principal  prepayments  may result in a reduction  in interest  payable for the month  during which the partial principal prepayment is made.

         Compensating  Interest Payments by the Master Servicer.  With respect to the mortgage loans that it master services, the master servicer is obligated to remit  compensating  interest payments to the trust  administrator to the extent that any servicer is required to do so under the pooling and servicing agreement or servicing agreement,  as applicable,  but fails to do so.

         Compensating  Interest  Payments by Wells  Fargo.  Wells  Fargo,  as  servicer,  is  obligated to remit to the trust administrator  on the  eighteenth  calendar day of each month,  or if such  calendar day is not a business day the  following business day, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

              o   any  shortfall  for the  previous  month in interest  collections  resulting  from the timing of  principal prepayments  in full on the  mortgage  loans  serviced by it that are made from the  fourteenth  day of the calendar  month  preceding  such  distribution  date to the last day of such  month and  partial  principal prepayments made during the calendar month preceding such distribution  date, in each case, with respect to mortgage loans directly serviced by Wells Fargo, and

              o   the servicing fee that Wells Fargo is entitled to receive from the trust on the related  distribution date, equal to a certain  percentage of the aggregate Stated Principal  Balance of the mortgage loans serviced by
                  it.

         Compensating  Interest  Payments by SPS. SPS (or the master  servicer,  if SPS fails to do so) is obligated to remit to the trust seven  calendar  days before each  distribution  date,  with respect to each  mortgage  loan  serviced by it, an amount equal to the lesser of:

              o   any  shortfall  for the  previous  month in interest  collections  resulting  from the timing of  principal prepayments  in full on the  mortgage  loans  serviced  by it that are made from the  fifteenth  day of the calendar  month  preceding  such  distribution  date to the last day of such  month and  partial  principal prepayments made during the calendar month preceding such distribution  date, in each case, with respect to mortgage loans directly serviced by SPS, and

              o   the servicing fee that SPS is entitled to receive from the trust on the related  distribution  date,  equal to a certain percentage of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Advances from the Servicers and Master Servicer

         Subject to the  limitations  described  below and only with  respect to those  mortgage  loans  serviced by it, each servicer  (including the designated  servicers) will be required to advance,  prior to each  distribution  date, from its own funds or amounts  received for the mortgage  loans that are not required to be  distributed  on that  distribution  date,  an amount equal to the  aggregate of payments of principal of and interest on the mortgage  loans,  net of the  servicing  fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

         If the amount of advances received from a servicer  (including the designated  servicers) of a mortgage loan is less than the amount  required to be advanced by such servicer  under the pooling and  servicing  agreement,  the master  servicer will be required to make such advance with respect to any mortgage loan that it master services,  prior to each  distribution date, subject to the master servicer’s reasonable determination as to recoverability.

         Advances are intended to maintain a regular flow of scheduled  interest and principal  payments on the  certificates rather than to guarantee or insure against  losses.  Each servicer or the master  servicer (with respect to any mortgage loan that it master services),  as applicable,  is obligated to make advances for delinquent  payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable  judgment,  recoverable  from future  payments and  collections or insurance  payments or proceeds of liquidation  of the related  mortgage loan.  Subject to the foregoing, advances will be made through the liquidation of the related mortgaged  property.  If the related servicer  determines on any determination  date to make an advance,  that advance will be included with the  distribution  to  certificateholders  on the related  distribution  date.  Any  failure  by the master  servicer  to make an advance as  required  under the  pooling  and servicing  agreement  will  constitute an event of default under the pooling and servicing  agreement  subject to a specified grace period.  If the master  servicer is terminated as a result of the  occurrence of an event of default,  the trustee will be obligated to make that advance,  in accordance  with the terms of the pooling and  servicing  agreement or the  Designated
Servicing  Agreement,  as applicable.  For a discussion of other events of default under the pooling and servicing  agreement and the rights of the  trustee and trust  administrator  in the case of any event of default,  see “The  Agreements-Event  of
Default and Rights in the Case of Events of Default” in the prospectus.

         Neither the master  servicer nor the servicers  will be required to advance  shortfalls in interest  payments on the mortgage loans resulting from the application of the Relief Act.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

         The special servicer,  may, at its option,  purchase from the trust any mortgage loan that is delinquent  90 days or more.  That  purchase  shall be at a price equal to 100% of the Stated  Principal  Balance of that mortgage loan plus accrued interest on that mortgage  loan at the  applicable  mortgage  rate from the date through which  interest was last paid by the related  mortgagor to the first day of the month in which that amount is to be distributed and any  unreimbursed  advances of servicers other than the special servicer and transferring costs.

         In addition,  the special  servicer may, at its option,  elect to act as servicer of any mortgage  loan,  other than any  mortgage  loan  serviced  by a  designated  servicer,  that is  delinquent  90 days or more.  In that event the  special servicer will be entitled to receive the servicing fee and other  servicing  compensation  for each such mortgage loan.  Upon the transfer of the servicing of any such  delinquent  mortgage  loan,  the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan.

Special Servicing Agreements

         The pooling and servicing  agreement  will permit any servicer to enter into a special  servicing  agreement with an unaffiliated  holder of the most junior class of subordinate  certificates then outstanding  relating to a group.  Under that agreement,  that  unaffiliated  holder may  instruct  each such  servicer to commence or delay  foreclosure  proceedings  for delinquent  mortgage loans being serviced by it. The  commencement or delay at that holder’s  direction will be taken by that servicer  only after that holder  deposits a specified  amount of cash with that  servicer.  That cash will be available  for payment to related  certificateholders  if liquidation  proceeds are less than they otherwise may have been had that servicer acted using its normal servicing procedures.

                                       THE MASTER SERVICER AND THE TRUST ADMINISTRATOR

         Wells Fargo Bank,  National  Association  (“Wells Fargo Bank”) will act as master  servicer and trust  administrator under  the  pooling  and  servicing  agreement.  Wells  Fargo  Bank is a  national  banking  association  and a  wholly-owned subsidiary  of Wells  Fargo & Company.  A  diversified  financial  services  company,  Wells  Fargo & Company is a U.S.  bank holding company,  providing banking,  insurance,  trust,  mortgage and consumer finance services throughout the United States and  internationally.  Wells Fargo Bank  provides  retail and  commercial  banking  services and  corporate  trust,  custody, securities  lending,  securities  transfer,  cash  management,  investment  management  and  other  financial  and  fiduciary
services.   The  depositor,   the  sponsor,  the  seller  and  the  servicers  may  maintain  banking  and  other  commercial relationships  with Wells Fargo Bank and its  affiliates.  Wells  Fargo Bank  maintains  principal  corporate  trust  offices located at 9062 Old Annapolis Road,  Columbia,  Maryland  21045-1951  (among other  locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo serves or may have served within the past two years as loan file  custodian for various  mortgage  loans owned by the  sponsor  or an  affiliate  of the  sponsor  and  anticipates  that one or more of those  mortgage  loans may be included in the Trust.  The terms of any  custodial  agreement  under which those  services  are  provided by Wells Fargo are customary for the mortgage-backed  securitization  industry and provide for the delivery,  receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as master  servicer  pursuant to the pooling and servicing  agreement.  The master servicer is responsible for the aggregation of monthly  servicer  reports and remittances and for the oversight of the performance of the servicers  under the terms of their  respective  Servicing  Agreements.  In  particular,  the master  servicer  independently calculates monthly loan balances based on servicer data,  compares its results to servicer  loan-level reports and reconciles any  discrepancies  with the  servicers.  The master  servicer also reviews the servicing of defaulted  loans for  compliance with the terms of the pooling and  servicing  agreement.  In addition,  upon the  occurrence  of certain  servicer  events of default  under the terms of any  Servicing  Agreement,  the master  servicer may be required to enforce  certain  remedies on behalf of the Trust and at the direction of the trustee  against such  defaulting  servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.

         Under the terms of the  pooling  and  servicing  agreement,  Wells  Fargo Bank also is  responsible  for  securities administration,  which includes pool  performance  calculations,  distribution  calculations  and the  preparation of monthly distribution  reports.  As trust  administrator,  Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax  returns on behalf of the trust and the  preparation  of monthly  reports on Form 10-D,  current  reports on Form 8-K and annual  reports on Form 10-K that are  required to be filed with the  Securities  and  Exchange  Commission  on behalf of the trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.

                                                 THE SPONSOR AND THE SELLER

                  DLJ Mortgage Capital, Inc., a Delaware corporation  (“DLJMC”),  is referred to in the prospectus supplement as the  “sponsor,” a “seller” and an  “originator.”  Its  executive  offices are located at 11 Madison  Avenue,  New York, NY
10010.  The sponsor is an  affiliate  of the  depositor,  the  underwriter,  the cap  counterparty,  if  applicable,  the cap counterparty, if applicable, and SPS.

                  The  sponsor,  together  with its  affiliates,  is involved in  mortgage-backed  securitizations  and other structured  financing  arrangements.  The sponsor has been engaged in the  securitization  of assets  since its  inception in
1988. In connection with these activities,  the sponsor uses special purpose entities,  such as the depositor,  primarily for
(but not limited to) the securitization of residential mortgages and home equity loans.

            From the period  beginning  January 1, 2006 and ending June 30, 2006, the sponsor  publicly  securitized  through the depositor in excess of approximately $16 billion of residential mortgages.

                  In the normal course of its  securitization  program,  the sponsor acquires mortgage loans from third party originators  and through its affiliates.  The sponsor or its affiliates  structure  securitization  transactions in which the mortgage  loans are sold to the depositor and the depositor  issues the securities  supported by the cash flows  generated by the mortgage loans and secured by the mortgage  loans.  The sponsor will make certain  representations  and warranties to the depositor and the trustee regarding the mortgage loans and if such  representations and warranties are breached,  the sponsor may have an obligation to  repurchase  or substitute  such mortgage  loans from the depositor (or directly from the trustee).
To mitigate these risks,  however,  to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain  appropriate  representations  and warranties from these third parties upon the acquisition of such mortgage loans.

                                                        THE DEPOSITOR

               Credit  Suisse First Boston  Mortgage  Securities  Corp.,  the  depositor,  was  incorporated  in the State of
Delaware on December 31, 1985, as a wholly-owned  subsidiary of First Boston  Securities  Corporation,  the name of which was subsequently  changed  to Credit  Suisse  First  Boston  Securities  Corporation,  or CSFBSC.  CSFBSC,  the name of which was subsequently  changed to Credit Suisse First Boston  Management LLC and more recently to Credit Suisse  Management LLC, is an indirect  wholly-owned  subsidiary of Credit Suisse Holdings  (USA),  Inc. The principal  executive  offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.

               The depositor was organized,  among other things, for the purposes of establishing trusts,  selling beneficial interests in those trusts and acquiring and selling  mortgage  assets to those trusts.  None of the depositor,  its parent or any of the depositor’s  affiliates will ensure or guarantee  distributions  on the  certificates.  The depositor will acquire the mortgage loans directly or through one or more affiliates.

               After  issuance of the  certificates,  the  depositor  will have no material  obligations  with respect to the certificates  and mortgage loans,  other than the (i) the right to appoint a successor  trustee or trust  administrator  upon the  resignation or removal of the trustee or trust  administrator,  as applicable,  and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

                                               DESCRIPTION OF THE CERTIFICATES

General

         The trust will issue  certificates  pursuant to the  pooling  and  servicing  agreement.  The pooling and  servicing agreement will be filed with the  Securities  and Exchange  Commission in a current report on Form 8 K following the issuance of the  certificates.  The certificates  consist of certain  publicly offered classes of certificates,  which are referred to collectively  as the offered  certificates,  and one or more  classes of  certificates  that are not  publicly  offered.  The various  classes  of  Class  A  Certificates  are  referred  to  collectively  as the  Class A  Certificates.  The  Class  AR
Certificates and the Class AR-L  Certificates are referred to together as the Residual  Certificates.  The various classes of
Class A Certificates and the Residual  Certificates are referred to collectively as the Senior  Certificates.  In addition to the Senior  Certificates,  each series of  certificates  will include Class P  Certificates  various  classes of  subordinate certificates  referred to as the Class C-B  Certificates  and the Class M Certificates.  The Class C-B  Certificates  and the
Class M Certificates  are referred to collectively as the  Subordinate  Certificates.  Various classes of Class A and Class M
Certificates may also be referred to collectively as the LIBOR Certificates.

Assets of the Trust
         The certificates will evidence the entire beneficial ownership interest in the trust.  The trust will consist of:

              o   the mortgage  loans,  together with their  mortgage  files,  and together with all  collections on them and their proceeds;

              o   any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

              o   the  trustee’s  rights with  respect to the  mortgage  loans under all  insurance  policies  required to be maintained pursuant to the pooling and servicing agreement and their proceeds;

              o   the Collection Account,  the Certificate  Account, the prefunding account, the capitalized interest account and the assets that are deposited in each of them from time to time;

              o   any related Swap Agreement or Cap Agreement; and

              o   all proceeds of any of the foregoing.

         Notwithstanding  the  foregoing,  however,  the trust  specifically  excludes all payments and other  collections of principal and interest due on the mortgage loans on or before the cut-off date.

Book-Entry Registration

         Except as  otherwise  set forth in the  prospectus  supplement,  the offered  certificates,  other than the Residual
Certificates,  will be book-entry certificates.  The book-entry certificates will be issued in one or more certificates which equal the aggregate  initial  certificate  principal  balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC,  and are  collectively  referred to as the DTC  registered  certificates.  Beneficial interests in the DTC registered  certificates will be held indirectly by investors  through the book-entry  facilities of DTC in the United States, or Clearstream,  Luxembourg or the Euroclear System,  referred to as Euroclear,  in Europe, if they are participants of these systems,  or indirectly  through  organizations  which are participants in these systems.  Clearstream,
Luxembourg and Euroclear will hold omnibus positions on behalf of their participants  through customers’  securities accounts in Clearstream,  Luxembourg’s  and Euroclear’s  names on the books of their respective  depositaries  which in turn will hold positions in customers’  securities accounts in the depositaries’  names on the books of DTC. Citibank,  N.A., referred to as
Citibank,  will act as depositary for Clearstream,  Luxembourg and JPMorgan Chase Bank, N.A.,  referred to as JPMorgan,  will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

         The depositor has been  informed by DTC that its nominee will be Cede & Co.  Accordingly,  Cede & Co. is expected to be the  holder of record of the DTC  registered  certificates.  No person  acquiring  a DTC  registered  certificate  will be entitled to receive a physical  certificate  representing that  certificate,  a definitive  certificate,  except as described under “-Definitive Certificates” below.

         Unless and until definitive  certificates are issued,  it is anticipated  that the only  “certificateholder”  of the
DTC registered  certificates  will be Cede & Co., as nominee of DTC.  Beneficial  owners of the DTC  registered  certificates will not be  certificateholders,  as that term is used in the pooling and  servicing  agreement.  Beneficial  owners are only permitted to exercise the rights of  certificateholders  indirectly through  participants and DTC. Monthly and annual reports on the trust  provided  to Cede & Co.,  as  nominee  of DTC,  may be made  available  to  beneficial  owners on  request,  in accordance  with the rules,  regulations  and  procedures  creating and affecting DTC, and to the  participants  to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

         For a  description  of the  procedures  applicable  to the DTC  registered  certificates,  see  “Description  of the
Securities-Book-entry Registration” in the prospectus.

Definitive Certificates

         Except as set forth in the prospectus  supplement,  definitive  certificates  will be issued to beneficial owners of
DTC registered certificates, or their nominees, rather than to DTC, only if:

         •     DTC or the depositor  advises the trust  administrator  in writing that the  depository is no longer  willing, qualified or able to discharge properly its  responsibilities  as nominee and depository for the DTC registered  certificates and the depositor or the trust administrator is unable to locate a qualified successor;

         •     the  depositor,  with the consent of the  applicable  participants,  in writing,  elects to terminate the book entry system through DTC; or

         •     after the occurrence of an event of default,  beneficial  owners of any class of DTC  registered  certificates representing not less than 51% of the related  aggregate  certificate  principal  balance or notional amount advise the trust administrator  and DTC through the  participants  in writing that the  continuation  of a book entry system through DTC, or a successor  thereto,  is no longer in the best interests of the beneficial owners and the applicable  participants  consent to the termination.

         In the case of any of the events described in the immediately  preceding paragraph,  the trust administrator will be required to notify all beneficial  owners of the occurrence of that event and the  availability  of definitive  certificates.
At the time of surrender by DTC of the global  certificate or certificates  representing the DTC registered  certificates and instructions for re  registration,  the trust  administrator  will issue the definitive  certificates.  After that, the trust administrator  will  recognize  the holders of those  definitive  certificates  as  certificateholders  under the pooling and servicing agreement.

         According  to DTC,  the  information  above for DTC has been  provided for  informational  purposes  only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

         Distributions  on the  certificates  will be made by the trust  administrator  on the 25th day of each month,  or if such day is not a business day, on the first business day thereafter,  to the persons in whose names those  certificates  are registered  on the close of  business  on the  business  day  preceding  that  distribution  date with  respect  to the LIBOR
Certificates and any other class of certificates  described in the prospectus  supplement so long as the certificates  remain in book-entry  form, or otherwise on the last business day of the month  preceding the month of that  distribution  date and, with  respect  to all other  classes of  certificates,  on the last  business  day of the month  preceding  the month of that distribution date (each such date, a “Record Date”).

         Distributions  on each  distribution  date will be made by check  mailed to the  address of the person  entitled  to those  distributions  as it appears on the applicable  certificate  register.  In the case of a  certificateholder  who holds
100% of a class of certificates or who holds  certificates with an aggregate  principal balance of $1,000,000 or more and who has so notified the trust administrator in writing in accordance with the pooling and servicing  agreement,  distributions on
each  distribution   date  will  be  made  by  wire  transfer  in  immediately   available  funds  to  the  account  of  that
certificateholder  at a bank or  other  depositary  institution  having  appropriate  wire  transfer  facilities.  The  final distribution in retirement of the  certificates  will be made only on presentment and surrender of those  certificates at the corporate trust office of the trust administrator.

Determination of One-Month LIBOR

         With respect to the initial  distribution date,  one-month LIBOR will equal the interbank offered rate for one-month
United States  dollar  deposits in the London  market as quoted on Telerate  Page 3750 as of 11:00 A.M.,  London time, on the business day prior to the closing date.  With respect to each  distribution  date other than the initial  distribution  date, one-month  LIBOR will equal the interbank  offered rate for one-month  United States dollar  deposits in the London market as quoted on Telerate  Page 3750 as of 11:00 A.M.,  London time, on the second LIBOR  business day prior to the first day of the related Accrual Period.  Telerate  Page 3750 means the display  designated as page 3750 on the Bridge Telerate,  or any other page as may replace  page 3750 on that service for the purpose of displaying  London interbank  offered rates of major banks.
If the rate does not appear on the page,  or any other page as may replace  that page on that  service,  or if the service is no longer offered,  or any other service for displaying  one-month LIBOR or comparable  rates as may be selected by the trust administrator  after  consultation  with DLJ Mortgage  Capital,  the rate will be the reference bank rate. The reference bank rate will be  determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the  reference  banks, which shall be three  major banks that are engaged in  transactions  in the London  interbank  market,  selected by the trust administrator  after  consultation  with DLJ Mortgage  Capital,  as of 11:00 A.M.,  London time, on the day that is two LIBOR business  days prior to the  immediately  preceding  distribution  date to prime banks in the London  interbank  market for a period of one month in amounts approximately equal to the aggregate  Class Principal  Balance of the LIBOR Certificates.  The
trust  administrator  will request the principal  London office of each of the reference  banks to provide a quotation of its rate. If at least two quotations  are provided,  the rate will be the arithmetic  mean of the  quotations.  If on the related date fewer than two  quotations are provided as requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trust  administrator  after consultation with DLJ Mortgage Capital, as of 11:00  A.M.,  New York City time,  on such date for loans in U.S.  Dollars to leading  European  banks for a period of one month in amounts  approximately equal to the aggregate  Class Principal  Balance of the LIBOR Certificates.  If no quotations can be obtained,  the rate will be one-month LIBOR for the prior  distribution  date.  LIBOR business day means any day other than a  Saturday  or a Sunday  or a day on which  banking  institutions  in the  State of New York or in the city of  London,
England are required or authorized by law to be closed.

Prefunding Account

         On the closing date,  the depositor may deposit funds,  such funds referred to in this term sheet  supplement as the
“prefunding  account deposit,” into a segregated  account maintained with the trust  administrator,  referred to in this term sheet  supplement  as the  prefunding  account.  The  prefunding  account  deposit  will be  available  for the  purchase  of subsequent  mortgage  loans for the floating rate loan group.  The prefunding  account  deposit may be increased by an amount equal to the aggregate of the principal  balances of any proposed  initial mortgage loans removed from the floating rate loan group prior to the closing  date.  During the  prefunding  period,  the amount on deposit in the  prefunding  account will be allocated for purchase of subsequent  mortgage  loans for the floating rate loan group from the depositor in accordance  with the  applicable  provisions of the pooling and servicing  agreement.  Subsequent  mortgage  loans  purchased by the trust and added to the trust on any date during the prefunding  period  (a “subsequent  transfer date”),  must satisfy the criteria set forth in the  pooling and  servicing  agreement.  On the  distribution  date  specified  in the  prospectus  supplement,  any remaining amounts in the prefunding account will be applied to reduce the  Class Principal  Balance of certain classes of the related offered  certificates  that are entitled to payments of principal.  Although it is intended that the principal amount of subsequent  mortgage loans sold to the trust will require  application  of  substantially  all of the  prefunding  account deposit and it is not anticipated that there will be any material  principal  prepayments  from amounts  remaining on deposit in the  prefunding  account,  no assurance  can be given that such a  distribution  will not occur on the  distribution  date specified in the prospectus  supplement.  In any event, it is unlikely that the depositor will be able to deliver  subsequent mortgage loans with aggregate  principal  balances that exactly equal the amount of any prefunding  account deposit.  Amounts on deposit in the  prefunding  account  will be invested in  permitted  investments  as defined in the pooling and  servicing agreement.  Such permitted  investments are required to mature no later than the business day prior to a subsequent  transfer date and, in any case, no later than the  distribution  date  specified in the  prospectus  supplement.  All interest and any other  investment  earnings on amounts on deposit in the  prefunding  account will be  distributed  to the depositor no later than the distribution date specified in the prospectus  supplement.  The prefunding  account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

Capitalized Interest Account

         On the closing date and if required  pursuant to the pooling and servicing  agreement,  the  depositor  will deposit cash into a capitalized  interest  account.  The amounts on deposit in the capitalized  interest account will be specifically allocated to cover  shortfalls  in interest on each class of offered  certificates  related to the  floating  rate loan group specified in the prospectus  supplement  that may arise as a result of the  utilization  of the  prefunding  account for such loan group for the purchase by the trust of subsequent  mortgage loans after the closing date.  Any amounts  remaining in the capitalized  interest account (including  investment  earnings) on any distribution date and not needed for such purpose will be paid to the depositor and will not  thereafter be available for payment to the  certificateholders.  Amounts on deposit in the capitalized interest account will be invested in permitted  investments.  All such permitted  investments are required to mature no later than the next  distribution  date as  specified  in the  pooling and  servicing  agreement.  The  capitalized interest account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

The Senior-Subordinate Loan Groups

    As set forth in the term sheet to this term sheet supplement, subordinate certificates related to a pass-though group may relate to one or more loan groups with senior certificates.  Each grouping of loan groups with senior certificates cross-collateralized by the same subordinate certificates are called  “Senior-Subordinate Loan Groups.” Each series may have  Senior-Subordinate Loan Groups which will not be cross-collateralized with other Senior-Subordinate Loan Groups of the same series.

Glossary of Terms-The Senior-Subordinate Loan Groups

         The following  terms are given the meanings  shown below to help  describe the cash flows on the  Senior-Subordinate
Loan Groups:

         Accrual  Period-For  any  distribution  date and any class in a  Senior-Subordinate  Loan Group,  the calendar month immediately preceding that distribution date.

         Aggregate Collateral  Balance-As of any date of determination,  will be equal to the aggregate of the Aggregate Loan
Group Balances for the Senior-Subordinate Loan Groups as of such date of determination.

         Aggregate Loan  Group Balance-For the  Senior-Subordinate  Loan Groups and any date of determination,  the aggregate
Stated Principal Balance of the mortgage loans in the related loan group as of such date of determination.

         Available Funds-For any distribution date and each of the Senior-Subordinate Loan Groups, the sum of:

         (a)      all scheduled  installments of interest and principal due on the related due date and received prior to the related  determination  date on the related  mortgage  loans,  together  with any  advances for the related mortgage loans;

         (b)      (i) all Insurance  Proceeds (to the extent not applied to restoration of the mortgaged property or released to the  mortgagor  in  accordance  with  the  applicable  servicer’s  standard  servicing  procedures)  and
                  Liquidation  Proceeds  received during the calendar month preceding the month of that  distribution date on the related  mortgage  loans,  in each case net of  unreimbursed  expenses  incurred in  connection  with a liquidation or foreclosure and unreimbursed  advances,  if any, and (ii) all  Recoveries,  if any, for such distribution date;
         (c)      all partial and full principal  prepayments received during the applicable Prepayment Period on the related mortgage loans,  exclusive of prepayment  premiums and interest  accruals  received with any prepayments in full if such  prepayment  in full is received in the month that such  prepayment  is to be  distributed  to certificateholders and such interest represents interest accruals for that month;

         (d)      amounts received for that  distribution date in respect of the substitution of a related mortgage loan, the purchase of a related deleted  mortgage loan, or a repurchase of a related mortgage loan by the seller or a purchase by the special servicer as of that distribution date;

         (e)      any amounts  payable as  Compensating  Interest by the master  servicer or the applicable  servicer on that distribution date on the related mortgage loans; and

         (f)      minus,  in the case of clauses  (a) through  (e) above,  (i) certain  expense  fees  (including  the excess servicing fee, accrued and unpaid servicing fees,  unreimbursed  advances and amounts to which the trustee, trust  administrator,  master  servicer  or the  applicable  servicer  is  entitled  under the  pooling and servicing agreement,  in each case allocable to such loan group) and (ii) any lender paid mortgage guaranty insurance premiums, if applicable, in the related group.

         With respect to any  distribution  date, the due date for  substantially  all of the mortgage loans is the first day of the month in which that  distribution  date occurs and the  determination  date is (i) with respect to each servicer other than Wells Fargo,  the 10th day of the month in which that  distribution  date occurs or, if that day is not a business  day, the immediately  succeeding  business day and (ii) with  respect to Wells Fargo,  the business day immediately  preceding the related remittance date.

         Bankruptcy  Loss  Coverage  Amount-The  aggregate  amount of  Bankruptcy  Losses  that are  allocated  solely to the
Class C-B Certificates.

         Bankruptcy  Losses-With  respect  to any loan  group,  Realized  Losses on the  mortgage  loans in that  loan  group incurred as a result of Debt Service Reductions and Deficient Valuations.

         Class C-B Component  Balance-With respect to any date of determination and the  Senior-Subordinate  Loan Groups, the excess,  if any, of (i) the  Aggregate Loan Group Balance of such loan group as of such date, over (ii) the  then-outstanding aggregate Class Principal Balance of the related senior certificates as of such date.

         Class C-B   Percentage-For  any  distribution  date,  the  aggregate   Class Principal   Balance  of  the  Class C-B
Certificates  immediately prior to that distribution date divided by the Aggregate  Collateral  Balance for that distribution date.

         Class Principal  Balance-For  any  class in a  Senior-Subordinate  Loan  Group as of any date of  determination,  an amount  equal to the initial  class  principal  balance of that class,  reduced by the  aggregate  of the  following  amounts allocable to that class:

                  o        All  amounts  previously  distributed  to holders of  certificates  of that class as  payments  of principal;

                  o        The amount of Realized Losses, including Excess Losses, allocated to that class; and

                  o        In the  case  of the  Class C-B  Certificates,  any  amount  allocated  to a  class  of  Class C-B
                           Certificates in reduction of its Class Principal Balance if the aggregate  Class Principal Balance of the  Senior-Subordinate  Loan Groups exceeds the Aggregate  Collateral Balance on such date, as described below under “-Allocation of Losses; Subordination of Class C-B Certificates;”

provided,  however,  that the  Class Principal  Balance of each class of  certificates  to which  Realized  Losses  have been allocated  (including any such class of certificates for which the Class Principal  Balance has been reduced to zero) will be increased,  up to the amount of related  Recoveries for such  distribution  date, in order of seniority,  up to the amount of
Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates.

         Compensating  Interest-With  respect to any  distribution  date,  an amount to be paid by the  related  servicer  as described above under  “Servicing of Mortgage  Loans-Adjustment  to Servicing Fee in Connection with Prepaid  Mortgage Loans”
in this term sheet supplement.

         Credit Support  Depletion  Date-The first  distribution date on which the aggregate  Class Principal  Balance of the
Class C-B Certificates has been or will be reduced to zero.

         Cut-off Date Principal Balance-The aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

         Debt Service  Reduction-With  respect to any mortgage loan, a reduction in its scheduled  monthly payment by a court of competent  jurisdiction  in a proceeding  under the United  States  Bankruptcy  Code,  except a reduction  constituting  a
Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Deficient  Valuation-With  respect to any  mortgage  loan, a valuation  by a court of  competent  jurisdiction  in a proceeding  under the United  States  Bankruptcy  Code in an amount  less than the then  outstanding  indebtedness  under the mortgage loan, or that results in a permanent forgiveness of principal.

         Excess  Losses-Special  Hazard Losses in excess of the Special  Hazard Loss Coverage  Amount,  Bankruptcy  Losses in
excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

         Expense Fee Rate-As to each mortgage loan, the sum of the related  servicing fee rate, the trust  administrator  fee rate,  if  applicable,  the special  servicing fee rate,  if  applicable,  and the rate at which the premium on a lender paid mortgage guaranty insurance policy is calculated, if applicable.

         Fraud  Loss-With  respect to any loan group,  a Realized Loss  sustained on a Liquidated  Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

         Fraud  Loss  Coverage  Amount-The  aggregate  amount of Fraud  Losses  that are  allocated  solely to the  Class C-B
Certificates.

         Senior Principal Distribution Amount-For any distribution date the sum of:

                  o        the related  Senior  Percentage  of the  Principal  Payment  Amount for the mortgage  loans in the related mortgage group;

                  o        the related  Senior  Prepayment  Percentage  of the Principal  Prepayment  Amount for the mortgage loans in the related mortgage group; and

                  o        the Senior Liquidation Amount for the mortgage loans in the related mortgage group.

         Insurance  Proceeds-Amounts  paid  pursuant to any insurance  policy,  with respect to a mortgage loan that have not been used to restore  the  related  mortgaged  property or released  to the  mortgagor  in  accordance  with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

         Liquidated  Mortgage  Loan-A  mortgage loan for which the related  servicer has determined  that it has received all amounts that it expects to recover from or on account of the mortgage  loan,  whether from  Insurance  Proceeds,  Liquidation
Proceeds or otherwise.

         Liquidation  Principal-The  principal  portion of  Liquidation  Proceeds  received on a mortgage  loan that became a
Liquidated  Mortgage  Loan,  but not in excess of the Stated  Principal  Balance of that mortgage  loan,  during the calendar month preceding the month of the distribution date.

         Liquidation  Proceeds-Amounts,  including  Insurance  Proceeds,  received in connection  with the  liquidation  of a defaulted  mortgage loan,  whether through  trustee’s sale,  foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

         Net Interest Shortfall-For any distribution date and loan group, the sum of:

                  o        the amount of interest  which would  otherwise have been received for a mortgage loan in that loan group during the prior  calendar month that was the subject of (x) a Relief Act Reduction or (y) a
                           Special  Hazard Loss,  Fraud Loss or  Bankruptcy  Loss,  after the  exhaustion  of the  respective amounts of coverage provided by the Class C-B Certificates for those types of losses; and

                  o        any related Net Prepayment Interest Shortfalls.

         Net Prepayment  Interest  Shortfall-For  any distribution  date and loan group, the amount by which the aggregate of
Prepayment  Interest  Shortfalls for such loan group during the related Prepayment Period exceeds the available  Compensating
Interest for that period.

         Prepayment  Interest  Shortfall-The  amount by which interest paid by a borrower in connection  with a prepayment of principal on a mortgage  loan, net of the amount  required to be paid as a servicing  fee, is less than one month’s  interest at the related  mortgage rate, net of the amount required to be paid as a servicing fee, on the Stated  Principal  Balance or the amount prepaid of that mortgage loan, as applicable.  No Prepayment  Interest  Shortfall will be calculated for Principal
Prepayments  in full  received on a mortgage  loan  serviced by Wells Fargo or SPS if such  Principal  Prepayment  in full is distributed to certificateholders in the month of receipt.

         Prepayment  Period- For any  distribution  date and principal  payment in full received on a mortgage loan, and with respect to each servicer as applicable,  (1) the calendar month  preceding  that  distribution  date, (2) the period from the fourteenth day of the calendar month preceding the month in which that  distribution  date falls (or in the case of the first distribution  date,  from the Cut off Date) through the  thirteenth day of the month in which that  distribution  date falls,
(3) the period from the fifteenth day of the calendar  month  preceding the month in which that  distribution  date falls (or in the case of the first  distribution  date,  from the Cut off Date) through the  fourteenth  day of the month in which that distribution  date falls or (4) such other period as  described  in the related  servicing  agreement.  For any  distribution date and all mortgage loans and any principal prepayment in part, the calendar month preceding that distribution date.

         Principal Payment Amount-For any distribution date and each of the Senior-Subordinate Loan Groups the sum of:

                  o        scheduled  principal payments on the mortgage loans in that loan group due on the due date related to that distribution date;

                  o        the principal  portion of repurchase  proceeds  received with respect to any mortgage loan in that loan group that was  repurchased  as permitted or required by the pooling and servicing  agreement during the applicable period preceding that distribution date; and

                  o        any other unscheduled  payments of principal that were received on the mortgage loans in that loan group during the  preceding  calendar  month,  other than  Principal  Prepayments  or  Liquidation
                           Principal.

         Principal  Prepayment  Amount-For any distribution date and a loan group, the sum of (i) all  Principal  Prepayments in full and in part in that  loan  group  which  were  received  during  the  applicable  Prepayment  Period  preceding  that distribution date and (ii) all  Recoveries  related to that loan group received during the calendar month preceding the month of that distribution date.

         Principal  Prepayments-Any  mortgagor  payment or other recovery of principal on a mortgage loan that is received in advance of its scheduled due date and is not accompanied by an amount as to interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Realized Loss-The amount determined by the related servicer and evidenced by an officers’  certificate  delivered to the trustee and trust administrator, in connection with any mortgage loan equal to:

                  o        for any Liquidated  Mortgage Loan, the excess of its Stated  Principal  Balance plus interest at a rate equal to the  applicable  net mortgage  rate from the due date as to which  interest was last paid up to the first due date after the liquidation over any proceeds  received in connection with the liquidation,  after application of all withdrawals  permitted to be made by that servicer from the collection account for the mortgage loan;

                  o        for any  mortgage  loan that has become the  subject of a Deficient  Valuation,  the excess of the
                           Stated  Principal  Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or

                  o        for any mortgage loan that has become the subject of a Debt Service  Reduction,  the present value of all monthly Debt Service  Reductions on the mortgage  loan,  assuming  that the mortgagor  pays each scheduled  monthly  payment on the applicable due date and that no principal  prepayments are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

         Recovery-With  respect to any Liquidated  Mortgage Loan and distribution date, an amount received in respect of such
Liquidated  Mortgage Loan during the prior calendar  month which has previously  been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

         Relief Act-The Servicemembers Civil Relief Act, as amended, and any similar state or local statute.

         Relief Act  Reduction-A  reduction in the amount of the  scheduled  interest  payment on a mortgage loan pursuant to the Relief Act.

         Senior  Liquidation  Amount-For any distribution date and for any of the  Senior-Subordinate  Loan Groups,  for each mortgage loan that became a Liquidated  Mortgage  Loan during the calendar  month  preceding  the month of that  distribution date, the lesser of (i) the  related  Senior  Percentage of the Stated  Principal  Balance of that mortgage loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

         Senior Percentage-For any distribution date and loan group, the percentage  equivalent of a fraction,  the numerator of which is the aggregate  Class Principal  Balance of the classes of senior  certificates  related to such group immediately prior to that  distribution  date and the  denominator of which is the Aggregate Loan Group Balance for such loan group as of the first day of the related  Collection  Period,  subject to adjustment for  prepayments in full received and distributed in the month prior to that distribution date.

         Senior  Prepayment  Percentage-With  respect to the  mortgage  loans in each  Senior-Subordinate  Loan Group and any distribution date occurring during the seven years beginning on the first  distribution  date, 100%.  Thereafter,  the Senior
Prepayment  Percentage  will,  except as described  below,  be subject to gradual  reduction  as  described in the  following paragraph.  This  disproportionate  allocation  of  unscheduled  payments  in  respect of  principal  will have the effect of accelerating the amortization of the senior  certificates  while, in the absence of Realized Losses,  increasing the interest in the aggregate Stated Principal  Balance  evidenced by the Class C-B  Certificates.  Increasing the respective  interest of the Class C-B Certificates relative to that of the  Senior-Subordinate  Certificates is intended to preserve the availability of the subordination provided by the Class C-B Certificates.

         The Senior  Prepayment  Percentage  for each  group and any  distribution  date  occurring  on or after the  seventh anniversary of the first distribution date will be as follows:

                  o     for any  distribution  date in the first year thereafter,  the related Senior  Percentage plus 70% of the related Subordinate Percentage for that distribution date;

                  o     for any distribution  date in the second year thereafter,  the related Senior  Percentage plus 60% of the related Subordinate Percentage for that distribution date;

                  o     for any  distribution  date in the third year thereafter,  the related Senior  Percentage plus 40% of the related Subordinate Percentage for that distribution date;

                  o     for any distribution  date in the fourth year thereafter,  the related Senior  Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

                  o     for any distribution  date after the fourth year thereafter,  the related Senior  Percentage for that distribution date.

         There are important  exceptions  to the  calculations  of the Senior  Prepayment  Percentage  described in the above paragraph.  On any  distribution  date,  and for the mortgage loans in each  Senior-Subordinate  Loan Group (i) if the Senior
Percentage  exceeds its initial Senior  Percentage,  the Senior  Prepayment  Percentage for each group for that  distribution date will  equal  100%,  (ii) if  on or before the  distribution  date three  years  from the  closing  date,  the  Class C-B
Percentage  for such  distribution  date is greater than or equal to twice the  Class C-B  Percentage as of the closing date, then the Senior Prepayment  Percentage for each group for such  distribution  date will equal the related Senior  Percentage, plus 50% of the related  Subordinate  Percentage for that  distribution  date, and (iii) if after the distribution date three years from the closing  date,  the  Class C-B  Percentage  for such  distribution  date is greater than or equal to twice the
Class C-B Percentage as of the closing date, then the Senior Prepayment  Percentage for each group for such distribution date will equal the related Senior Percentage.

         Notwithstanding  the  foregoing,  the Senior  Prepayment  Percentage  for the related  group will equal 100% for any distribution date as to which (i) the outstanding  principal  balance of the mortgage loans in the related group,  delinquent
60 days or more  (including all REO and loans in foreclosure)  averaged over the preceding six month period,  as a percentage of the related  Class C-B  Component  Balance as of that distribution date is equal to or greater than 50% or (ii) cumulative
Realized Losses for the mortgage loans in the related group exceed:

                  o     for any distribution date prior to the third anniversary of the first  distribution  date, 20% of the related original Class C-B Component Balance;

                  o     for any distribution  date on or after the third  anniversary but prior to the eighth  anniversary of the first distribution date, 30% of the related original Class C-B Component Balance;

                  o     for any distribution  date on or after the eighth  anniversary but prior to the ninth  anniversary of the first distribution date, 35% of the related original Class C-B Component Balance;

                  o     for any  distribution  date on or after the ninth  anniversary but prior to the tenth  anniversary of the first distribution date, 40% of the related original Class C-B Component Balance;

                  o     for any distribution date on or after the tenth anniversary but prior to the eleventh  anniversary of the first distribution date, 45% of the related original Class C-B Component Balance; and

                  o     for any distribution date on or after the eleventh  anniversary of the first  distribution  date, 50%
         of the related original Class C-B Component Balance.

         If the Senior  Prepayment  Percentage  for one group equals 100% due to the  limitations  set forth above,  then the
Senior Prepayment Percentage for the other groups will equal 100%.

         If on any  distribution  date the allocation to the class of senior  certificates  then entitled to distributions of principal  payments in full and partial  principal  prepayments  and other  amounts in the  percentage  required  above would reduce the outstanding  Class Principal  Balance of that class below zero, the  distribution to that class of certificates of the Senior Prepayment  Percentage of those amounts for that distribution date will be limited to the percentage  necessary to reduce the related Class Principal Balance to zero.

         Special Hazard Loss-With respect to the  Senior-Subordinate  Loan Groups, a Realized Loss on a mortgage loan in that loan group  attributable  to damage or a direct physical loss suffered by a mortgaged  property  (including any Realized Loss due to the presence or suspected  presence of hazardous  wastes or  substances on a mortgaged  property)  other than any such damage or loss  covered  by a hazard  policy or a flood  insurance  policy  required  to be  maintained  in  respect  of such mortgaged  property  under the  pooling and  servicing  agreement  or any loss due to normal  wear and tear or certain  other causes.

         Special Hazard Loss Coverage  Amount-The  aggregate amount of Special Hazard Losses that are allocated solely to the
Class C-B Certificates.

         Stated  Principal  Balance-As to any mortgage  loan and any date of  determination,  the  principal  balance of that mortgage loan as of the cut-off date,  after  application  of all scheduled  principal  payments due on or before the cut-off
date,   whether  or  not  received,   reduced  by  all  amounts   allocable  to  principal  that  have  been  distributed  to certificateholders  with respect to that mortgage  loan on or before that date of  determination,  and as further  reduced to the extent that any Realized  Loss on that  mortgage  loan has been  allocated to one or more classes of  certificates  on or before that date of determination.

         Subordinate  Liquidation  Amount-For  any  distribution  date and loan group,  the excess,  if any, of the aggregate
Liquidation  Principal  for all  mortgage  loans  related to that group that  became  Liquidated  Mortgage  Loans  during the calendar  month  preceding  the  month of that  distribution  date,  over the  related  Senior  Liquidation  Amount  for that distribution date.

         Subordinate  Percentage-For  any distribution date and the  Senior-Subordinate  Loan Groups, the excess of 100% over the related Senior Percentage for that date.

         Subordinate Prepayment  Percentage-For any distribution date and the  Senior-Subordinate  Loan Groups, the excess of
100% over the related Senior  Prepayment  Percentage for that distribution  date;  provided,  however,  that if the aggregate
Class Principal  Balance of the  related  senior  certificates  has been  reduced to zero,  then the  Subordinate  Prepayment
Percentage for that loan group will equal 100%.

         Subordinate  Principal  Distribution  Amount-For any distribution date and the  Senior-Subordinate  Loan Groups, the sum of the following amounts calculated for each group:

                  o        the related Subordinate Percentage of the related Principal Payment Amount;

                  o        the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount; and

                  o        the related Subordinate Liquidation Amount;

                  less

                  o        the amount of certain cross-collateralization payments as described under
                           “-Cross-Collateralization-The Senior-Subordinate Loan Groups.”

         Subordination  Level-On any distribution date for any class of Class C-B  Certificates,  the percentage  obtained by dividing the sum of the Class Principal  Balances of all classes of Class C-B  Certificates which are subordinate in right of payment to that class by the  Class Principal  Balances of all classes in the  Senior-Subordinate  Loan Groups,  in each case immediately prior to that distribution date.

Priority of Distributions-The Senior-Subordinate Loan Groups

         Distributions  will generally be made to the extent of the related Available Funds for the  Senior-Subordinate  Loan
Groups in the order and priority as follows:

                  o        first, to the senior  certificates of the related group,  accrued and unpaid interest as described in “-Distributions of Interest-The Senior-Subordinate Loan Groups” herein; and

                  o        second, to the senior certificates of the related group, principal as described in
                           “-Distributions of Principal-The Senior-Subordinate Loan Groups.”

         After giving effect to the distributions  set forth in the previous  paragraph,  all such remaining  Available Funds will be aggregated  and the  following  distributions  will be made in the priority set forth below,  subject to any payments required  to be  made  to the  Senior-Subordinate  Certificates  as  described  herein  under  “-Cross  Collateralization-the
Senior-Subordinate Loan Groups.”

                  o        first, to each class of Class C-B  Certificates,  interest and then principal,  if applicable,  in increasing order of alphanumerical class designation,  with both interest and principal being paid to one class before any payments are made to the next class; and

                  o        second,  to the  Class AR-L or Class AR  Certificates,  as  appropriate,  the remainder  (which is expected to be zero) of all Available Funds.

         Distributions of interest and principal to the  Senior-Subordinate  Certificates  will be based on payments received or  advanced  for  the  mortgage  loans  in the  related  group  except  under  the  limited  circumstances  described  under
“-Cross-Collateralization-The  Senior-Subordinate  Loan  Groups.”  Distributions  of interest and  principal to the Class C-B
Certificates will be based on payments received or advanced for the Senior-Subordinate Loan Group mortgage loans.

Distributions of Interest-The Senior-Subordinate Loan Groups

         The pass-through  rates for the  Senior-Subordinate  Certificates are described in the term sheet to which this term sheet relates.

         The pass-through  rate on the Class C-B  Certificates will equal, on any distribution  date, the quotient  expressed as a  percentage,  of (a) the sum  obtained by adding each of the  products  obtained by  multiplying  the  weighted  average pass-through  rates for each  Senior-Subordinate  Loan Group for that distribution  date and the Class C-B  Component Balance for each such Senior  Subordinate Loan Group  immediately prior to such  distribution  date,  divided by (b) the aggregate of the Class C-B Component Balances for a Senior-Subordinate Loan Group immediately prior to such distribution date.

         With respect to each class in the  Senior-Subordinate  Loan Groups and each distribution date, an amount of interest will  accrue on each such class of  certificates,  generally  equal to 1/12th of the  applicable  pass-through  rate for that class  multiplied  by the  related  Class Principal  Balance  immediately  prior to that  distribution  date.  Interest to be distributed  on the  certificates  on any  distribution  date will consist of accrued and unpaid  interest as of the previous distribution  dates and interest  accrued  during the  preceding  Accrual  Period.  Interest will accrue on each class in the
Senior-Subordinate Loan Groups on the basis of a 360-day year consisting of twelve 30-day months.

         The interest  entitlement  described  above for each class of senior  certificates  in the  Senior-Subordinate  Loan
Groups  will be  reduced  by Net  Interest  Shortfalls  experienced  by the  mortgage  loans in the  related  group  for that distribution  date and the  interest  entitlement  described  above for the  Class C-B  Certificates  will be  reduced by Net
Interest  Shortfalls  experienced  by the  Senior-Subordinate  Loan Group  mortgage  loans for that  distribution  date.  Net
Interest  Shortfalls on any  distribution  date will be allocated pro rata among all such classes of certificates  related to such group,  based on the amount of interest each of those classes of certificates  would otherwise be entitled to receive on that  distribution  date from such group before taking into account any reduction in the amounts  resulting from Net Interest
Shortfalls.  The amount a class of Class C-B  Certificates  would otherwise be entitled to receive from the mortgage loans in a loan group  before  taking  into  account  any such  reduction  will be based on the  amount of  interest  accruing  at the applicable weighted average pass-through rate on that class’s  proportionate share, based on the Class Principal  Balance, of the related Class C-B Component Balance for that distribution date.

Distributions of Principal-The Senior-Subordinate Loan Groups

General.

         On each distribution  date,  certificateholders  will be entitled to receive principal  distributions from the funds available  therefor  to the  extent  and in the  priority  described  in this  term  sheet  supplement.  See  “ -Priority  of
Distributions-The  Senior-Subordinate  Loan Groups” in this term sheet supplement.  The Senior-Subordinate  Certificates will receive principal collected from the  Senior-Subordinate  Loan Group mortgage loans,  respectively,  except under the limited circumstances  described in  “-Cross-Collateralization-The  Senior-Subordinate  Loan Groups.” The Class C-B Certificates will receive principal collected from the Senior-Subordinate Loan Group mortgage loans.

Senior Principal Distribution Amount.

         On each  distribution  date,  an  amount,  up to the  amount of the Senior  Principal  Distribution  Amount for that distribution date, will be distributed as principal, to the following classes in the following order:

          (i)              first, to the Class AR and Class AR-L Certificates,  pro rata, based on Class Principal  Balances, until their respective Class Principal Balances have been reduced to zero; and

          (ii)             second,  the Senior  Principal  Distribution  Amount for that  distribution  date remaining  after making the payments specified in clause (i) above,  to the Class A  Certificates,  pro rata, based on their
                  Class Principal Balances, until their respective Class Principal Balances have been reduced to zero.

Subordinate Principal Distribution Amount to the Class C-B Certificates.

         On each distribution  date, an amount, up to the amount of the Subordinate  Principal  Distribution  Amount for that distribution  date, will be distributed as principal,  to the Class C-B  Certificates,  in accordance with the priorities set forth above in  “-Priorities  of  Distributions”  and to the extent of amounts  available  therefor.  Each class of Class C-B
Certificates  will be entitled to receive (except on  distribution  dates on which the  Subordination  Level for any class of the Class C-B  Certificates  is less than the  Subordination  Level as of the closing date) its pro rata share,  based on its respective  Class Principal  Balance, of the Subordinate  Principal  Distribution  Amount.  Distributions of principal of the
Class C-B  Certificates  will be made on each  distribution  date  sequentially  in the order of their  alphanumerical  class designation,  beginning  with the  Class C-B-1  Certificates,  until each class of  Class C-B  Certificates  has received its respective pro rata share of the Subordinate  Principal  Distribution  Amount for that  distribution  date. See “-Priority of
Distributions-The Senior-Subordinate Loan Groups” in this term sheet supplement.

         For each class of  Class C-B  Certificates,  if on any  distribution  date the related  Subordination  Level of that class is less than the related  Subordination  Level of such class as of the closing  date,  no  distributions  of  principal prepayments  in full and  partial  principal  prepayments  will be made to any class or  classes  junior to that  class.  The amount  otherwise  distributable  to those classes will be allocated among the remaining  classes of Class C-B  Certificates, pro rata, based upon their respective Class Principal Balances.

Allocation of Losses; Subordination of Class C-B Certificates

         Credit  enhancement  for  the   Senior-Subordinate   Certificates   includes  the  subordination  of  the  Class C-B
Certificates  and the priority of application of Realized  Losses.  The Class C-B  Certificates  will be subordinate in right of payment of and provide credit support to the  Senior-Subordinate  Certificates to the extent  described in this term sheet supplement.  The support  provided by the Class C-B  Certificates is intended to enhance the likelihood of regular receipt by the  Senior-Subordinate  Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Senior-Subordinate Certificates protection against certain losses.

         Any Realized Loss with respect to a  Senior-Subordinate  Loan Group mortgage loan, except for Excess Losses, will be allocated  among the  Senior-Subordinate  Loan  Groups as set forth in the term  sheet to which  this term  sheet  supplement relates.

         On each  distribution  date, Excess Losses with respect to principal will be allocated pro rata among the classes in the Senior-Subordinate Loan Groups, based on their respective Class Principal Balances.

         On each distribution date, if the aggregate  Class Principal  Balance of all classes in the Senior-Subordinate  Loan
Groups exceeds the Aggregate  Collateral  Balance after giving effect to distributions of principal and the allocation of all losses to these  certificates  on that  distribution  date, that excess will be deemed a principal loss and will be allocated to the most junior class of Class C-B Certificates then outstanding.

         Investors in the  Senior-Subordinate  Certificates should be aware that because the Class C-B Certificates represent interests  in the  Senior-Subordinate  Loan Groups,  the  Class Principal  Balances of the  Class C-B  Certificates  could be reduced  to zero as a result of a  disproportionate  amount of  Realized  Losses  on the  mortgage  loans in any one of these groups.  Therefore,  notwithstanding  that Realized  Losses on the mortgage loans in each loan group may only be allocated to the related senior  certificates,  other than Excess Losses, the allocation to the Class C-B  Certificates of Realized Losses on the mortgage  loans in a loan group will increase the likelihood  that losses may be allocated to the senior  certificates unrelated to such loan group.

         The Class C-B  Certificates  will provide  limited  protection  to the classes of  certificates  of higher  relative priority against Special Hazard Losses Bankruptcy Losses and Fraud Losses.

         The Fraud Loss Coverage  Amount will be reduced,  from time to time, by the amount of Fraud Losses  allocated to the
Certificates.  In addition,  (a) on each  anniversary  prior to the fifth  anniversary  of the cut-off  date,  the Fraud Loss
Coverage Amount will be reduced to an amount equal to the lesser of (A) 1.00% of the current  aggregate  principal balance of the  Senior-Subordinate  Loan Group mortgage  loans and (B) the excess of the Fraud Loss Coverage  Amount as of the preceding anniversary  of the cut-off date over the cumulative  amount of Fraud Losses  allocated to the Class C-B  Certificates  since such preceding anniversary, and (b) on the fifth anniversary of the cut-off date, zero.

         The  Bankruptcy  Loss  Coverage  Amount  will be  reduced,  from time to time,  by the amount of  Bankruptcy  Losses allocated to the Class C-B Certificates.

         The Special Hazard Loss Coverage Amount will be reduced,  from time to time, to an amount equal on any  distribution date to the lesser of:

         (A)      the greatest of:

               o    1% of the Aggregate Collateral Balance on such distribution date,

               o    twice the Stated  Principal  Balance of the largest  mortgage  loan in a  Senior-Subordinate  Loan
                    Group, or

               o    the aggregate Stated Principal  Balance of the mortgage loans in a  Senior-Subordinate  Loan Group secured by mortgaged  properties located in the single California postal zip code area having the highest aggregate Stated Principal Balance of any such zip code area; and

           (B)    the Special Hazard Loss Coverage  Amount as of the closing date less the amount,  if any, of Special Hazard
Losses allocated to the Class C-B Certificates since the closing date.

         The amount of coverage  provided by the Class C-B  Certificates  for Special  Hazard Losses,  Bankruptcy  Losses and
Fraud  Losses may be cancelled or reduced  from time to time for each of the risks  covered,  provided  that the then current ratings of the certificates  assigned by the applicable rating agencies are not adversely  affected thereby.  In addition,  a reserve fund or other form of credit support may be substituted  for the  protection  provided by the Class C-B  Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         Investors in the  Senior-Subordinate  Certificates  should be aware that the applicable  coverage for Special Hazard
Losses,  Fraud Losses and  Bankruptcy  Losses  cover  mortgage  loans in the  Senior-Subordinate  Loan  Groups.  In the event mortgage  loans in one of the loan  groups  suffers a high level of  losses,  the  available  coverage  for the  certificates related to the other loan groups will be reduced  and may cause the  certificates  related to the other loan groups to suffer losses in the event mortgage loans in either group suffer losses after the available coverage has been exhausted.

Cross-Collateralization-The Senior-Subordinate Loan Groups

Cross-Collateralization due to rapid prepayments.

         On each  distribution  date  prior to the  Credit  Support  Depletion  Date,  but after the date on which any of the aggregate  Class Principal  Balance of the  Senior-Subordinate  Certificates  has been reduced to zero,  all principal on the mortgage  loans  relating  to the group  that has been paid in full,  will be paid to the  senior  certificates  of the other groups.  Such amount will be allocated  between the other  groups,  pro rata based on aggregate  Class Principal  Balance and paid to the senior  certificates in such groups in the same priority as such certificates  would receive other  distributions of principal.  However,  principal will not be distributed as described above if on that  distribution date (a) the Class C-B
Percentage  for that  distribution  date is greater than or equal to 200% of the Class C-B  Percentage as of the closing date and (b) the average  outstanding  principal  balance of the mortgage loans in each group  delinquent 60 days or more over the last six months,  as a  percentage  of the related  Class C-B  Component  Balance,  is less than 50%. If  principal  from one
Group is distributed to the senior certificates of the other groups according to this paragraph,  the Class C-B  Certificates will not receive this principal amount.

Cross-Collateralization due to disproportionate realized losses in one group.

         If on any distribution date the  Class Principal  Balance of any of the  Senior-Subordinate  Certificates is greater than the Aggregate Loan Group Balance of the related loan group (the  “Undercollateralized  Group”),  then the following will occur:

                  o        The  Available  Funds in the other  groups  that are not an  Undercollateralized  Group (each,  an
                           “Overcollateralized  Group”)  will be  reduced,  after  distributions  of  interest  to the senior certificates  of each  Overcollateralized  Group,  in an  aggregate  amount  equal to one  month’s interest on the  Principal  Transfer  Amount of each  Undercollateralized  Group at  the  weighted average  pass-through rate applicable to the  Undercollateralized  Group or Groups and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

                  o        The  portion  of the  Available  Funds  in  respect  of  principal  on the  mortgage  loans in the
                           Overcollateralized  Group or Groups,  after  distributions of principal to the senior certificates of  each  Overcollateralized  Group,  will  be  distributed  to the  senior  certificates  of each
                           Undercollateralized  Group until the  Class Principal  Balance of the senior  certificates of each
                           Undercollateralized Group equals the Aggregate Loan Group Balance of the related group.

         Consequently,   the  Class C-B   Certificates   will  not  receive  any   distributions   of  principal   until  the
Undercollateralized Group or Groups are no longer undercollateralized.

         On each Distribution Date, the “Principal Transfer Amount” for an  Undercollateralized  Group will equal the excess, if any,  of the  Class Principal  Balance  of the senior  certificates  related to such  Undercollateralized  Group over  the
Aggregate Loan Group Balance of such Undercollateralized Group.

         For each  distribution  date and any group,  the  “Overcollateralization  Amount”  for such  group is  the excess of
(i) the  Aggregate  Loan  Group  Balance  of such  group  over  (ii) the  aggregate  Class Principal  Balance  of the  Senior
Certificates related to that group.

         In the event  more  than one group is an  Overcollateralized  Group on  any  distribution  date,  reductions  in the
Available  Funds of such groups to make  payment to the  Undercollateralized  Group or  Groups will be made pro rata based on
the   Overcollateralization   Amount  for  each   Overcollateralized   Group.  In  the  event  more  than  one  group  is  an
Undercollateralized  Group on  any  distribution  date,  payments  made  to such  groups  from  the  Available  Funds  of the
Overcollateralized   Group will   be  made  pro  rata  based  on  the  amount  of  payments   required  to  be  made  to  the
Undercollateralized Groups.

         All   or  a   portion   of   the   distributions   to   the   Senior-Subordinate   Certificates   pursuant   to  the
cross-collateralization  provisions  described above,  may be made on the distribution  date in the month following the month during which such transfer  payment occurs (without any additional  distribution of interest or earnings thereon with respect to such delay).

         In the  event  that the  weighted  average  of the  pass-through  rates of the  senior  certificates  related  to an
Undercollateralized  Group is greater than the weighted average of the pass-through rates of the senior certificates  related
to  the  Overcollateralized   Group or  Groups,  the  payment  of  interest  to  such  senior  certificates  related  to  the
Undercollateralized  Group or  Groups from the  interest  collected  on the  Overcollateralized  Group or  Groups may cause a shortfall in the amount of  principal  and interest  otherwise  distributable  to the  Class C-B  Certificates.  In addition, after the aggregate  principal balance of the Class C-B  Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the senior certificates.

Glossary of Terms-The Floating Rate Loan Group Certificates

         The  following  terms are given the meanings  shown below to help  describe the cash flows on the Floating Rate Loan
Group  Certificates.  Certain  capitalized terms used to describe the Floating Rate Loan Group Certificates are defined under
“-Glossary of Terms-The Senior Subordinate Certificates.”

         Accrual  Period-For  any class of  Floating  Rate Loan Group  Certificates  and any  distribution  date,  the period commencing on the  immediately  preceding  distribution  date (or the closing date, in the case of the first Accrual  Period)
and ending on the day immediately preceding the related distribution date.

         Aggregate Loan  Group Balance-For  the Floating Rate Loan Group and any date of determination,  the aggregate of the
Stated Principal  Balance of the mortgage loans in the Floating Rate Loan Group as of the last day of the related  Collection
Period, plus the amount, if any, then on deposit in the prefunding account.

         Basis Risk  Shortfall-For  any class of  Floating  Rate Loan  Group  Certificates,  other than the Excess  Cash Flow
Certificates, and any distribution date, the sum of:

         (1)   the excess,  if any, of the related  Current  Interest  calculated on the basis of the least of  (x) one-month
               LIBOR plus the applicable certificate margin,  (y) the Maximum Interest Rate and (z) 11.00%,  over the related
               Current Interest for the applicable distribution date;

         (2)   any amount described in clause (1) remaining unpaid from prior distribution dates; and

         (3)   interest on the amount in clause (2) for the related  Accrual  Period  calculated on the basis of the least of
               (x) one-month LIBOR plus the applicable  certificate margin,  (y) the Maximum Interest Rate and (z) the amount set forth in the term sheet attached hereto.

         Carryforward  Interest-For any class of Floating Rate Loan Group  Certificates and any distribution date, the sum of
(1) the  amount,  if any,  by which  (x) the  sum of  (a) Current  Interest  for such  class  for the  immediately  preceding distribution date and (b) any unpaid  Carryforward  Interest for such class from previous  distribution dates exceeds (y) the amount paid in respect of interest on such class on such immediately  preceding  distribution  date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

         Class Principal  Balance-For any class of Floating Rate Loan Group  Certificates,  as of any date of  determination, an amount equal to the initial principal  balance of that class,  reduced by the aggregate of the following amounts allocable to that class:

              o   All amounts previously distributed to holders of certificates of that class as payments of principal; and

              o   Applied Loss Amounts (as defined below under “-Credit Enhancement”) previously allocated to that class;

provided,  however,  that the Floating  Rate Loan Group  Certificates  will be increased in an aggregate  amount equal to the related  Recoveries  received in respect of any  distribution  date, in order of seniority,  up to the amount of the Deferred
Amount for that class.

         Collection  Period-For any distribution  date is the period from the second day of the month  immediately  preceding such distribution date to and including the first day of the month of that distribution date.

         Compensating  Interest-For  each of the floating  group mortgage  loans and any  distribution  date, an amount to be paid by the master  servicer  or the  servicer  of that  mortgage  loan as  described  above  under  “Servicing  of  Mortgage
Loans-Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” in this term sheet supplement.

         Credit Support  Depletion  Date-The first  distribution date on which the aggregate  Class Principal  Balance of the
Floating Rate Loan Group Subordinate Certificates has been or will be reduced to zero.

         Current  Interest-For any class of Floating Rate Loan Group  Certificates  and any distribution  date, the amount of interest  accruing at the applicable  pass-through  rate on the related  Class Principal  Balance during the related  Accrual
Period;  provided, that as to each class of Floating Rate Loan Group Certificates,  the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by excess interest.

         Cut-off Date Principal Balance-The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

         Deferred  Amount-For  any class of the Floating  Rate Loan Group Senior  Certificates  and Floating  Rate Loan Group
Subordinate  Certificates,  and any distribution  date, will equal the amount by which (x) the  aggregate of the Applied Loss
Amounts (as defined  below under  “Credit  Enhancement-The  Floating  Rate Loan Group  Certificates”)  previously  applied in reduction of the  Class Principal  Balance  thereof exceeds  (y) the sum of (a) the  aggregate of amounts  previously paid in reimbursement thereof and (b) any increases to the Class Principal Balance as a result of Recoveries.

         Delinquency Rate-For any month will be, generally, the fraction,  expressed as a percentage,  the numerator of which is the  aggregate  outstanding  Stated  Principal  Balance of all  Floating  Rate Loan Group  mortgage  loans 60 or more days delinquent  (including all  foreclosures  and REO Properties) as of the close of business on the last day of such month,  and the denominator of which is the Aggregate Loan Group Balance as of the close of business on the last day of such month.

         Expense Fee Rate-As to each  mortgage  loan,  the sum of the related  servicing fee rate,  the excess  servicing fee rate,  if  applicable,  the special  servicing fee rate,  if  applicable,  and the rate at which the premium on a lender paid mortgage guaranty insurance policy is calculated, if applicable.

         Floating  Rate Loan  Group  Interest  Remittance  Amount-As  set forth in the term  sheet to which  this term  sheet supplement relates.

         Floating Rate Loan Group Net Funds Cap- As set forth in the term sheet to which this term sheet supplement relates.

         Insurance  Proceeds-Amounts  paid pursuant to any insurance  policy,  with respect to a mortgage loan, that have not been used to restore  the  related  mortgaged  property or released  to the  mortgagor  in  accordance  with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

         Interest  Shortfall-For  any  distribution  date is equal to the  aggregate  shortfall,  if any, in  collections  of interest  (adjusted  to the  related net  mortgage  rate) on the  Floating  Rate Loan Group  mortgage  loans  resulting  from
(a) principal  prepayments  in full and in part received  during the related  Prepayment  Period to the extent not covered by
Compensating  Interest and  (b) interest  payments on certain of the mortgage loans being limited  pursuant to the provisions of the Relief Act.

         Liquidated  Mortgage  Loan-A  mortgage loan for which the related  servicer has determined  that it has received all amounts that it expects to recover from or on account of the mortgage  loan,  whether from  Insurance  Proceeds,  Liquidation
Proceeds or otherwise.

         Liquidation  Proceeds-Amounts,  including  Insurance  Proceeds,  received in connection  with the  liquidation  of a defaulted  mortgage loan,  whether through  trustee’s sale,  foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

         Maximum Interest  Rate-For any distribution  date, an annual rate equal to the weighted average of the Rate Ceilings of the mortgage loans in the Floating Rate Loan Group,  minus the weighted  average expense fee rate of the mortgage loans in such Floating Rate Loan Group.

         Monthly Excess  Cashflow-For  any  distribution  date, an amount equal to the sum of the Monthly Excess Interest and the  Overcollateralization  Release Amount,  if any, for such date, plus any amounts applied  pursuant to clauses  I(vii) and
II(vii) under “Distributions of Principal- The Floating Rate Loan Group Certificates.”

         Net Cumulative  Realized Loss Amount-For any distribution date,  cumulative Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the prior  calendar  month less the amount of payments  made to the  Principal
Remittance Amount from any related Cap Account on all prior distribution dates.

         Net Mortgage  Rate-With  respect to any mortgage  loan, the rate per annum equal to the mortgage rate minus the rate at which the expense fees accrue.  The mortgage rate of a mortgage loan is the rate at which interest  accrues at the time of determination on that mortgage loan in accordance with the terms of the related mortgage note.

         Optimal  Interest  Remittance  Amount-For  any  distribution  date and loan  group,  will be equal to the  excess of
(i) the product of (1) (x) the  weighted average Net Mortgage Rates of the mortgage loans in the related loan group as of the first day of the related  Collection  Period divided by (y) 12 and (2) the  applicable  Aggregate Loan  Group Balance for the immediately  preceding  distribution  date, over (ii) any  expenses that reduce the Interest  Remittance Amount for that loan group that did not arise as a result of a default or  delinquency  of the  applicable  mortgage  loans or were not taken into account in computing the expense fee rate.

         Overcollateralization  Amount-For  any  distribution  date will be equal to the  amount,  if any,  by which  (x) the
Aggregate Loan Group Balance for such  distribution date exceeds (y) the  aggregate  Class Principal  Balance of the Floating
Rate Loan Group Certificates after giving effect to payments on such distribution date.

         Overcollateralization  Deficiency-For  any distribution  date will be equal to the amount,  if any, by which (x) the
Targeted  Overcollateralization  Amount for such  distribution  date exceeds  (y) the  Overcollateralization  Amount for such distribution  date,  calculated  for this purpose  after giving  effect to the  reduction  on such  distribution  date of the aggregate  Class Principal  Balance of the Floating Rate Loan Group Certificates  resulting from the payment of the Principal
Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

         Overcollateralization  Release  Amount-For any  distribution  date will be equal to the lesser of (x) the  aggregate
Principal  Remittance  Amount for the Floating  Rate Loan Group for such  distribution  date and (y) the  amount,  if any, by which (1) the  Overcollateralization  Amount for such date,  calculated for this purpose on the basis of the assumption  that
100% of the aggregate  Principal  Remittance Amount for the Floating Rate Loan Group for such date is applied on such date in reduction of the aggregate of the  Class Principal  Balances of the Floating Rate Loan Group  Certificates,  exceeds  (2) the
Targeted Overcollateralization Amount for such date.

         Payahead-Any  scheduled  payment intended by the related  mortgagor to be applied in a Collection  Period subsequent to the Collection Period in which such payment was received.

         Principal Payment  Amount-For any distribution date will be equal to the aggregate  Principal  Remittance Amount for the Floating  Rate Loan Group for such date minus the  Overcollateralization  Release  Amount,  if any, for such date,  plus, with respect to the distribution date in February 2006,  the amount remaining,  if any, on deposit in the prefunding  account at the end of the prefunding period, exclusive of investment income thereon.

         Principal  Remittance  Amount-For  any  distribution  date and the Floating  Rate Loan Group,  will equal the sum of
(1) all principal  collected (other than Payaheads) or advanced in respect of scheduled payments on the mortgage loans in the
Floating Rate Loan Group during the related  Collection  Period (less  unreimbursed  advances,  servicing  advances and other amounts due to a servicer,  the master servicer,  the trustee and the trust  administrator with respect to the mortgage loans in the Floating Rate Loan Group,  to the extent  allocable to principal)  and the principal  portion of Payaheads  previously received on the  mortgage  loans in the  Floating  Rate Loan Group and intended  for  application  in the related  Collection
Period,  (2) all principal  prepayments  received during the related Prepayment Period,  (3) the outstanding Stated Principal
Balance of each  mortgage  loan in the  Floating  Rate Loan  Group that was  repurchased  by the seller or  purchased  by the special  servicer during the period  described in the pooling and servicing  agreement  relating to such  distribution  date,
(4) the portion of any substitution  amount paid with respect to any replaced  mortgage loans in the Floating Rate Loan Group during the related  Collection Period allocable to principal,  (5) all  Liquidation  Proceeds (net of unreimbursed  advances, servicing advances and other expenses,  to the extent allocable to principal) and Recoveries,  if any, collected with respect to the mortgage  loans in the Floating  Rate Loan Group during the period  described in the pooling and  servicing  agreement relating to such  distribution  date, to the extent  allocable to principal,  and (6) amounts  withdrawn from any related the
Cap Account to cover Net Cumulative  Realized Loss Amounts on the floating  group mortgage loans incurred  during the related
Collection Period.

         Recovery-With  respect to any Liquidated  Mortgage Loan and distribution date, an amount received in respect of such
Liquidated  Mortgage  Loan during the prior  calendar  month which has  previously  been  allocated  to a class or classes of certificates in accordance with the pooling and servicing agreement, net of reimbursable expenses.

         Rolling Three Month  Delinquency  Rate-For any  distribution  date will be the fraction,  expressed as a percentage, equal to the  average  of the  Delinquency  Rates for each of the three (or one and two,  in the case of the first and second distribution dates) immediately preceding months.

         Senior  Enhancement  Percentage-For  any  distribution  date will be the fraction,  expressed as a  percentage,  the numerator  of which  is the sum of the  aggregate  Class Principal  Balance  of the  Floating  Rate  Loan  Group  Subordinate
Certificates  and the  Overcollateralization  Amount (which,  for purposes of this  definition  only,  shall not be less than zero), in each case after giving effect to payments on such distribution  date (assuming no Trigger Event is in effect),  and the denominator of which is the Aggregate Loan Group Balance for such distribution date.

         Senior Principal Payment Amount-As set forth in the term sheet to which this term sheet supplement relates.

         Stepdown Date-As set forth in the term sheet to which this term sheet supplement relates.

Distributions of Interest-The Floating Rate Loan Group Certificates

         The per annum  pass-through  rates for the  certificates  are  described  in the term sheet to which this term sheet supplement relates.

         The amount of  interest  payable on each  distribution  date in  respect of each class of  Floating  Rate Loan Group
Certificates,  will equal the sum of (1) Current Interest for such class on such date and (2) any  Carryforward  Interest for such  class and date.  Interest  will  accrue on each  class of  Floating  Rate Loan  Group  Certificates,  on the basis of a
360-day year and the actual number of days elapsed in each Accrual Period.

         With respect to each  distribution  date, to the extent that a Basis Risk Shortfall exists for any class of Floating
Rate Loan Group  Certificates,  other than the Excess  Cash Flow  Certificates,  such class will be entitled to the amount of such Basis Risk  Shortfall.  Such  classes will be entitled to receive the amount of any Basis Risk  Shortfall in  accordance
with  the   priority   of   payments   described   herein   under   “-Credit   Enhancement-The   Floating   Rate  Loan  Group
Certificates-Overcollateralization,”   from  amounts  otherwise  payable  on  the  Excess  Cash  Flow  Certificates  on  such distribution  date,  and from amounts paid under any Cap  Agreement  for a related  class of  certificates  on deposit in any related Cap Account.

         On each  distribution  date, the Floating Rate Loan Group Interest  Remittance  Amount for such date will be paid in the following order of priority:

         (1)  To any related Supplemental Interest Trust for payment to any swap counterparty,  an amount equal to the amount set forth in the term sheet attached hereto.

         (2)  to the Floating Rate Loan Group Senior  Certificates,  pro rata based on amounts due,  Current Interest and any
              Carryforward Interest for such Class and such distribution date;

         (3)  to the Floating  Rate Loan Group  Subordinate  Certificates,  in order of  ascending  numerical  order  Current
              Interest and any Carryforward Interest for such class and distribution date; and

         (4)  for application as part of Monthly Excess Cashflow for such distribution date, as described under
              “-Credit Enhancement-The Floating Rate Loan Group Certificates-Overcollateralization”  below, any such Floating
              Rate Loan Group  Interest  Remittance  Amount  remaining  after  application  pursuant  to clauses  (1) through
              (3) above (such amount, “Monthly Excess Interest”) for such distribution date.

Distributions of Principal-The Floating Rate Loan Group Certificates

         Distributions  of principal on the Floating  Rate Loan Group Senior  Certificates  will be made  primarily  from the
Principal  Payment Amount,  to the extent of available funds, as described below.  Distributions of principal on the Floating
Rate Loan Group  Subordinate  Certificates  will be made primarily from the Principal  Payment Amount after  distributions of principal have been made on the Floating Rate Loan Group Senior Certificates.

         The Principal Payment Amount will be paid on each distribution date as follows:

         I.       On each  distribution  date (a) prior to the Stepdown Date or (b) with  respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

                  (i)      to  the  Floating  Rate  Loan  Group  Senior  Certificates,   pro  rata,  weighted  based  on  the
                           Class Principal  Balances of such classes,  until their respective  Class Principal  Balances have been reduced to zero;

                  (ii)     to the Floating Rate Loan Group Subordinate Certificates,  in ascending numerical order, until its
                           Class Principal Balance has been reduced to zero; and

                  (iii)    for application as part of Monthly Excess Cashflow for such distribution  date, as described under
                           “-Credit Enhancement-The Floating Rate Loan Group  Certificates-Overcollateralization”  below, any such Principal Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

         II.      On each  distribution  date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

                  (i)      to the Floating Rate Loan Group Senior Certificates,  the Senior Principal Payment Amount for such distribution  date,  pro rata,  weighted  based on the  Class Principal  Balances of such classes, until their respective Class Principal Balances have been reduced to zero;

                  (ii)     to the  Floating  Rate Loan Group  Subordinate  Certificates,  in  ascending  numerical  order the
                           Floating Rate Loan Group Subordinate  Principal  Payment Amount for such distribution  date, until its Class Principal Balance has been reduced to zero; and

                  (iii)    for application as part of Monthly Excess Cashflow for such distribution  date, as described under
                           “-Credit Enhancement-The Floating Rate Loan Group  Certificates-Overcollateralization”  below, any such Principal Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

Credit Enhancement-The Floating Rate Loan Group Certificates

         Credit  enhancement  for the Floating Rate Loan Group  Certificates  consists of the  subordination  of the Floating
Rate Loan Group Subordinate Certificates,  the priority of application of Realized Losses,  overcollateralization and amounts available  under any Swap  Agreement  for a related  class of  certificates  to cover  certain Net  Cumulative  Realized Loss
Amounts on the Floating Rate Loan Group mortgage loans, in each case as described herein.

         Subordination. The  rights of holders of the Floating Rate Loan Group  Subordinate  Certificates to receive payments with respect to the Floating Rate Loan Group mortgage loans will be  subordinated  to such rights of holders of each class of
Floating  Rate  Loan  Group  Certificates  having a higher  priority  of  payment,  as  described  under  “-Distributions  of
Interest-The  Floating  Rate Loan  Group  Certificates”  and  “-Distributions  of  Principal-The  Floating  Rate  Loan  Group
Certificates.”  This  subordination  is intended to enhance the  likelihood  of regular  receipt by holders of Floating  Rate
Loan Group  Certificates  having a higher  priority  of payment of the full amount of interest  and  principal  distributable thereon,  and to afford such  certificateholders  limited  protection  against  Realized  Losses incurred with respect to the
Floating Rate Loan Group mortgage loans.

         The limited  protection  afforded to holders of classes of  certificates  with a higher priority of payment by means of the  subordination  of certain  classes of  certificates  having a lower priority of payment will be  accomplished  by the preferential  right of holders of such classes of certificates with a higher priority of payment to receive  distributions of interest or principal on any distribution date prior to classes with a lower priority of payment.

         Application  of Realized  Losses.   Realized  Losses on the Floating  Rate Loan Group  mortgage  loans will have the effect of reducing amounts payable in respect of the Excess Cash Flow  Certificates  (both through the application of Monthly
Excess  Interest  to fund such  deficiency  and  through a  reduction  in the  Overcollateralization  Amount for the  related distribution date).

         If on any  distribution  date,  after giving  effect to all Realized  Losses  incurred with respect to Floating Rate
Loan Group  mortgage  loans  during the  Collection  Period for such  distribution  date and  payments of  principal  on such distribution  date, the aggregate  Class Principal  Balance of the Floating Rate Loan Group  Certificates  exceeds the sum of the aggregate  Stated  Principal  Balance of the Floating Rate Loan Group mortgage loans for such  distribution  date and the amounts on deposit in the  prefunding  account for such  distribution  date (such  excess,  an “Applied Loss  Amount”),  such amount will be allocated  in reduction of the  Class Principal  Balance of first,  the Floating  Rate Loan Group  Subordinate
Certificates,  in  descending  numerical  order,  until the  Class Principal  Balance  thereof has been reduced to zero;  and second,  the  Floating  Rate Loan  Group  Senior  Certificates  (except  the most  senior  Floating  Rate Loan  Group  Senior
Certificates,  until the Class Principal  Balance thereof has been reduced to zero. The  Class Principal  Balance of the most senior Floating Rate Loan Group Certificates will not be reduced by Applied Loss Amounts.

         Holders of the  Floating  Rate Loan Group  Senior  Certificates  (except  the most senior  Floating  Rate Loan Group
Senior  Certificates)  and  Floating  Rate Loan Group  Subordinate  Certificates  will not receive any payments in respect of
Applied Loss Amounts,  except to the extent of available  Monthly  Excess  Cashflow or amounts paid under any Swap  Agreement for a related class of certificates as described below.

         The Cap Agreement.  If set forth in the term sheet related to this term sheet  supplement,  on or before the closing date,  the trust  administrator,  acting on behalf of the  trust,  will  enter into one or more  separate  interest  rate cap agreements  (each , a “Cap  Agreement”)  documented by a 1992 ISDA Master Agreement  (Multicurrency-Cross  Border),  together with a Schedule,  Confirmation  and Credit  Support  Annex  between  the  trustee,  on behalf of the trust and Credit  Suisse
International  (in  such  capacity,  the  “cap  counterparty”),  for the  benefit  of one or more  classes  of  floating-rate certificates  whereby,  in consideration for a one time payment by the trust to the cap counterparty on the closing date, the cap  counterparty  will agree to make  payments to the related  class of floating rate  certificates  on each cap  agreements payment date with respect to each related Cap  Agreement.  See the term sheet related to this term sheet  supplement for more details regarding any Cap Agreement.

         The Swap  Agreement.  If set forth in the term  sheet  related  to this term sheet  supplement,  , a separate  trust created under the pooling and servicing  agreement (the “Supplemental  Interest Trust”) will hold a swap agreement (the “Swap
Agreement”) documented by a 1992 ISDA Master Agreement  (Multicurrency-Cross Border), together with a Schedule,  Confirmation and Credit Support Annex between the trustee,  on behalf of the Supplemental  Interest Trust and Credit Suisse  International
(in such capacity, the “swap counterparty”),  for the benefit of one or more classes of floating-rate  certificates.  See the term sheet related to this term sheet supplement for more details regarding any Swap Agreement.

         Overcollateralization. The  weighted  average net mortgage  rate of the Floating Rate Loan Group  mortgage  loans is generally  expected  to be higher  than the  weighted  average  of the  pass-through  rates of the  Floating  Rate Loan Group
Certificates  plus certain  expenses of the trust,  thus  generating  certain  excess  interest  collections.  Monthly Excess
Interest  will  be  applied  in  reduction  of  the  aggregate  Class Principal  Balance  of the  Floating  Rate  Loan  Group
Certificates.  Such  application of interest  collections  as payments of principal will cause the aggregate  Class Principal
Balance of the Floating Rate Loan Group  Certificates  to amortize more rapidly than the Aggregate Loan Group  Balance,  thus creating and  maintaining  overcollateralization.  However,  Realized  Losses on the Floating Rate Loan Group  mortgage loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

         In  addition,  on and after  the  Stepdown  Date,  to the  extent  that a  Trigger  Event is not in  effect  and the
Overcollateralization  Amount  exceeds the Targeted  Overcollateralization  Amount,  a portion of each  Principal  Remittance
Amount  will not be  applied  in  reduction  of the  aggregate  Class Principal  Balance  of the  Floating  Rate  Loan  Group
Certificates, but will instead, be applied as described below.

         On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

         (1)      until the  aggregate  Class Principal  Balance  of the  Floating  Rate Loan Group  Certificates  equals the
                  Aggregate Loan Group Balance for such  distribution  date minus the Targeted  Overcollateralization  Amount for such date:

                  (A) on each  distribution  date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect,  to the extent of Monthly Excess  Interest for such  distribution  date, to the Floating Rate
                  Loan Group Certificates, in the following order of priority:

                           (a)      to the Floating Rate Loan Group Senior  Certificates,  in ascending  numerical order, pro rata,  weighted  based on the  Class Principal  Balances  of such  classes,  until  their respective Class Principal Balances have been reduced to zero; and

                           (b)      to the Floating Rate Loan Group Subordinate  Certificates,  in ascending numerical order, until its Class Principal Balance has been reduced to zero;

                  (B) on each  distribution  date on or after the Stepdown  Date and with respect to which a Trigger Event is not in effect, to fund any principal  distributions required to be made on such distribution date set forth above in subclause II under “-Distributions of Principal-The  Floating Rate Loan Group Certificates,” after giving effect to the  distribution  of the Principal  Payment Amount for such date, in accordance  with the priorities set forth therein;

         (2)      to the Floating Rate Loan Group Senior Certificates  (except the most senior Floating Rate Loan Group Senor
                  Certificates), any Deferred Amount for such class;

         (3)      to the Floating  Rate Loan Group  Subordinate  Certificates,  in ascending  numerical  order,  any Deferred
                  Amount for such class;

         (4)      to the  Floating  Rate Loan  Group  Senior  Certificates,  pro rata based on  amounts  due,  any Basis Risk
                  Shortfall for such class;

         (5)      to the Floating Rate Loan Group  Subordinate  Certificates,  in ascending  numerical  order, any Basis Risk
                  Shortfall for such class;

         (6)      to the Excess  Cash Flow  Certificates,  the amount  distributable  thereon  pursuant  to the  pooling  and servicing agreement; and

         (7)      to the Class AR-L or Class AR  Certificates,  any remaining amount,  as appropriate.  It is not anticipated that any amounts will be distributed to the Class AR-L or Class AR Certificates under this clause (7).

         Distributions  pursuant to subparagraphs  (4) and (5) on any  distribution  date will be made after giving effect to any  payments in respect of a related  Cap  Agreement  to pay any related  Basis Risk  Shortfall.  Distributions  pursuant to subparagraphs  (2) and  (3) on any  distribution  date will be made after  giving  effect to any after  giving  effect to any payments in respect of a related a Cap Agreement on such date to pay Deferred Amounts.

Additional Issuances of Certificates

         Upon the  surrender  of one or more  classes of offered  certificates  to the trust,  the trust will be permitted to issue  one or  more  additional  classes  of  certificates  that  will  represent  ownership  interests  in  the  surrendered certificates.  A REMIC election will be made with respect to the surrendered  certificates  and the newly issued classes will constitute the regular  interests in this REMIC. The Class AR  Certificate will represent  ownership of the residual interest in this REMIC.  Any such  issuance will be made  pursuant to an amendment of the pooling and  servicing  agreement  that will only require the consent of the holders of the offered certificates that are surrendered to the trust.

                                               POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans

    Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut off Date.
In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

    The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust.  Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan).  However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are “defective” under the Code and the seller delivers to the trustee and the trust administrator an officer’s certificate to that effect.  Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

     o   have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

     o   have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

     o   have an LTV ratio not higher than that of the deleted mortgage loan;

     o   have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

     o   comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

    Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System.
In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the MERS® System.  For any mortgage held through the
MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Representations and Warranties Regarding the Mortgage Loans

           Under the pooling and servicing  agreement,  the trustee will receive  representations  and warranties made by DLJ
Mortgage  Capital.  The mortgage loan  representations  and warranties will be made by DLJ Mortgage Capital as of the closing date or subsequent  transfer date (or such earlier date, as specified in the subsequent transfer  documents),  as applicable.
These representations and warranties include the following:

     o   each mortgage note and related mortgage is a legal and binding  obligation of the maker thereof,  enforceable in all respects in accordance  with its terms subject to  bankruptcy  and other laws  affecting the rights of creditors and general equitable principles;

     o   each mortgage  loan at the time it was made complied in all material  respects  with  applicable  federal,  state or local law, including, without limitation, predatory and abusive lending laws;

     o   none of the  mortgage  loans are  classified  as a “high cost home,”  “covered,”  “high  cost,” “high risk home,” or
         “predatory” loan under applicable state, federal or local law;

     o   the  information set forth in the mortgage loan schedule is complete,  true and correct in all material  respects as of the cut off date;

     o   no mortgaged  property is subject to any  material  damage by waste,  fire,  earthquake,  windstorm,  flood or other casualty as of the closing date,  and at  origination  of each  mortgage loan there was, and there  currently is, no proceeding pending for the total or partial condemnation of the related mortgaged property;

     o   each mortgage loan  complies  with all the terms,  conditions  and  requirements  of the  originator’s  underwriting standards in effect at the time of origination;

     o   each mortgage loan had a CLTV ratio at origination of 100.00% or less; and

     o   each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

         In the event of a breach of any  representation  or  warranty  relating  to a  mortgage  loan  that  materially  and adversely  affects the interests of the  certificateholders  in that mortgage loan, DLJ Mortgage Capital will be obligated to do one of the following:

     o   cure that breach,

     o   repurchase  that  mortgage loan at an amount equal to the sum of the unpaid  principal  balance of the mortgage loan on the date of  repurchase,  and accrued  interest on that  mortgage loan at the  applicable  mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase, or

     o   substitute a replacement mortgage loan for that mortgage loan.

         This  substitution  is permitted  only within two years of the closing date and may not be made unless an opinion of counsel  is  provided  to the  effect  that the  substitution  will not  disqualify  any  REMIC,  or result  in a  prohibited transaction  under the  Internal  Revenue  Code,  provided,  however,  that an opinion of counsel will not be required if the depositor  delivers an officer’s  certificate which states that the substitution is being made with respect to mortgage loans that are  “defective”  under the Internal  Revenue Code.  The depositor  will make no  representations  or warranties for the mortgage loans and will have no obligation to repurchase or substitute  mortgage loans with deficient  documentation  or that are otherwise  defective.  The sponsor is selling the mortgage loans without  recourse and will have no  obligations  for the mortgage loans in its capacity as seller other than the cure,  repurchase or substitution  obligations  described  above. The obligations of each servicer,  any modification  oversight agent, any special servicer and the master servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.

Optional Termination; Terminating Auction Sale

         On any distribution  date on or after which the aggregate Stated Principal  Balance of the  Senior-Subordinate  Loan
Group mortgage loans is less than or equal to 10% of the aggregate Stated Principal  Balance of the  Senior-Subordinate  Loan
Group  mortgage  loans as of the cut-off date,  the  Terminating  Entity (as defined below) will (subject to the terms of the pooling and servicing  agreement)  have the option to purchase the  Senior-Subordinate  Loan Group mortgage  loans,  all real property  acquired in respect of any  Senior-Subordinate  Loan Group  mortgage  loan  remaining  in the trust,  and any other related  property  remaining  in the trust for a price  equal to the  greater of (a) the  sum of  (i) 100% of  the  aggregate outstanding  Stated Principal  Balance of the  Senior-Subordinate  Loan Group mortgage loans plus accrued interest thereon at the applicable  mortgage rate to, but not including,  the due date in the month of such distribution date,  (ii) with respect to REO property  related to the  Senior-Subordinate  Loan Group mortgage loans, the lesser of (x) the appraised value of such
REO  property  and (y) the Stated  Principal  Balance  for the  mortgage  loan  related to such REO  property  and  (iii) any unreimbursed  advances,  fees and other amounts  payable to the master  servicer,  the servicers  (other than the Terminating
Entity), the trustee and the trust administrator  related to the  Senior-Subordinate  Loan Group mortgage loans (with respect to the  Senior-Subordinate  Loan Group  mortgage  loans,  the  “Terminating  Par Value”) and (b) the fair market value of all property of the trust related to the Senior-Subordinate Loan Group mortgage loans.

         On any distribution  date on or after which the aggregate  Stated Principal  Balance of the Floating Rate Loan Group
mortgage loans is less than or equal to 10% of the sum of (x) the  aggregate  Stated  Principal  Balance of the Floating Rate
Loan Group  mortgage  loans as of the initial  cut-off date and (y) the  amount on deposit in the  prefunding  account on the closing date, the  Terminating  Entity will (subject to the terms of the pooling and servicing  agreement) have the option to purchase the Floating Rate Loan Group mortgage loans,  all real property  acquired in respect of any Floating Rate Loan Group mortgage  loan  remaining  in the trust,  and any other  related  property  remaining  in the trust for a price  equal to the greater of (a) the sum of (i) 100% of the  aggregate  outstanding  Stated  Principal  Balance of the Floating Rate Loan Group
mortgage  loans plus accrued  interest  thereon at the  applicable  mortgage rate to but not  including,  the due date in the month of such  distribution  date,  (ii) with respect to REO property related to the Floating Rate Loan Group mortgage loans, the lesser of (x) the  appraised  value of such REO  property  and (y) the Stated  Principal  Balance for the  mortgage  loan related to such REO property and (iii) any  unreimbursed  advances and servicing fee and other amounts  payable to the master servicer,  the  servicers  (other  than the  Terminating  Entity),  the trustee  and the trust  administrator  related to the
Floating Rate Loan Group mortgage loans (with respect to the Floating Rate Loan Group mortgage loans,  the  “Terminating  Par
Value”), and (b) the fair market value of all property of the trust related to the Floating Rate Loan Group mortgage loans.

         The  “Terminating  Entity” will be (i) DLJ Mortgage  Capital,  Inc., if it is the owner of the servicing rights with respect to any  related  mortgage  loan on such  optional  termination  date,  or (ii) if that is not the case,  the  special servicer or another servicer, as determined pursuant to the terms of the pooling and servicing agreement.

         If either of such options is exercised,  and the amount  specified in clause (b) of the first or second  immediately preceding  paragraph exceeds the amount specified in clause (a) of the first or second immediately  preceding  paragraph,  as applicable,  the  Class AR-L  Certificates  will be entitled to receive the amount of such excess.  There can be no assurance that any of such  options will be  exercised,  or that if any of such  options are  exercised,  that there will be any excess amount available for distribution to the Class AR-L Certificates.

         If the option to  purchase  the  Senior-Subordinate  Loan  Group  mortgage  loans and the other  assets in the trust related to a  Senior-Subordinate  Loan Group as described above is not exercised and the aggregate Stated  Principal  Balance of the  Senior-Subordinate  Loan Group  mortgage loans declines  below 5% of the aggregate  Stated  Principal  Balance of the
Senior-Subordinate  Loan Group  mortgage  loans as of the initial  cut-off  date,  the trust  administrator  will  conduct an auction  to sell  the  Senior-Subordinate  Loan  Group  mortgage  loans  and the  other  assets  in the  trust  related  to a
Senior-Subordinate Loan Group.

         If the option to purchase the Floating Rate Loan Group  mortgage  loans and the other assets in the trust related to
Floating  Rate Loan Group as described  above is not exercised and the  aggregate  Stated  Principal  Balance of the Floating
Rate Loan Group mortgage loans declines below 5% of the sum of (x) the  aggregate  Stated  Principal  Balance of the Floating
Rate Loan Group  mortgage loans as of the initial  cut-off date and (y) the  amount on deposit in the  prefunding  account on the closing date,  the trust  administrator  will conduct an auction to sell the Floating Rate Loan Group  mortgage loans and the other assets in the trust related to the Floating Rate Loan Group,  provided,  that if there are any NIM notes related to the Floating Rate Group outstanding, the trust administrator will not conduct such auction.

         With respect to any auction,  the trust  administrator  will solicit good faith bids for the related  mortgage loans and the other related  assets in the trust from at least three  institutions  that are regular  purchasers  and/or sellers in the  secondary  market  of  residential  mortgage  loans  similar  to the  mortgage  loans in the  mortgage  pool.  The trust administrator  will  sell the  related  mortgage  loans to the  institution  with  the  highest  bid  exceeding  the  related
Terminating  Par Value plus certain  expenses set forth in the pooling and servicing  agreement.  If less than three bids are received  or the  highest  bid  received  is less than the  related  Terminating  Par Value  plus  such  expenses,  the trust administrator  will not sell the  related  mortgage  loans and the other  related  assets in the trust  and,  unless  certain conditions  specified in the pooling and  servicing  agreement  are not  satisfied,  the trust  administrator  will  continue conducting  auctions every six months until the earlier of (a) the  completion of a successful  auction and (b) the  exercise by the Terminating Entity of its purchase option with respect to the related mortgage loans.

         If an auction is  successfully  completed  with respect to either  (a) the  Senior-Subordinate  Loan Group  mortgage loans or (b) the  Floating Rate Loan Group mortgage  loans,  and the highest bid is in excess of the related  Terminating Par
Value,  the Class AR-L  Certificates  will be entitled to receive the amount of that excess.  There can be no assurance  that any auction will be successfully completed,  or that if an auction is successfully  completed,  that there will be any excess amount available for distribution to the Class AR-L Certificates.

         If either of such  options is  exercised or an auction is  successfully  conducted,  the effect would be to cause an early  retirement of the related  certificates.  Distributions on the  certificates  relating to any optional  termination or auction sale will first be treated as a prepayment of mortgage  loans and paid in accordance  with the priorities and amounts set forth above under  “Description  of the  Certificates.”  The proceeds  from that  distribution  may not be  sufficient to distribute the full amount to which each related class of certificates is entitled.

Reports to Certificateholders

           The monthly  statement  to  certificateholders  prepared by the trust  administrator  will  include the  following information with respect to each distribution date:

              o   the Class  Principal  Balance of each class of  certificates  before giving effect to the  distribution  of principal and interest;

              o   the amount of the related distribution on each class of certificates allocable to interest;

              o   the amount of the related distribution on each class of certificates allocable to principal;

              o   the sum of the principal and interest payable to each class of certificates;

              o   any Realized Loss allocable to each class of certificates;

              o   any Carryforward Interest allocable to each class of certificates;

              o   the Class  Principal  Balance of each class of  certificates  after giving  effect to the  distribution  of principal and interest;

              o   the pass through rate for each class of certificates;

              o   the applicable record dates, Interest Accrual Periods, determination date and distribution date;

              o   the Principal Payment Amount and Principal Remittance Amount;

              o   the total cash flows received and the general sources thereof;

              o   the amount of principal prepayments;

              o   the amount of principal as a result of repurchased mortgage loans;

              o   the aggregate amount of scheduled interest prior to reduction for fees;

              o   the amount of net recoveries on charged off mortgage loans;

              o   the amount of reimbursements of nonrecoverable advances previously made;

              o   the amount of Net Liquidation Proceeds;

              o   the amount of Insurance Proceeds;

              o   the number of mortgage loans as of the first and last day of the related Collection Period;

              o   the aggregate  Stated  Principal  Balance of the mortgage loans as of the first and last day of the related
                  Collection Period;

              o   the Expense Fee, with an identification of each payee and the general purpose of such fees;

              o   the amount of current advances (including the general purpose of such advances);

              o   the amount of outstanding advances;

              o   the number and aggregate  Stated  Principal  Balance of mortgage loans delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 days or more,  including  delinquent  bankrupt mortgage loans but excluding  mortgage loans in foreclosure and REO property;

              o   the number and aggregate Stated Principal  Balance of mortgage loans that are currently in bankruptcy,  but not delinquent;

              o   the number and aggregate Stated Principal Balance of mortgage loans that are in foreclosure;

              o   the Delinquency Rate, Rolling Three Month Delinquency Rate, the Senior  Enhancement  Percentage and whether a Trigger Event is in effect ;

              o   the  number  and  aggregate  principal  amount of any REO  properties  as of the close of  business  on the determination date preceding such distribution date;

              o   current Realized Losses;

              o   cumulative net Realized Losses and whether a Cumulative Loss Event is occurring;

              o   the weighted  average term to maturity of the mortgage loans as of the close of business on the last day of the calendar month preceding the related distribution date;

              o   the number of mortgage loans that have prepayment  charges and for which  prepayments  were made during the related Collection Period, as applicable;

              o   the amount of any funds remaining in the Pre Funding Account as of such distribution date;

              o   the Net Funds Cap with respect to each Loan Group;

              o   amount, if any, on deposit in any Pre-Funding Account;

              o   the Monthly Excess Cashflow; and

              o   the Targeted  Overcollateralization  Amount, the Overcollateralization Amount, the amount, if any, by which
                  the   Targeted   Overcollateralization   Amount   exceeds   the   Overcollateralization   Amount   and  the
                  Overcollateralization Release Amount.

         For purposes of the information reported in the monthly statement to  certificateholders  prepared by the trustee, a mortgage loan is considered  to be delinquent  when a payment due on any due date remains  unpaid as of the close of business on the next  following  monthly due date.  The  determination  as to whether a mortgage loan falls into this category is made as of the close of business on the last  business day of each month.  For example,  a mortgage loan due for December 1 at the close of  business  on January 31 would be  described  as 30 to 59 days  delinquent  in the  February  trust and static  pool reporting.

Evidence as to Compliance

         Each of the servicers and the special  servicer  will deliver to the  depositor and the trust  administrator,  on or about March 1st of each year,  commencing  with March 1, 2007, an officer’s  certificate  stating that:  (i) a review of that party’s servicing  activities during the preceding calendar year and of performance under the applicable  Servicing Agreement has been made under the  supervision of the officer,  and (ii) to the best of the officer’s  knowledge,  based on the review, such party has fulfilled all its obligations under the applicable  Servicing  Agreement in all material  respects  throughout the year,  or, if there has been a failure to fulfill any such  obligation in any material  respect,  specifying  the failure known to the officer and the nature and status of the failure.

         In  addition,  on or prior to March 1st of each year,  commencing  with March 1, 2007,  each of the  servicers,  the special  servicer,  the master  servicer and the  custodians  will be required to deliver  annually to the  depositor and the trust  administrator,  an  assessment  of  compliance  with the minimum  servicing  criteria  established  in Item 1122(a) of
Regulation AB (the “AB Servicing  Criteria”) that are applicable to such party.  The AB Servicing  Criteria  include specific criteria relating to the following areas:  general servicing  considerations,  cash collection and  administration,  investor remittances  and  reporting,  and pool asset  administration.  Such report will indicate that the AB Servicing  Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

    Each entity  delivering  the  assessment of compliance  referred to in the previous  paragraph also will deliver with its report on assessment of compliance,  an attestation  report from a firm of independent  public  accountants on the assessment of compliance with the AB Servicing Criteria.

    Copies of the annual  reports of assessment of  compliance,  attestation  reports,  and  statements of compliance  may be obtained by  certificateholders  without charge upon written  request to the trust  administrator.  These items will be filed with the issuing entity’s annual report on Form 10 K, to the extent required under Regulation AB.

The Issuing Entity

    On the closing date, and until the termination of the trust, the applicable Adjustable Rate Mortgage Trust series will be a common law trust formed under the laws of the state of New York pursuant to the pooling and servicing agreement.  The issuing entity will not have any liabilities as of the closing date.  The fiscal year end of the issuing entity will be
December 31 of each year.  The assets of the issuing entity are described herein under “Description of the
Certificates-Assets of the Trust.”

    The issuing entity will not have any employees,  officers or directors.  The trustee, the depositor, the master servicer, the servicers,  the  modification  oversight  agent,  if applicable,  and the trust  administrator  will act on behalf of the
Issuing  Entity,  and may only perform  those  actions on behalf of the issuing  entity that are specified in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans” in the prospectus supplement.

    The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically  provided in the pooling and servicing  agreement.  Under the pooling and  servicing  agreement,  the trustee on behalf of the issuing  entity will not have the power to issue  additional  certificates  representing  interests  in the issuing  entity,  borrow money on behalf of the  issuing  entity or make loans  from the assets of the  issuing  entity to any  person or entity,  without  the amendment of the pooling and  servicing  agreement by  certificateholders  and the other parties  thereto as described  under
“Description of the Certificates - Amendment” in the prospectus.

    If the assets of the issuing  entity are  insufficient  to pay the  certificateholders  all principal and interest  owed, holders of  certificates  may not receive all of their  expected  payments of interest and  principal  and may suffer a loss.
The issuing  entity,  as a common law trust,  is not  eligible  to be a debtor in a  bankruptcy  proceeding.  In the event of bankruptcy of the sponsor,  the depositor or any  originator,  it is not  anticipated  that the assets of the issuing  entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General

         U.S. Bank National  Association  (“U.S.  Bank”) will act as trustee  under the pooling and  servicing  agreement.  A network of  specialized  U.S.  Bancorp  offices  across the nation,  inside and outside its  24-state  footprint,  provides a comprehensive  line of  banking,  brokerage,  insurance,  investment,  mortgage,  trust  and  payment  services  products  to consumers, businesses, governments and institutions.

         The trustee,  U.S. Bank National  Association,  has its corporate trust offices at 60 Livingston Avenue, EP MN WS3D,
St. Paul,  Minnesota  55107.  The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor  trustee.  The  depositor  may also  remove the  trustee if the  trustee  ceases to be eligible to continue as such under the pooling and servicing  agreement or if the trustee becomes  insolvent.  The trustee may also be removed at any time by the  certificateholders  evidencing  not  less  than 50% of the  voting  rights  evidenced  by the  certificates.  In such circumstances,  the  depositor  will also be  obligated to appoint a successor  trustee.  Any  resignation  or removal of the trustee and  appointment  of a successor  trustee  will not become  effective  until  acceptance  of the  appointment  by the successor trustee.

         The trustee, or any of its affiliates,  in its individual or any other capacity,  may become the owner or pledgee of certificates  and may transact  business with other  interested  parties with the same rights as it would have if it were not the trustee. The trustee will have the following material duties under the pooling and servicing agreement:

              o   directly or through a custodian,  to hold the mortgage  notes,  mortgages and other legal  documents in the mortgage files relating to all or some of the mortgage loans;

              o   directly or through a custodian,  to review each  mortgage file and deliver a  certification  to the effect that, except as noted in the certification, all required documents have been executed and received; and

              o   in the event of a default by the  servicer  under the pooling  and  servicing  agreement  that has not been remedied,  either the trustee or holders of certificates  evidencing at least 25% of the voting rights will have the right to  terminate  the master  servicer.  If the master  servicer is  terminated,  or the master servicer  resigns,  the trustee  will become the  successor  master  servicer.  However,  if the trustee is unwilling or unable to act as successor master servicer,  it may appoint, or petition a court to appoint, a successor master servicer.

         The  trustee  may  resign at any time,  in which  event the  depositor  will be  obligated  to  appoint a  successor trustee.  The  depositor  may also  remove the  trustee if the  trustee  ceases to be  eligible to continue as such under the pooling and servicing  agreement or if the trustee becomes  incapable of acting under the pooling and servicing  agreement or insolvent.  The  trustee  may also be  removed  at any time by the  certificateholders  evidencing  not less  than 50% of the voting  rights  evidenced by the  certificates.  In such  circumstances,  the  depositor  will also be obligated to appoint a successor  trustee.  Any  resignation  or removal of the  trustee and  appointment  of a  successor  trustee  will not become effective  until  acceptance of the  appointment by the successor  trustee.  Any expenses  associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the depositor.

         The trustee, or any of its affiliates,  in its individual or any other capacity,  may become the owner or pledgee of certificates  and may transact  business with other  interested  parties with the same rights as it would have if it were not trustee.

         The trustee will not be liable under the pooling and servicing agreement:

              o   expect for the performance of such duties and obligations as are  specifically set forth in the pooling and servicing agreement;

              o   for any action  taken or omitted by it in good faith and  reasonably  believed  by it to be  authorized  or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement; or

              o   for any  action  taken or  omitted  by it in good  faith in  accordance  with the  direction  of holders of certificates  evidencing  at least 50% of the  voting  rights  relating  to the time,  method  and place of conducting  any  proceeding  for any remedy  available to such trustee,  or relating to the exercise of any trust or power conferred upon such trustee under the pooling and servicing agreement.

         In the  absence of bad faith,  the  trustee  may  conclusively  rely upon any  certificates  or  opinions of counsel furnished to such trustee  under the pooling and servicing  agreement.  Any such opinion of counsel will be full and complete authorization  and  protection  in respect of any  action  taken or omitted to be taken by such  trustee in good faith and in accordance  with  such  opinion  of  counsel.  The  trustee  will not be deemed to have  knowledge  or notice of any  matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

Certain Matters Regarding the Servicers and the Master Servicer

         On and after the time a servicer  receives a notice of  termination  or the  resignation  of a servicer,  the master servicer  shall be the  successor  to the  related  servicer,  but only in its  capacity  as  servicer,  and not in any other capacity,  and the transactions set forth or provided for in the pooling and servicing  agreement and shall be subject to all the  responsibilities,  duties and liabilities  relating thereto placed on the related  servicer  including the obligation to make Advances  which have been or will be required to be made by the terms and  provisions  thereof.  As  compensation  there for, the master  servicer shall be entitled to all funds relating to the mortgage loans that the related  servicer would have been entitled to charge to the related  collection  account,  provided that the  terminated  servicer  shall  nonetheless  be entitled  to payment or  reimbursement  to the extent  that such  payment  or  reimbursement  relates to the period  prior to termination of the related  servicer.  Notwithstanding  the foregoing,  if the master  servicer has become the successor to a servicer,  the master  servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances,  or if it is otherwise unable to so act, appoint, or petition a court of competent  jurisdiction to appoint, any established mortgage loan servicing institution,  which is also a Fannie Mae or Freddie Mac approved  seller/servicer for first and second lien loans in good standing,  having a net worth of at least $10,000,000,  as the successor to a servicer in the assumption of all or any part of the  responsibilities,  duties or liabilities  of a servicer.  Pending  appointment of a successor to a servicer,  the master servicer,  unless the master servicer is prohibited by law from so acting,  shall act in such  capacity as  described  above.  In  connection  with such  appointment  and  assumption,  the master  servicer may make arrangements  for the  compensation  of any  successor  out of payments on the related  mortgage  loans as it and the related successor agree;  provided,  however,  that no such  compensation  will be in excess of the related servicing fee. The master servicer and the related successor will take such action,  consistent with the pooling and servicing  agreement,  as shall be necessary to effectuate any such succession.  Neither the master servicer,  the trust  administrator  nor any other successor servicer  will be deemed to be in  default  by  reason of any  failure  to make,  or any delay in  making,  any  distribution pursuant  to the  pooling  and  servicing  agreement  or any  portion  thereof  or any  failure to  perform,  or any delay in performing,  any duties or responsibilities  under the pooling and servicing agreement,  in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing,  any cash, information,  documents or records to it.

The Trust Administrator

         The corporate trust office of the trust  administrator  for purposes of presentment of certificates for registration of transfer,  exchange or final payment, is Wells Fargo Bank, N.A., 6th Avenue and Marquette,  Minneapolis,  Minnesota 55479,
Attention:  applicable CS ARMT series, and for all other purposes is located at 9062 Old Annapolis Road,  Columbia,  Maryland
21045.  The trust  administrator  may  resign at any time,  in which  event the  depositor  will be  obligated  to  appoint a successor trust  administrator.  The depositor may also remove the trust administrator if the trust  administrator  ceases to be eligible to continue as such under the pooling and servicing  agreement or if the trust  administrator  becomes insolvent.
The trust  administrator  may also be removed at any time by the trustee or by  certificateholders  evidencing  not less than
50% of the voting rights  evidenced by the  certificates.  In such  circumstances,  the  depositor  will also be obligated to appoint a  successor  trust  administrator.  Any  resignation  or removal of the trust  administrator  and  appointment  of a successor  trust  administrator  will not become  effective  until  acceptance  of the  appointment  by the  successor  trust administrator.

         The trust  administrator,  or any of its affiliates,  in its individual or any other capacity,  may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

         The pooling and servicing agreement requires the trust  administrator to maintain,  at its own expense, an office or agency where  certificates  may be surrendered  for  registration of transfer or exchange and where notices and demands to or upon the trust  administrator  and the  certificate  registrar  in respect of the  certificates  pursuant  to the pooling and servicing agreement may be served.

         The trust  administrator  will be  required  to notify  certificateholders  and the rating  agencies of any event of default by the master  servicer or servicer known to the trust  administrator,  and the  appointment of any successor  master servicer or servicer.

         The trust  administrator is responsible for the aggregation of monthly  servicer  reports.  The trust  administrator will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

         The trust  administrator will also act as paying agent,  certificate  registrar and  authenticating  agent under the pooling and servicing agreement.

         The trust  administrator  will make the reports of  distributions  to  certificateholders  (and, at its option,  any additional files containing the same information in an alternative  format)  available each month to  certificateholders  and other interested parties via the trust administrator’s  website at  http://www.ctslink.com.  Information about and assistance in using the website can be obtained by calling the trust  administrator’s  customer service desk at (301) 815-6600.  Persons that are unable to use the above  website  are  entitled  to have a paper copy mailed to them via first class mail by calling the trust  administrator at (301) 815-6600.  The trust  administrator shall have the right to change the way such reports are made  available  in order to make  distributions  more  convenient  and/or more  accessible  to the above  parties and to the certificateholders.  The trust administrator  shall provide timely and adequate  notification to all above parties and to the certificateholders  regarding any such change.  In addition,  the trust  administrator  will post on the above website,  on a monthly  basis,  current loan level data reports about the mortgage  loans in the trust fund.  The format of these loan level data reports may be modified, or they may be discontinued, at any time.

         The trust  administrator  shall be entitled  to the  investment  earnings  on amounts on deposit in the  certificate account maintained by the trust administrator.

Restrictions on Transfer of the Class AR and Class AR-L Certificates

         The  Class AR  and  Class AR-L  Certificates  will be subject  to the  restrictions  on  transfer  described  in the prospectus  under  “Material  Federal  Income Tax  Consequences-Taxation  of Owners of REMIC  Residual  Certificates-Tax  and
Restrictions on Transfers of REMIC Residual  Certificates  to Specific  Organizations.”  The pooling and servicing  agreement provides that the Class AR and Class AR-L  Certificates,  in addition to other classes of  certificates,  may not be acquired by a Plan or with assets of such a Plan unless certain  conditions  are met.  See “ERISA  Considerations”  in this term sheet supplement.  Each Class AR and Class AR-L Certificate will contain a legend describing the foregoing restrictions.

Voting Rights

         All voting rights will be allocated  among the holders of each class of  certificates as set forth in the prospectus supplement.

                                         CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

         The yields to maturity of each class of the offered  certificates  and the aggregate amount of distributions on each class of the offered  certificates  will be affected by, among other things,  the rate and timing of payments of principal on the related  mortgage  loans.  The rate of  principal  payments on the  mortgage  loans will be affected by the  amortization schedules of the mortgage loans and by the rate of principal  prepayments  thereon.  For this purpose,  the term “prepayment”
includes  prepayments  and  liquidations  due to  defaults  or other  dispositions  of the  mortgage  loans or the  mortgaged properties,  including  application  of insurance  proceeds or  condemnation  awards,  the purchase of mortgage  loans by the seller of those  mortgage  loans due to uncured  breaches of  representations  and  warranties,  the  purchase of  delinquent mortgage  loans  by the  special  servicer  or the  purchase  of the  mortgage  loans by the  Terminating  Entity  under  the circumstances  described under “Pooling and Servicing  Agreement-Optional  Termination;  Terminating Auction Sale” herein. No assurance  can be  given as to the rate or  timing  of  principal  payments  or  prepayments  on any of the  mortgage  loans.
Prepayments,   liquidations   and  purchases  of  the  mortgage  loans  will  result  in   (a) principal   distributions   to
certificateholders  that  would  otherwise  be  distributed  over the  remaining  terms of the  mortgage  loans  and  (b) the termination of ongoing  interest  distributions  with respect to such mortgage loans to the  certificateholders.  See “Yield,
Prepayment and Maturity Considerations” in the prospectus.

         The rate of principal prepayments on mortgage loans is influenced by a variety of economic,  geographic,  social and other factors,  including the level of mortgage  interest rates and the rate at which mortgagors  default on their mortgages.
All of the mortgage loans are  adjustable-rate  mortgage loans.  As is the case with  fixed-rate  mortgage loans, in general, if  prevailing  interest  rates fall  significantly  below the mortgage  rates on the  mortgage  loans,  the  adjustable-rate mortgage loans (and the applicable  offered  certificates)  are likely to be subject to a higher incidence of prepayment than if prevailing  rates remain at or above the mortgage rates on the mortgage loans.  Conversely,  if prevailing  interest rates rise  significantly  above the  mortgage  rates on the  mortgage  loans,  the  mortgage  loans  (and the  applicable  offered certificates)  are likely to be subject to a lower  incidence of prepayment  than if prevailing  rates remain at or below the mortgage rates on the mortgage loans.  Prepayments on the mortgage loans may differ as they approach their  respective  first
Adjustment Dates.  No assurance can be given as to the level of prepayment that the mortgage loans will experience.

         Although the mortgage rates on the  adjustable-rate  mortgage  loans are subject to adjustment,  such mortgage rates may adjust less  frequently  than the  pass-through  rates on the  certificates  and adjust by  reference  to the  applicable
Index.  With respect to the LIBOR  Certificates,  changes in one-month LIBOR may not correlate with changes in the applicable
Index and also may not correlate with  prevailing  interest  rates. It is possible that an increased level of one-month LIBOR could  occur  simultaneously  with a lower  level of  prevailing  interest  rates which would be expected to result in faster prepayments,  thereby  reducing  the weighted  average  lives of the LIBOR  Certificates.  The mortgage  rate  applicable  to substantially  all of the mortgage  loans and any Adjustment  Date will be based on the applicable  Index value most recently announced  generally as of a date either 45 days prior to, or the first business day of the month  immediately  preceding the month of, such Adjustment  Date.  Thus, if the Index value with respect to an  adjustable-rate  mortgage loan rises,  the lag in time before the corresponding  mortgage rate increases,  will, all other things being equal, slow the upward adjustment of the  pass-through  rate or rate cap, as  applicable,  on the related  certificates.  In  addition,  substantially  all of the adjustable-rate  mortgage  loans  have  mortgage  rates  which  will  not  adjust  for a  substantial  period  of time  after origination.  See “Description of the Mortgage Pool” in this term sheet supplement.

         A portion of the initial  mortgage loans may be subject to prepayment  premiums during  intervals  ranging from four months to five years following  origination,  as described  under  “Description of the Mortgage  Pool-General”  herein.  Such prepayment  premiums  may have the effect of reducing the amount or the  likelihood  of  prepayment  of such  mortgage  loans during such intervals.

         The depositor makes no representation as to the expected rate of prepayments on the mortgage loans.

         See  “Description of the Mortgage Pool” and  “Description  of the  Certificates”  in this term sheet  supplement and
“Yield,  Prepayment and Maturity Considerations” in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

         Investors in the offered  certificates  are  encouraged to consider the risk that rapid rates of  prepayments on the mortgage  loans,  and  therefore of principal  distributions  on the offered  certificates,  may coincide with periods of low prevailing  interest  rates.  During such  periods,  the effective  interest  rates on securities in which an investor in the offered  certificates may choose to reinvest amounts received as principal  distributions on the offered  certificates may be lower than the interest rate borne by such  certificates.  Conversely,  slow rates of prepayments on the mortgage loans,  and therefore of principal  distributions  on the offered  certificates,  may coincide with periods of high  prevailing  interest rates. During such periods,  the amount of principal  distributions  available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

         Substantially  all of the mortgage  loans will contain  “due-on-sale”  clauses.  The  enforcement  of a  due-on-sale clause will generally  have the same effect as a prepayment on a mortgage  loan.  Some of the mortgage loans may be assumable by purchasers  of the mortgaged  property  rather than prepaid by the related  borrowers in connection  with the sales of the those  mortgage  properties.  Any such  assumption  will reduce the rate of  prepayments of the mortgage loans and extend the weighted average life of the related offered certificates.

         See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Mandatory Prepayment

         With  respect to each class of offered  certificates  related to the  Floating  Rate Loan Group in the event that at the end of the prefunding period there are any remaining amounts on deposit in the prefunding  account,  the holders of those certificates  then entitled to principal  will receive an additional  distribution  allocable to principal in an amount equal to the amount  remaining in such  prefunding  account.  Although there can be no assurance,  the depositor  anticipates  that there  should be no  material  principal  payment to the  holders of the  offered  certificates  due to a lack of  subsequent mortgage loans.

Additional Yield Considerations Applicable Solely to the Residual Certificates

         The  Residual  Certificateholders’  after-tax  rate of return on their  Residual  Certificates  will  reflect  their pre-tax  rate of return,  reduced by the taxes  required to be paid with  respect to the  Residual  Certificates.  Holders of
Residual  Certificates  may have tax liabilities  with respect to their Residual  Certificates  during the early years of the trust’s term that  substantially  exceed any distributions  payable thereon during any such period.  In addition,  holders of
Residual  Certificates  may have tax  liabilities  with respect to their  Residual  Certificates  the present  value of which substantially  exceeds  the present  value of  distributions  payable  thereon  and of any tax  benefits  that may arise with respect  thereto.  Accordingly,  the after-tax rate of return on the Residual  Certificates  may be negative or may otherwise be  significantly  adversely  affected.  The timing and amount of taxable income  attributable  to the Residual  Certificates will depend on,  among other  things,  the timing and  amounts of  prepayments  and losses  experienced  with  respect to the mortgage pool.

         The Residual  Certificateholders  should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection  with the purchase of the Residual  Certificates on after-tax rates of return on the Residual  Certificates.  See “Federal  Income Tax  Consequences”  in this term sheet  supplement  and  “Material  Federal
Income Tax Consequences” in the prospectus.

                                               FEDERAL INCOME TAX CONSEQUENCES

General

         The pooling and  servicing  agreement  provides that the trust  (exclusive of any Floating Rate Loan Swap  Agreement and the assets held in any  Floating  Rate Loan Swap  Agreement  Account)  will  comprise  multiple  REMICs in a tiered REMIC structure.  The pooling and  servicing  agreement  will  designate a single  class of interest in each REMIC as the  residual interest in that REMIC.  The Class AR-L  Certificates  will represent  ownership of the residual  interests in the lower-tier
REMICs,  which will hold the  mortgage  loans,  and the  Class AR  Certificates  will  represent  ownership  of the  residual interest  in each  remaining  REMIC.  Elections  will be made to treat  each  REMIC  created  by the  pooling  and  servicing agreement as a REMIC for federal income tax purposes.

         Upon the issuance of the offered certificates,  Orrick,  Herrington & Sutcliffe llp (“Tax Counsel”) will deliver its opinion to the effect  that,  assuming  compliance  with the pooling and  servicing  agreement,  each REMIC will qualify as a
REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Treatment of the Offered Certificates

         Each offered  certificate,  other than a Class AR and  Class AR-L  Certificate,  will evidence  ownership of a REMIC regular  interest.  See “Tax  Treatment of the Floating Rate Loan Group  Certificates”  for a discussion  of  additional  tax information for the Floating Rate Loan Group Certificates.

Original Issue Discount
         For federal income tax information  reporting purposes,  certain classes of offered  certificates may be issued with original issue discount based on their issue price.  The prepayment  assumption  that will be used in determining the rate of accrual of original  issued  discount,  market  discount,  and bond premium,  if any, will be a rate equal to 25% CPR for the mortgage  loans in the  Senior-Subordinate  Loan Groups and 30% CPR for the mortgage  loans in the Floating  Rate Loan Group.
No representation is made that the mortgage loans will actually prepay at these rates or at any other rates.

         If the method for computing  original issue discount  described in the prospectus  results in a negative  amount for any period with respect to a beneficial  owner, the amount of original issue discount  allocable to such period would be zero and such  beneficial  owner will be permitted to offset such negative  amount only against future original issue discount (if any) attributable to such certificates.

         In certain  circumstances  OID Regulations  permit the beneficial  owner of a debt instrument to recognize  original issue  discount  under a method that differs from that used by the issuer.  Accordingly,  it is possible that the  beneficial owner of an offered  certificate  may be able to select a method for  recognizing  original  issue discount that differs from that used by the entity  identified as the “tax matters person” in the pooling and servicing  agreement in preparing  reports to the beneficial owner and the IRS.

         Certain  classes of the offered  certificates  may be treated for federal  income tax purposes as having been issued at a premium.  Whether any beneficial owner of such a class of offered  certificates will be treated as holding a certificate with  amortizable  bond  premium  will  depend on such  beneficial  owner’s  purchase  price  (or in the case of a  Carryover
Certificate  (as defined  below),  the portion of the purchase  price  allocated to the regular  interest  component) and the distributions  remaining to be made on such certificate at the time of its acquisition by such beneficial  owner.  Holders of such classes of  certificates  should consult their tax advisors  regarding the possibility of making an election to amortize such premium.  See “Material  Federal Income Tax  Consequences-Taxation  of Owners of REMIC Regular  Certificates,”  “-Market
Discount” and “-Premium” in the prospectus.

Status of the Offered Certificates

         The Certificates  (other than the Notional  Principal  Contract  Components of the Carryover  Certificates)  will be
treated  as  assets  described  in  Section   7701(a)(19)(c) of   the  Code,  and  as  “real  estate  assets”  under  Section
856(c)(5)(b) of  the Code,  generally,  in the same  proportion  that the  assets of the trust,  exclusive  of the assets not included  in any REMIC,  would be so treated.  In  addition,  the  interest  derived  from the  Certificates  (other than the
Notional Principal Contract  Components of a Carryover  Certificate) will be interest on obligations  secured by interests in real property for purposes of section  856(c)(3) of the Code, subject to the same limitation in the preceding  sentence.  The
Notional  Principal  Contract  Components of the Carryover  Certificates  will not qualify,  however,  as assets described in
Section  7701(a)(19)(c) of  the Code or as real  estate  assets  under  Section  856(c)(5)(b) of  the Code,  or as  qualified mortgages within the meaning of section 860G(a)(3) of the Code if held by another REMIC.

The Class AR and Class AR-L Certificates

         Purchasers  of the Class AR and  Class AR-L  Certificates  should  consider  carefully  the tax  consequences  of an investment  in those  certificates  discussed  in the  prospectus  and  should  consult  their  own tax  advisors  for  those consequences.  See “Material  Federal  Income Tax  Consequences-Taxation  of Owners of REMIC  Residual  Certificates”  in the
prospectus.  Specifically,  prospective  holders  of the  Class AR  and  Class AR-L  Certificates  should  consult  their tax advisors  regarding  whether,  at the  time  of  acquisition,  a  Class AR  or  Class AR-L  Certificate  will be  treated  as representing  beneficial  ownership of “noneconomic”  residual interests and “tax avoidance  potential” residual interests as these  characteristics  affect the  circumstances  under which the transfer of Class AR and Class AR-L  Certificates  will be respected  for federal  income tax  purposes.  See  “Material  Federal  Income Tax  Consequences-Taxation  of Owners of REMIC
Residual  Certificates-Noneconomic  REMIC  Residual  Certificates,”  “-Excess  Inclusions”  and  “-Tax  and  Restrictions  on
Transfers of REMIC Residual Certificates to Specific Organizations” in the prospectus.

         The IRS recently  issued final  regulations  addressing  the tax  treatment  of payments  made by a transferor  of a non-economic  REMIC residual interest to induce the transferee to acquire that residual  interest  (“inducement  fees”).  The regulations  (i) require  the  transferee to recognize an inducement  fee as income over the expected  remaining  life of the
REMIC in a manner  that  reasonably  reflects  the  after-tax  costs and  benefits  of holding  that  residual  interest  and
(ii) specify  that  inducement fees constitute  income from sources within the United States.  The regulations  will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Tax Treatment of the Floating Rate Loan Group Certificates

         For federal income tax purposes,  a beneficial  owner of a Floating Rate Loan Group  Certificate  will be treated as holding an undivided interest in a REMIC regular interest  corresponding to that certificate.  In addition,  the trustee will treat the  beneficial  owner of a Floating  Rate Loan Group  Certificate  (other than any Excess  Interest  Certificates)  (a
“Carryover  Certificate”) as having entered into a limited recourse notional principal  contract.  The REMIC regular interest corresponding to each Carryover  Certificate will be entitled to receive interest and principal  payments at the times and in the amounts equal to those made on the  certificate to which it  corresponds,  except that (i) the  maximum  interest rate of each Carryover  Certificate  for each  distribution  date will be equal to the weighted  average of the net mortgage rates of the  mortgage  loans at the  beginning  of the related due period,  minus (a) a  fraction,  expressed  as a  percentage,  the numerator of which is the product of (1) any net swap payment made to the swap provider and (2) 12,  and the  denominator  of which is equal to the  aggregate  collateral  balance  of the  Floating  Rate  Loan  Group  (the “Net  Swap  Payment  Rate”),
multiplied by (b) a  fraction,  the numerator of which is 30 and the denominator of which is the actual number of days in the immediately  preceding  Accrual Period,  and (ii) any swap  termination  payment will be treated as being payable solely from
Monthly  Excess  Cashflow.  As a result  of the  foregoing,  the  amount  of  distributions  on the  REMIC  regular  interest corresponding to a Carryover Certificate may differ from the actual amount of distributions on the Carryover Certificate.

         Any amount payable on a Carryover  Certificate in excess of the amount  payable on the  corresponding  REMIC regular interest  will be deemed to have been paid to the holder of that  Carryover  Certificate  pursuant to the notional  principal contract.  Alternatively,  any amount  payable on the REMIC regular  interest  corresponding  to a Carryover  Certificate  in excess of the amount  payable on the  Carryover  Certificate  will be treated as having  been  received by the holder of that
Carryover  Certificate  and  then  as  having  been  paid  by  such  holder  pursuant  to the  notional  principal  contract.
Consequently,  each beneficial  owner of a Carryover  Certificate  will be required to report income accruing with respect to the REMIC regular interest  component as discussed under “Material  Federal Income Tax  Considerations-Taxation  of Owners of
REMIC Regular  Certificates”  in the  prospectus.  In addition,  each  beneficial  owner of a Carryover  Certificate  will be required to report net income with respect to the notional  principal  contract  component and will be permitted to recognize a net deduction with respect to the Notional  Principal  Contract  component,  subject to the discussion under “-The Notional
Principal Contract Component” below.

         It is possible that the right to receive  payments in respect of the notional  principal  contract  could be treated as a  partnership  among the  holders of the  Carryover  Certificates  and the Excess  Interest  Certificates,  in which case holders of such  certificates  potentially  would be  subject  to  different  timing of income  and  foreign  holders of such certificates  could be subject to withholding in respect of payments in respect of the notional principal  contract.  Holders of Carryover  Certificates  are advised to consult their own tax advisors  regarding the  allocation of issue price,  timing, character  and  source  of  income  and  deductions  resulting  from the  ownership  of the  Carryover  Certificates  and the consequences  to them in  light of  their  own  particular  circumstances  of the  separate  taxation  of the two  components comprising each Carryover Certificate.

Allocation

         A beneficial  owner of a Carryover  Certificate  must allocate its purchase  price for the  certificate  between its components-the  REMIC regular  interest  component  and the Notional  Principal  Contract  component-in  accordance  with the relative fair market values thereof.  Each notional  principal  contract  component is difficult to value,  and the IRS could assert that the value of a notional  principal  contract  component as of the closing date is greater than the value used for information  reporting  purposes.  Prospective  investors  should  consider the tax  consequences  to them if the IRS were to assert a different value for the notional principal contract component.

The Notional Principal Contract Component

         The trustee will treat payments made in respect of the notional  principal  contract  component as income or expense or loss,  as the case may be, based on Treasury  regulations  relating to notional  principal  contracts,  referred to in the prospectus  supplement as the notional  principal  contract  regulations.  Holders of Carryover  Certificates  are advised to consult  their own tax  advisors  regarding  the  allocation  of issue  price,  timing,  character  and  source of income and deductions  resulting  from the  ownership of the  notional  principal  contract  component.  The balance of this  discussion assumes that the notional  principal  contract  component will be treated as a notional principal contract for federal income tax purposes.

         The  portion of the overall  purchase  price of a  Carryover  Certificate  attributable  to the  notional  principal contract  component must be amortized  over the life of such  certificate,  taking into account the declining  balance of the related REMIC regular interest  component.  The notional  principal  contract  regulations  provide  alternative  methods for amortizing  the  purchase  price of a notional  principal  contract.  Prospective  investors  are urged to consult  their tax advisors  concerning  the methods that can be employed to amortize  the portion of the  purchase  price paid for the notional principal contract component of a Carryover Certificate.

         Any  payments  made to a  beneficial  owner of a  Carryover  Certificate  in excess of the  amounts  payable  on the corresponding  REMIC regular  interest will be treated as having been received on such  certificate  pursuant to the notional principal  contract,  and such excess will be treated as a periodic payment on a notional principal  contract.  To the extent the sum of such  periodic  payments for any year  exceeds  that year’s  amortized  cost of the  notional  principal  contract component,  such  excess  represents  net income  for that year.  Conversely,  to the extent  that the amount of that  year’s amortized  cost exceeds the sum of the periodic  payments,  such excess shall  represent a net  deduction  for that year.  In addition,  any  amounts  payable  on such  REMIC  regular  interest  in excess of the  amount of  payments  on the  Carryover
Certificate  to which it relates will be treated as having been  received by the  beneficial  owner of such  Certificate  and then paid by such owner  pursuant to the notional  principal  contract,  and such excess  should be treated as a payment on a notional  principal  contract that is made by the beneficial owner during the applicable  taxable year and that is taken into account in determining  the beneficial  owner’s net income or net deduction with respect to the notional  principal  contract for such taxable year.  Although not clear,  net income or a net deduction  with respect to the notional  principal  contract should be treated as ordinary income or as an ordinary deduction.

         A  beneficial  owner’s  ability to  recognize  a net  deduction  with  respect to the  notional  principal  contract component may be limited under  Sections 67  and/or 68 of the Code in the case of (1) estates and trusts and  (2) individuals owning an interest in such  component  directly  or through a  “pass-through  entity”  (other  than in  connection  with such
individual’s  trade  or  business).   Pass-through  entities  include  partnerships,   S corporations,   grantor  trusts  and
non-publicly offered regulated  investment  companies,  but do not include estates,  non-grantor trusts,  cooperatives,  real estate investment trusts and publicly offered regulated investment  companies.  Further,  such a beneficial owner will not be able to recognize a net deduction  with respect to the notional  principal  contract  component in computing  the  beneficial owner’s alternative minimum tax liability.

         Because a beneficial  owner of a Carryover  Certificate  will be required to include in income the amount  deemed to have been paid by such owner  pursuant  to the  notional  principal  contract  but may not be able to deduct that amount from income,  a beneficial  owner of a Carryover  Certificate  may have income that exceeds cash  distributions  on the  Carryover
Certificate in any period and over the term of the Carryover  Certificate.  As a result,  the Carryover  Certificates may not be a suitable  investment  for any taxpayer  whose net deduction  with respect to the notional  principal  contract  would be subject to the limitations described above.

Sale or Exchange of Offered Certificates

         Upon the sale,  exchange or other  disposition of a Carryover  Certificate,  the beneficial owner of the certificate must  allocate the amount  realized  between the  components of the  certificate  based on the relative fair market values of those  components  at the time of sale and must  treat  the  sale,  exchange  or other  disposition  as a sale,  exchange  or disposition  of the REMIC  regular  interest  component  and the notional  principal  contract  component.  Assuming that the
Carryover  Certificate  is held as a “capital  asset”  within the meaning of Section 1221 of the Code,  gain or loss on the disposition of an interest in the notional  principal  contract component should be capital gain or loss, and gain or loss on disposition  of the  REMIC  regular  interest  component  should  generally,  subject  to  the  limitation  described  in the prospectus, be capital gain or loss.

Penalty Protection

         If penalties  were asserted  against  purchasers of the offered  certificates  in respect of their  treatment of the offered certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated, herein and in the  prospectus  may not meet the  conditions  necessary  for  purchasers’  reliance on that  summary  and those  opinions to exculpate them from the asserted penalties.

                                                   METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of the related  underwriting  agreement,  Credit Suisse Securities (USA)
LLC (an  affiliate of the  depositor  and DLJ Mortgage  Capital),  will  purchase and the  depositor  will sell,  the offered certificates.  It is expected that  delivery of the offered  certificates  will be made only in  book-entry  form through the
Same Day Funds  Settlement  System of DTC, on or about the closing date,  against payment  therefor in immediately  available funds.  It is expected  that the Class AR and  Class AR-L  Certificates  will be available  for delivery at the office of the applicable underwriter, against payment therefor in immediately available funds.

         In  connection  with the  offered  certificates,  the  underwriter  has  agreed,  in  accordance  with the terms and conditions of the  underwriting  agreement,  to purchase all of the offered  certificates if any of the offered  certificates are purchased thereby.

         The  underwriting  agreement  provides that the obligations of the underwriter to pay for and accept delivery of the offered  certificates  are subject to the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the  effectiveness of the depositor’s  registration  statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution  of the offered  certificates  by the underwriter may be effected from time to time in one or more negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale. The  underwriter may effect the  transactions by selling the offered  certificates to or through dealers,  and these dealers may receive  compensation in the form of  underwriting  discounts,  concessions  or  commissions  from the  underwriter  for whom  they act as  agent.  In connection with the sale of the offered  certificates,  the underwriter may be deemed to have received  compensation from the depositor in the form of underwriting  compensation.  The underwriter and any dealers that  participate  with the underwriter in the  distribution  of any  offered  certificates  may be deemed to be  underwriters  and any  profit on the  resale of the offered certificates  positioned by them may be deemed to be underwriting  discounts and commissions under the Securities Act of 1933,  as amended.  Proceeds  to the  depositor  from the sale of the  offered  certificates,  before  deducting  expenses payable by the depositor, will be approximately set forth in the prospectus supplement.

         The  underwriting  agreement  provides that the depositor  will  indemnify the  underwriter,  and that under limited circumstances  the  underwriter  will  indemnify  the  depositor,  against  some  liabilities  under the  Securities  Act, or contribute to payments required to be made in respect thereof.

         The primary source of information  available to investors  concerning the offered  certificates  will be the monthly statements discussed in the prospectus under “The  Agreements-Reports to Securityholders,”  which will include information as to  the  outstanding  certificate  principal  balance  of the  offered  certificates.  There  can be no  assurance  that  any additional  information  regarding the offered  certificates  will be available  through any other source.  In addition,  the depositor is not aware of any source through which price information  about the offered  certificates will be available on an ongoing  basis.  The  limited  nature of this  information  regarding  the  offered  certificates  may  adversely  affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

         The underwriter is an affiliate of the depositor,  the cap counterparty,  swap  counterparty,  DLJ Mortgage Capital,
Inc and SPS.

                                                       LEGAL OPINIONS

         Certain legal matters  relating to the  certificates  will be passed upon for the depositor and the  underwriter  by
Orrick, Herrington & Sutcliffe llp, Los Angeles, California.

                                                   ADDITIONAL INFORMATION

         The depositor has filed the  registration  statement with the Securities and Exchange  Commission.  The depositor is also subject to some of the  information  requirements  of the Securities  Exchange Act of 1934, as amended,  or the Exchange
Act, and,  accordingly,  will file reports thereunder and reports required under the pooling and servicing agreement with the
Securities and Exchange  Commission.  The registration  statement and the exhibits thereto, and reports and other information filed by the depositor  under the Exchange Act can be inspected  and copied at the Public  Reference  Room  maintained by the
Securities  and Exchange  Commission  at 100 F Street,  NE,  Washington,  DC 20549,  and at certain of its  Regional  Offices located as follows:  Chicago  Regional  Office,  Citicorp  Center,  500 West Madison Street,  Suite 1400,  Chicago,  Illinois
60661-2511;  and Northeast Regional Office, 233 Broadway,  New York, New York 10279 and electronically through the Securities and  Exchange  Commission’s  Electronic  Data  Gathering,  Analysis  and  Retrieval  System at the  Securities  and  Exchange
Commission’s  Web Site  (http://www.sec.gov).  Information  on the operation of the Public  Reference Room may be obtained by calling the  Securities  and  Exchange  Commission  at  1-800-SEC-0330.  Exchange Act reports as to any series filed with the
Securities and Exchange Commission will be filed under the issuing entity’s name.
         The issuing  entity’s  annual  reports on Form 10-K  (including  reports of  assessment  of  compliance  with the AB
Servicing   Criteria,   attestation   reports,   and   statements  of   compliance,   discussed  in  “Pooling  and  Servicing
Agreement-Evidence  as to Compliance”  herein,  required to be filed under Regulation AB), periodic  distribution  reports on
Form  10-D,  current  reports  on  Form  8-K  and  amendments  to  those  reports,   together  with  such  other  reports  to
certificateholders  or information about the securities as shall have been filed with the Securities and Exchange  Commission will be  posted  on the  trust  administrator’s  internet  web  site as soon as  reasonably  practicable  after  it has  been electronically filed with, or furnished to, the Securities and Exchange Commission.

                                                           RATINGS

         It is a condition to the issuance of the offered  certificates  that each class of certificates be assigned at least the ratings  designated in the term sheet to which this term sheet  supplement  relates for such class of certificates by one or more rating agencies  including that they be rated by Moody’s Investors Service  (“Moody’s”) and Standard & Poor’s Ratings
Services (“S&P”).

         The ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders  of all  distributions  on the  underlying  mortgage  loans to which such  certificateholders  are entitled.  The rating  process addresses the  structural  and legal  aspects  associated  with such  certificates,  including  the nature of the  underlying mortgage  loans.  The ratings  assigned  to  mortgage  pass-through  certificates  do not  represent  any  assessment  of the likelihood that principal  prepayments will be made by mortgagors or the degree to which such  prepayments  might differ from those  originally  anticipated,  and do not  address  the  possibility  that  certificateholders  might  suffer a lower  than anticipated  yield.  Additionally,  the ratings assigned by S&P to the Residual  Certificates  address only the return of the
Class Principal Balance and interest on that balance at the pass-through rate.

         The  ratings  on the LIBOR  Certificates  do not  constitute  statements  regarding  the  payment  of any Basis Risk
Shortfall.

         A security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be subject  to  revision  or withdrawal at any time by the assigning rating  organization.  Each security rating should be evaluated  independently of any other  security  rating.  In the event that the  ratings  initially  assigned to the offered  certificates  are  subsequently lowered  for any reason,  no person or entity is  obligated  to provide any  additional  support or credit  enhancement  with respect to the offered certificates.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly  offered  securities for which a rating has been provided,  as to each rating agency rating each class of offered  certificates in accordance with the rating agencies’ particular  surveillance  policies,  unless the issuer requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after  conducting  its regular  review of the  issuer’s  creditworthiness  or after  conducting  a review of the status of the  rating  upon  becoming  aware of any information  that might  reasonably be expected to result in a change of rating.  The  depositor  has not requested  that any rating  agency not monitor  their ratings of the offered  certificates,  and the depositor has not requested  that any rating agency use any monitoring procedures other than their standard monitoring procedures.

         The fees paid by the  depositor  to the rating  agencies at closing  include a fee for ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                      LEGAL INVESTMENT

         When  issued,  the  offered  certificates  identified  in the term sheet to which this term  sheet  relates  will be
“mortgage  related  securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating  categories by  at  least  one  nationally  recognized  statistical  rating  organization.  After  the  prefunding  period,  the  offered certificates  identified  in the term  sheet to which this term sheet  relates  will be  “mortgage  related  securities”  for purposes  of  SMMEA,  so long as they are  rated in one of the two  highest  rating  categories  by at least  one  nationally recognized  statistical  rating  organization and, as such, are legal investments for certain entities to the extent provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal investment and restrict or condition investment in mortgage  related  securities by taking  statutory  action on or prior to October 3, 1991.  Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

         The depositor makes no representations as to the proper  characterization  of any class of the offered  certificates for legal  investment or other  purposes,  or as to the ability of particular  investors to purchase any class of the offered certificates under applicable legal investment  restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates.  Accordingly,  all institutions  whose investment  activities are subject to legal investment laws and regulations,  regulatory  capital  requirements or review by regulatory  authorities should consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates  constitutes a legal investment or is subject to investment, capital or other restrictions.

         See “Legal Investment” in the prospectus.

                                                    ERISA CONSIDERATIONS

         Any fiduciary that proposes to cause an employee  benefit plan or other  retirement  arrangement  that is subject to
Title I of ERISA  and/or to Section  4975 of the Code (an “ERISA  Plan”) to acquire  any of the offered  certificates  should consult with its counsel about the potential  consequences  under ERISA and/or the Code of the ERISA Plan’s  acquisition  and ownership of those certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the
Code  prohibit  “parties in  interest”  (as defined in  Section 3(14)  of ERISA) and  “disqualified  persons”  (as defined in
Section 4975(e)(2)  of the Code) with respect to an ERISA Plan from engaging in specific  transactions  involving  that ERISA
Plan and its assets unless a statutory,  regulatory or administrative  exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited  transactions  involving ERISA Plans and other  arrangements  (including, but not limited to, individual  retirement  accounts) described under that Section.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving ERISA Plans not subject to the requirements of Section 4975 of the Code.

         Some  employee  benefit  plans,  including  governmental  plans and some  church  plans,  are not subject to ERISA’s requirements.  Accordingly,  assets of those plans may be invested in the offered  certificates  without  regard to the ERISA considerations  described in the prospectus  supplement and in the prospectus,  subject to the provisions of other applicable federal,  state and local law. However,  any of these plans that are qualified and exempt from taxation under Sections 401(a)
and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

         Except as noted  above,  investments  by ERISA Plans  (excluding  plans or other  retirement  arrangements  that are subject to Section 4975 of the Code) are subject to ERISA’s  general  fiduciary  requirements,  including the  requirement of investment  prudence and  diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents  governing  the ERISA  Plan.  A  fiduciary  that  decides  to invest  the  assets of an ERISA  Plan in the  offered certificates  should  consider,  among other  factors,  the extreme  sensitivity  of the  investment to the rate of principal payments, including prepayments, on the mortgage loans.

         The U.S.  Department of Labor (“DOL”) has granted an individual  administrative  exemption to the  underwriter  (the
“Exemption”) from some of the prohibited  transaction rules of ERISA and the related excise tax provisions of Section 4975 of the  Code for the  initial  purchase,  the  holding  and the  subsequent  resale  by ERISA  Plans  of  securities,  including certificates,  issued by asset backed entities,  including trusts,  that consist of particular  receivables,  loans and other obligations  that meet the  conditions  and  requirements  of the  Exemption.  Assuming  that the general  conditions  of the
Exemption are met, the  Exemption  applies to  certificates  that qualify for the  Exemption  and that  represent  fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

         For a general  description of the Exemption,  and the conditions  that must be satisfied for the Exemption to apply, see “ERISA  Considerations”  in the  prospectus.  Subject to the  following,  it is expected that the Exemption will apply to the  acquisition  and  holding  by  ERISA  Plans  of the  offered  certificates,  other  than the  Class  AR and  Class  AR-L
Certificates,  and that all  conditions of the Exemption  other than those within the control of the investors will be met as of the closing  date.  Any ERISA Plan  proposing to acquire  offered  certificates  should  determine  whether the ERISA Plan satisfies all of the applicable  conditions.  In addition,  as of the date hereof,  there is no single  mortgagor that is the obligor on five  percent of the  mortgage  loans  included in the trust by  aggregate  unamortized  principal  balance of the assets of the trust.

         Any class of certificates  rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody’s  (“Exemption
Eligible  Certificates”)  at the time of acquisition may be eligible for relief under the Exemption,  considered  without the rights to receive payments with respect to any Swap Agreement.  Any person purchasing an Exemption  Eligible  Certificate and the right to receive  payments  with  respect to the Swap  Agreement  will have  acquired,  for  purposes  of ERISA,  (i) the
Exemption  Eligible  Certificate  without the right to receive related  payments from the  Supplemental  Interest Trust,  and
(ii)   the right to  receive  those  payments  from the  Supplemental  Interest  Trust.  The  Exemption  may not apply to the acquisition,  holding or resale of the right to receive  payments with respect to the Swap  Agreement  from the  Supplemental
Interest Trust.  Accordingly,  the acquisition of the right to receive payments from the  Supplemental  Trust by a Plan could result in a prohibited  transaction unless another statutory or administrative  exemption to ERISA’s  prohibited  transaction rules is applicable.  Exemptive relief may be available under Section  408(b)((17) of ERISA.  Section  408(b)(17)  provides a statutory  exemption for certain  prohibited  transactions  between a Plan and a person or entity that is a party in interest to such Plan (other than a party in interest  that is a fiduciary,  or its  affiliate,  that has or  exercises  discretionary authority  or control or renders  investment  advice  with  respect to the assets of the Plan  involved  in the  transaction)
solely by reason of providing  services to the Plan,  but only if the Plan pays no more,  or receives no less,  than adequate consideration.  One or more  alternative  exemptions  issued by the DOL  (“Investor-Based  Exemptions”) may be available with respect to the initial  purchase,  holding and resale of the right to receive payments from the Supplemental  Interest Trust, including, but not limited to:

                  o        Prohibited  Transaction  Class Exemption  (“PTCE”)  84-14,  regarding  transactions  negotiated by
                           “qualified professional asset managers”;

                  o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

                  o        PTCE 91-38, regarding investments by bank collective investment funds;

                  o        PTCE 95-60, regarding investments by insurance company general accounts; or

                  o        PTCE 96-23, regarding transactions negotiated by certain in-house asset managers.

         Each  beneficial  owner of an  Exemption  Eligible  Certificate  or any  interest  therein  shall be  deemed to have represented,  by virtue of its acquisition or holding of that certificate or interest  therein,  that as of any date prior to the  termination  of the Swap  Agreement,  Section  408(b)(7) or at least one  Investor-Based  Exemption or other  applicable exemption  applies to the right to receive  payments from the  Supplemental  Interest  Trust.  A Plan  fiduciary  should also consider  its  general  fiduciary  obligations  under  ERISA in  determining  whether  to  purchase  any  Exemption  Eligible
Certificates on behalf of a Plan in reliance upon the Exemption, Section 408(b)(7) and any Investor-Based Exemptions.

         The rating of a security may change. If a class of certificates,  such as the subordinate offered  certificates,  is no longer rated at least BBB- or Baa3 by at least one of S&P,  Fitch Ratings or Moody’s,  certificates  of that class will no longer be  eligible  for relief  under the  Exemption  (although a Plan that had  purchased  the  certificate  when it had an investment-grade  rating by at least one of S&P,  Fitch  Ratings or Moody’s would not be required by the Exemption to dispose of  it).  In  addition,  because  the  characteristics  of the  Class AR  and  Class AR-L  Certificates  will  not  meet  the requirements of the Exemption,  and may not meet the  requirements of any other  exemption  issued under ERISA,  the purchase and holding of the Class AR and Class AR-L  Certificates  by a Plan may result in prohibited  transactions  or the imposition of excise taxes or civil penalties.  Consequently,  transfers of the Class AR and Class AR-L Certificates and any subordinate offered  certificates  rated below investment grade  (collectively,  “ERISA  Restricted  Offered  Certificates”)  will not be registered by the trust administrator unless the trustee or the trust administrator receives the following:

         o                 a representation from the transferee of the ERISA Restricted Offered  Certificates,  acceptable to and in form and substance  satisfactory to the trust  administrator,  to the effect that that transferee is not a Plan nor a person  acting on behalf  of, or using the  assets  of,  any such Plan or  arrangement  to effect the transfer;

         o                 if the  purchaser is an insurance  company,  a  representation  that the purchaser is an insurance company  which is  purchasing  subordinate  offered  certificates  (but no other ERISA  Restricted  Offered
                  Certificates)  with funds contained in an “insurance  company general  account,” as that term is defined in
                  Section V(e) of PTCE 95-60, and that the purchase and holding of the subordinate  offered  certificates are covered under Sections I and III of PTCE 95-60; or

         o                 an opinion of counsel  satisfactory to the trust administrator that the purchase or holding of the
                  ERISA  Restricted  Offered  Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets,  will not result in prohibited  transactions  under Section 406 of ERISA and/or Section 4975 of the
                  Code and will not subject the depositor,  the trustee, the trust administrator,  the master servicer or any other servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the  representation is violated,  or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted  without the opinion of counsel,  the attempted  transfer or acquisition  shall be void and of no effect.

It should be noted that PTCE 95-60 may provide  exemptive relief for any potential  prohibited  transactions  discussed above in connection  with payments  under the Swap  Agreement if an ERISA  Restricted  Offered  Certificate  entitles the holder to receive  payments  with  respect to the Swap  Agreement  and is  purchased by a Plan  investor  that is an insurance  company general account.

         Prospective  Plan  investors  should  consult with their legal  advisors  concerning the impact of ERISA and Section
4975 of the Code, the applicability of the Exemption and the potential  consequences in their specific  circumstances,  prior to making an investment  in the offered  certificates.  Moreover,  each Plan  fiduciary  should  determine  whether under the general  fiduciary  standards of  investment  prudence and  diversification,  an investment  in the offered  certificates  is appropriate  for the Plan,  taking into account the overall  investment  policy of the Plan and the composition of the Plan’s investment portfolio.

                                                       ANNEX I

                                GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited  circumstances,  the offered  certificates  will be offered globally (the “Global  Securities”) and will be available only in book-entry form.  Investors in the Global  Securities may hold such Global  Securities  through any of The Depository  Trust Company (“DTC”),  Clearstream,  Luxembourg or Euroclear.  The Global  Securities will be tradable as home market  instruments in both the European and U.S.  domestic  markets.  Initial  settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities  through  Clearstream,  Luxembourg and Euroclear will be conducted  in the  ordinary  way in  accordance  with their normal rules and  operating  procedures  and in  accordance  with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between  investors holding Global  Securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary  cross-market trading between  Clearstream,  Luxembourg or Euroclear and DTC Participants holding Certificates will be  effected  on a  delivery-against-payment  basis  through the  respective  Depositaries  of  Clearstream,  Luxembourg  and
Euroclear (in such capacity) and as DTC Participants.

Non-U.S.  holders (as described  below) of Global  Securities will be subject to U.S.  withholding  taxes unless such holders meet certain  requirements  and deliver  appropriate  U.S. tax documents to the securities  clearing  organizations  or their participants.

Initial Settlement

All  Global  Securities  will be held in  book-entry  form by DTC in the name of Cede & Co.  as  nominee  of DTC.  Investors’
interests in the Global Securities will be represented  through financial  institutions  acting on their behalf as direct and indirect  Participants  in DTC. As a result,  Clearstream,  Luxembourg  and Euroclear  will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors  electing  to hold  their  Global  Securities  through  DTC will  follow the  settlement  practices  applicable  to conventional  eurobonds,  except that there will be no temporary  global  security and no  “lock-up”  or  restricted  period.
Investor  securities  custody  accounts  will be  credited  with their  holdings  against  payment in  same-day  funds on the settlement date.

Investors  electing to hold their Global Securities  through  Clearstream,  Luxembourg or Euroclear  accounts will follow the settlement  procedures  applicable to conventional  eurobonds,  except that there will be no temporary global security and no
“lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC  Participants.  Secondary  market trading between DTC  Participants  will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between  Clearstream,  Luxembourg  and/or  Euroclear  Participants.  Secondary  market trading  between  Clearstream,
Luxembourg  Participants or Euroclear  Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream,  Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC  Participant to the account of a Clearstream,  Luxembourg  Participant or a Euroclear  Participant,
the purchaser will send instructions to Clearstream,  Luxembourg or Euroclear through a Clearstream,  Luxembourg  Participant or Euroclear  Participant at least one business day prior to settlement.  Clearstream,  Luxembourg or Euroclear will instruct the  respective  Depositary,  as the case may be, to receive the Global  Securities  against  payment.  Payment  will include interest  accrued on the Global  Securities  from and including the last coupon  payment date to and excluding the settlement date,  on the basis of the  actual  number of days in such  interest  period and a year  assumed to consist of 360 days.  For transactions  settling on the 31st of the month,  payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective  Depositary of the DTC  Participant’s  account against delivery of the Global  Securities.  After settlement has been completed,  the Global  Securities will be credited to their respective clearing  system and by the  clearing  system,  in  accordance  with its usual  procedures,  to the  Clearstream,  Luxembourg
Participant’s  or Euroclear  Participant’s  account.  The securities  credit will appear the next day (European time) and the cash debt will be  back-valued  to, and the interest on the Global  Securities  will accrue from, the value date (which would be the  preceding day when  settlement  occurred in New York).  If  settlement  is not  completed on the intended  value date
(i.e.,  the trade  fails),  the  Clearstream,  Luxembourg  or  Euroclear  cash debt will be valued  instead  as of the actual settlement date.

Clearstream,  Luxembourg  Participants  and Euroclear  Participants  will need to make available to the  respective  clearing systems the funds necessary to process same-day funds  settlement.  The most direct means of doing so is to preposition funds for  settlement,  either from cash on hand or existing  lines of credit,  as they would for any settlement  occurring  within
Clearstream,  Luxembourg or Euroclear.  Under this approach,  they may take on credit exposure to Clearstream,  Luxembourg or
Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative,  if Clearstream,  Luxembourg or Euroclear has extended a line of credit to them,  Clearstream,  Luxembourg
Participants  or Euroclear  Participants  can elect not to preposition  funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure,  Clearstream,  Luxembourg Participants or Euroclear Participants purchasing Global
Securities  would incur overdraft  charges for one day,  assuming they cleared the overdraft when the Global  Securities were credited to their accounts.  However,  interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global  Securities  earned during that one-day period may  substantially  reduce or offset the amount of such overdraft  charges,  although this result will depend on each  Clearstream,  Luxembourg  Participant’s  or
Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours,  DTC  Participants can employ their usual procedures for sending Global Securities to the respective  European Depositary for the benefit of Clearstream,  Luxembourg  Participants or
Euroclear  Participants.  The sale  proceeds  will be available to the DTC seller on the  settlement  date.  Thus, to the DTC
Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream,  Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor,
Clearstream,  Luxembourg  Participants and Euroclear  Participants may employ their customary  procedures for transactions in which Global  Securities are to be transferred by the respective  clearing system,  through the respective  Depositary,  to a
DTC  Participant.  The  seller  will send  instructions  to  Clearstream,  Luxembourg  or  Euroclear  through a  Clearstream,
Luxembourg  Participant or Euroclear  Participant at least one business day prior to settlement.  In these cases Clearstream,
Luxembourg or Euroclear will instruct the respective  Depositary,  as  appropriate,  to deliver the Global  Securities to the
DTC  Participant’s  account  against  payment.  Payment  will  include  interest  accrued on the Global  Securities  from and including  the last coupon  payment to and excluding  the  settlement  date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions  settling on the 31st of the month,  payment will include  interest  accrued to and excluding the first day of the following  month.  The payment will then be reflected in the account of the  Clearstream,  Luxembourg  Participant  or Euroclear  Participant  the following  day, and receipt of the cash proceeds in the Clearstream,  Luxembourg  Participant’s or Euroclear  Participant’s account would be back-valued to the value date  (which  would be the  preceding  day,  when  settlement  occurred  in New  York).  Should the  Clearstream,  Luxembourg
Participant or Euroclear  Participant  have a line of credit with its respective  clearing  system and elect to be in debt in anticipation of receipt of the sale proceeds in its account,  the back-valuation  will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails),  receipt of the cash proceeds in the Clearstream,  Luxembourg  Participant’s or Euroclear  Participant’s account would instead be valued as of the actual settlement date.

Finally,  day  traders  that  use  Clearstream,  Luxembourg  or  Euroclear  and  that  purchase  Global  Securities  from DTC
Participants for delivery to Clearstream,  Luxembourg  Participants or Euroclear  Participants  should note that these trades would  automatically  fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a)      borrowing  through  Clearstream,  Luxembourg  or Euroclear  for one day (until the purchase side of the day trade is reflected in their Clearstream,  Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

         (b)      borrowing  the  Global  Securities  in the  U.S.  from a DTC  Participant  no later  than one day  prior to settlement,  which would give the Global Securities  sufficient time to be reflected in their  Clearstream,
                  Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c)      staggering  the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC  Participant  is at least  one day prior to the  value  date for the sale to the  Clearstream,
                  Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial  owner that is not a United  States  person within the meaning of Section  7701(a)(30)  of the Internal  Revenue
Code of 1986 holding a book-entry  certificate through  Clearstream,  Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial  owner provides  certain  documentation  to the trustee or to the U.S. entity required to withhold tax
(the “U.S.  withholding agent”)  establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

                  I.       the trust administrator or the U.S. withholding agent receives a statement-

                           (a)      from the  beneficial  owner  on  Internal  Revenue  Service  (IRS)  From  W-8BEN  (or any
                           successor form) that-

                                    (i)     is signed by the beneficial owner under penalties of perjury,

                                    (ii)    certifies that such beneficial owner is not a United States person, and

                                    (iii)   provides the name and address of the beneficial owner, or

                           (b)      from a securities  clearing  organization,  a bank or other  financial  institution  that holds customers’ securities in the ordinary course of its trade or business that-

                                    (i)     is signed  under  penalties  of perjury by an  authorized  representative  of the financial institution,

                                    (ii)    states that the  financial  institution  has  received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another  financial  institution acting on behalf of the  beneficial  owner has received  such IRS Form W-8BEN (or any successor form),

                                    (iii)   provides the name and address of the beneficial owner, and

                                    (iv)    attaches the IRS Form W-8BEN (or any successor  form)  provided by the beneficial owner;

                  II.      the  beneficial  owner  claims an  exemption  or reduced  rate  based on a treaty  and  provides a properly  executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S.  withholding agent;

                  III.     the beneficial  owner claims an exemption  stating that the income is  effectively  connected to a
                           U.S.  trade or business and provides a properly  executed IRS Form W-8ECI (or any successor  form)
                           to the trustee or the U.S. withholding agent; or

                  IV.      the owner is a  nonwithholding  partnership  and provides a properly  executed IRS Form W-8IMY (or any successor form) with all necessary  attachments to the trustee or the U.S.  withholding agent.
                           Certain pass-through  entities that have entered into agreements with the Internal Revenue Service
                           (for example qualified intermediaries) may be subject to different documentation requirements;  it is recommended that such owner consult with their tax advisors when purchasing the certificates.

A beneficial  owner holding  book-entry  certificates  through  Clearstream  or Euroclear  provides the forms and  statements referred to above by submitting them to the person through which he holds an interest in the book-entry  certificates,  which is the  clearing  agency,  in the case of  persons  holding  directly  on the books of the  clearing  agency.  Under  certain circumstances  a Form W-8BEN,  if furnished with a taxpayer  identification  number,  (TIN),  will remain in effect until the status of the beneficial owner changes,  or a change in circumstances  makes any information on the form incorrect,  provided at least one payment is reported  annually to the beneficial  owner on IRS Form 1042-S. A Form W-8BEN,  if furnished  without a TIN,  and a Form W-8ECI  will remain in effect for a period  starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition,  all beneficial owners holding book-entry  certificates through Clearstream,  Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

         I.       provides a properly  executed IRS Form W-8BEN or Form W-8ECI (or any successor forms) if that person is not a United States person;

         II.      provides  a properly  executed  IRS Form W-9 (or any  substitute  form) if that  person is a United  States person; or

         III.     is a corporation,  within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup  withholding  that may be relevant to investors  that are not United States persons within the meaning of Section  7701(a)(30) of the Internal  Revenue Code.  Such
investors  are advised to consult  their own tax advisors for specific tax advice  concerning  their holding and disposing of the book-entry  certificates.  For example,  additional rules may apply in the case of beneficial owners holding Certificates through a partnership or grantor trust.

The term United  States  person  means (1) a  citizen or resident of the United  States,  (2) an  entity,  for United  States federal  income tax purposes,  that is a corporation  or  partnership  organized in or under the laws of the United States or any state thereof or the District of Columbia  (other than a partnership  that is not treated as a United States person under any applicable Treasury  regulations),  (3) an estate the income of which is includable in gross income for United States tax purposes,  regardless of its source,  (4) a trust if a court within the United States is able to exercise primary supervision over the  administration  of the trust and one or more United  States  persons  have  authority  to control  all  substantial decisions of the trust,  and (5) to the extent provided in  regulations,  certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.